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Oppenheimer Quest Opportunity Value Fund
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6803 South Tucson Way, Englewood, Colorado 80112
1.800.525.7048

Statement of Additional Information dated February 28, 2002

         This  Statement  of  Additional   Information  is  not  a  Prospectus.   This  document  contains  additional
information  about the Fund and supplements  information in the Prospectus  dated February 28, 2002. It should be read together  with the  Prospectus,  which may be  obtained  by  writing to the Fund's  Transfer  Agent,  OppenheimerFunds
Services,  at P.O. Box 5270,  Denver,  Colorado 80217, or by calling the Transfer Agent at the toll-free  number shown above, or by downloading it from the OppenheimerFunds Internet web site at www.oppenheimerfunds.com.

Contents
                                                                                                          Page
About the Fund
Additional Information About the Fund's Investment Policies and Risks...................................
     The Fund's Investment Policies.....................................................................
     Other Investment Techniques and Strategies.........................................................
     Investment Restrictions............................................................................
How the Fund is Managed ................................................................................
     Organization and History...........................................................................
     Trustees and Officers of the Fund..................................................................
     The Manager........................................................................................
Brokerage Policies of the Fund..........................................................................
Distribution and Service Plans..........................................................................
Performance of the Fund.................................................................................

About Your Account
How To Buy Shares.......................................................................................
How To Sell Shares......................................................................................
How To Exchange Shares..................................................................................
Dividends, Capital Gains and Taxes......................................................................
Additional Information About the Fund...................................................................

Financial Information About the Fund
Independent Auditor's Report............................................................................
Financial Statements....................................................................................

ABOUT  THE  FUND
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Additional Information About the Fund's Investment Policies and Risks

         The investment  objective,  the principal investment policies and the main risks of the Fund are described in the Prospectus.  This Statement of Additional  Information contains supplemental  information about those policies and risks and the types of securities  that the Fund's  investment  Manager,  OppenheimerFunds,  Inc.,  can select for the fund.  Additional  information  is also  provided  about the  strategies  that the Fund may use to try to achieve  its objective.

The Fund's  Investment  Policies.  The composition of the Fund's  portfolio and the techniques and strategies that the
Fund's Sub-Advisor,  OpCap Advisors,  may use in selecting  portfolio  securities will vary over time. The Fund is not required to use all of the investment  techniques and strategies  described below at all times in seeking its goal. It may use some of the special investment techniques and strategies at some times or not at all.

         In  selecting  securities  for the Fund's  portfolio,  the  Sub-Advisor  evaluates  the merits of  particular securities  primarily  through the exercise of its own investment  analysis.  In the case of corporate  issuers,  that process may  include,  among other  things,  evaluation  of the  issuer's  historical  operations,  prospects  for the industry  of which the issuer is part,  the  issuer's  financial  condition,  its  pending  product  developments  and business (and those of competitors),  the effect of general market and economic  conditions on the issuer's  business, and legislative  proposals that might affect the issuer. In the case of foreign  securities,  the Sub-Advisor may also consider  the  conditions  of a  particular  country's  economy  in  relation  to the U.S.  economy  or other  foreign economies,  general  political  conditions in a country or region,  the effect of taxes, the efficiencies and costs of particular markets and other factors when evaluating the securities of issuers in a particular country.

         |X|  Investments  in Equity  Securities.  The Fund does not limit its  investments  in equity  securities  to issuers having a market  capitalization  of a specified size or range, and therefore the Fund can invest in securities of small-,  mid- and  large-capitalization  issuers.  At times,  the Fund may increase  the  relative  emphasis of its equity  investments  in securities of one or more  capitalization  ranges,  based upon the  Sub-Advisor's  judgment of where the best  market  opportunities  are to seek the Fund's  objective.  At times,  the market may favor or disfavor securities of issuers of a particular  capitalization  range,  and securities of  small-capitalization  issuers may be subject to greater  price  volatility  in general than  securities  of larger  companies.  Therefore,  if the Fund has substantial  investments in  smaller-capitalization  companies at times of market  volatility,  the Fund's share price could fluctuate more than that of funds focusing on larger-capitalization issuers.

              |_| Value Investing.  In selecting equity  investments for the Fund's  portfolio,  the portfolio manager currently  uses a value  investing  style.  In using a value  approach,  the  portfolio  manager seeks stock and other equity  securities that appear to be temporarily  undervalued,  by various measures,  such as  price/earnings  ratios.
This approach is subject to change and may not  necessarily be used in all cases.  Value investing seeks stocks having prices  that are low in  relation  to their real  worth or future  prospects,  in the hope that the Fund will  realize appreciation in the value of its holdings when other investors realize the intrinsic value of the stock.

         Using value investing  requires  research as to the issuer's  underlying  financial  condition and prospects.
While there are a variety of measures  that can be used to identify  these  securities,  the  portfolio  manager looks primarily  at the issuer's  price/earnings  ratio,  which is the stock's  price  divided by its earnings per share.  A stock  having a  price/earnings  ratio lower than its  historical  range,  or the market as a whole or that of similar companies may offer attractive investment opportunities.

              |_| Preferred  Stocks.  Preferred  stock,  unlike common stock,  has a stated dividend rate payable from the  corporation's  earnings.  Preferred  stock  dividends  may be  cumulative or  non-cumulative,  participating,  or auction rate.  "Cumulative"  dividend  provisions require all or a portion of prior unpaid dividends to be paid before dividends can be paid to the issuer's common stock.

         If interest rates rise, the fixed dividend on preferred stocks may be less  attractive,  causing the price of preferred  stocks to decline.  Preferred  stock may have  mandatory  sinking fund  provisions,  as well as  provisions allowing calls or redemptions  prior to maturity,  which can also have a negative impact on prices when interest rates decline.  Preferred stock generally has a preference over common stock on the  distribution of a corporation's  assets in the event of liquidation of the  corporation.  The rights of preferred  stock on  distribution  of a  corporation's assets in the event of a liquidation are generally  subordinate to the rights  associated  with a  corporation's  debt securities.  Preferred  stock  may be  "participating"  stock,  which  means  that it may be  entitled  to a  dividend exceeding the stated dividend in certain cases.

              |_|  Rights  and  Warrants.  The Fund can invest up to 5% of its total  assets in  warrants  but no more than 2% of its total  assets may be  invested in  warrants  that are not listed on The New York Stock  Exchange or The
American Stock Exchange.  Those percentage  limitations are fundamental  policies.  Warrants  basically are options to purchase equity  securities at specific  prices valid for a specific  period of time.  Their prices do not necessarily move parallel to the prices of the underlying  securities.  Rights are similar to warrants,  but normally have a short duration and are distributed  directly by the issuer to its  shareholders.  Rights and warrants have no voting rights, receive no dividends and have no rights with respect to the assets of the issuer.

              |_| Convertible  Securities.  Convertible  securities are debt  securities that are convertible  into an issuer's common stock.  Convertible  securities rank senior to common stock in a corporation's  capital  structure and therefore are subject to less risk than common stock in case of the issuer's bankruptcy or liquidation.

         The value of a convertible  security is a function of its "investment  value" and its "conversion  value." If the  investment  value  exceeds the  conversion  value,  the security will behave more like a debt  security,  and the security's  price will likely  increase  when  interest  rates fall and  decrease  when  interest  rates rise.  If the conversion value exceeds the investment  value, the security will behave more like an equity security:  it will likely sell at a premium  over its  conversion  value,  and its price will tend to fluctuate  directly  with the price of the underlying security.

         While some  convertible  securities  are a form of debt  security in many  cases,  their  conversion  feature
(allowing  conversion  into  equity  securities)  causes  them to be  regarded  by the  Sub-Advisor  more  as  "equity equivalents."  As a result,  the rating  assigned  to the  security  has less impact on the  Sub-Advisor's  investment decision with respect to convertible  securities  than in the case of  non-convertible  debt fixed income  securities.
To determine whether convertible  securities should be regarded as "equity  equivalents," the Sub-Advisor may consider the following factors:
(1)      whether,  at the option of the  investor,  the  convertible  security can be exchanged  for a fixed number of shares of common stock of the issuer,
(2)      whether the issuer of the  convertible  securities  has  restated its earnings per share of common stock on a fully diluted basis (considering the effect of conversion of the convertible securities), and
(3)      the extent to which the convertible  security may be a defensive "equity  substitute,"  providing the ability to participate in any appreciation in the price of the issuer's common stock.

         |X|  Investments  in Debt  Securities.  The Fund can  invest  in a  variety  of  domestic  and  foreign  debt securities,  including  mortgage-backed  securities,  investment-grade  corporate debt securities and U.S.  Government securities.  It might do so to seek its  objective  if and at times  when the  portfolio  manager  believes  that debt securities are preferable to equity  investments.  The Fund can invest in those debt securities and other high-quality short-term debt securities  including money market instruments for liquidity or defensive  purposes.  Because the Fund currently  emphasizes  investments  in equity  securities,  such as stocks,  it is not  anticipated  that under normal market  conditions  more than 50% of the Fund's assets will be invested in debt  securities.  Foreign debt  securities are subject to the risks of foreign  investing  described below. In general,  domestic and foreign debt securities are also subject to two additional types of risks: credit risk and interest rate risk.

              |_| Credit  Risk.  Credit  risk  relates to the  ability of the  issuer to meet  interest  or  principal payment  obligations as they become due. In making  investments in debt  securities,  the Sub-Advisor may rely to some extent  on  the  ratings  of  ratings  organizations  or it  may  use  its  own  research  to  evaluate  a  security's creditworthiness.  Investment-grade  bonds are bonds rated at least "Baa" by Moody's Investors Service, Inc., at least
"BBB" by  Standard & Poor's  Rating  Service or Fitch  Inc.,  or that have  comparable  ratings by another  nationally recognized  rating  organization.  If  securities  the Fund buys are  unrated,  to be  considered  part of the  Fund's holdings of investment-grade  securities,  they must be judged by the Sub-Advisor to be of comparable quality to bonds rated as investment grade by a rating  organization.  The debt security ratings  definitions of the principal  ratings organizations are included in Appendix A of this Statement of Additional Information.

              |_|  Interest  Rate Risk.  Interest  rate risk refers to the  fluctuations  in value of debt  securities resulting from the inverse  relationship  between price and yield. For example,  an increase in general interest rates will tend to reduce the market value of  already-issued  fixed-income  investments,  and a decline in general interest rates will tend to increase their value.  In addition,  debt  securities  with longer  maturities,  which tend to have higher  yields,  are  subject to  potentially  greater  fluctuations  in value from  changes  in  interest  rates than obligations with shorter maturities.

         Fluctuations  in the market  value of  fixed-income  securities  after the Fund buys them will not affect the interest income payable on those  securities  (unless the security pays interest at a variable rate pegged to interest rate  changes).  However,  those price  fluctuations  will be  reflected  in the  valuations  of the  securities,  and therefore the Fund's net asset values will be affected by those fluctuations.

              |_|  Mortgage-Related  Securities.  Mortgage-related  securities  are a form  of  derivative  investment collateralized  by pools of commercial or residential  mortgages.  Pools of mortgage loans are assembled as securities for  sale  to  investors  by  government  agencies  or  entities  or by  private  issuers.  These  securities  include collateralized  mortgage  obligations  ("CMOs"),  mortgage  pass-through  securities,  stripped mortgage  pass-through securities,  interests  in  real  estate  mortgage  investment  conduits  ("REMICs")  and  other  real  estate-related securities.

         Mortgage-related  securities  that are issued or  guaranteed  by  agencies or  instrumentalities  of the U.S.
Government  have  relatively  little  credit risk  (depending on the nature of the issuer) but are subject to interest rate risks and prepayment risks, as described in the Prospectus.

         As with other debt securities,  the prices of  mortgage-related  securities tend to move inversely to changes in interest  rates.  The Fund can buy  mortgage-related  securities  that have interest  rates that move  inversely to changes in general interest rates,  based on a multiple of a specific index.  Although the value of a mortgage-related security may decline when interest rates rise, the converse is not always the case.

         In  periods  of  declining  interest  rates,   mortgages  are  more  likely  to  be  prepaid.   Therefore,  a
mortgage-related  security's  maturity  can be shortened  by  unscheduled  prepayments  on the  underlying  mortgages.
Therefore,  it is not possible to predict  accurately the  security's  yield.  The principal that is returned  earlier than  expected  may have to be  reinvested  in other  investments  having a lower  yield  than the  prepaid  security.
Therefore,  these  securities may be less effective as a means of "locking in" attractive  long-term  interest  rates, and they may have less  potential for  appreciation  during periods of declining  interest  rates,  than  conventional bonds with comparable stated maturities.

         Prepayment risks can lead to substantial  fluctuations in the value of a mortgage-related  security. In turn, this can affect the value of the Fund's shares. If a  mortgage-related  security has been purchased at a premium,  all or part of the premium the Fund paid may be lost if there is a decline in the market  value of the  security,  whether that  results  from  interest  rate  changes or  prepayments  on the  underlying  mortgages.  In the case of  stripped mortgage-related  securities, if they experience greater rates of prepayment than were anticipated,  the Fund may fail to recoup its initial investment on the security.

         If interest  rates rise  rapidly,  prepayments  may occur at a slower  rate than  expected  and the  expected maturity of long-term  or  medium-term  securities  could  lengthen as a result.  That would cause their value and the prices of the Fund's share to fluctuate more widely in response to changes in interest rates.

         As with other debt securities,  the values of  mortgage-related  securities may be affected by changes in the market's  perception of the  creditworthiness  of the entity issuing the securities or guaranteeing them. Their values may also be affected by changes in government regulations and tax policies.

              |_|  Collateralized  Mortgage  Obligations.  CMOs are  multi-class  bonds  that are  backed  by pools of mortgage loans or mortgage pass-through certificates. They may be collateralized by:
(1)      pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, or Freddie Mac,
(2)      unsecuritized  mortgage loans insured by the Federal Housing  Administration  or guaranteed by the Department of Veterans' Affairs,
(3)      unsecuritized conventional mortgages,
(4)      other mortgage-related securities, or
(5)      any combination of these.

         Each  class of CMO,  referred  to as a  "tranche,"  is  issued  at a  specific  coupon  rate and has a stated
maturity or final  distribution  date.  Principal  prepayments  on the  underlying  mortgages  may cause the CMO to be retired  much  earlier  than the stated  maturity  or final  distribution  date.  The  principal  and  interest on the underlying  mortgages may be allocated  among the several  classes of a series of a CMO in different ways. One or more tranches may have coupon  rates that reset  periodically  at a specified  increase  over an index.  These are floating rate CMOs,  and typically have a cap on the coupon rate.  Inverse  floating rate CMOs have a coupon rate that moves in the reverse  direction to an applicable  index.  The coupon rate on these CMOs will increase as general interest rates decrease. These are usually much more volatile than fixed rate CMOs or floating rate CMOs.

         |X| U.S.  Government  Securities.  These are  securities  issued or guaranteed by the U.S.  Treasury or other
U.S. Government agencies or federally-chartered  entities referred to as "instrumentalities."  The obligations of U.S.
Government  agencies or  instrumentalities  in which the Fund can invest may or may not be  guaranteed or supported by the "full faith and credit" of the United  States.  "Full faith and credit" means  generally  that the taxing power of the U.S.  Government is pledged to the payment of interest and repayment of principal on a security.  If a security is not backed by the full faith and credit of the United States,  the owner of the security must look  principally to the agency issuing the  obligation for repayment.  The owner might not be able to assert a claim against the United States if the issuing  agency or  instrumentality  does not meet its  commitment.  The Fund will invest in securities of U.S.
Government  agencies and  instrumentalities  only if the Sub-Advisor is satisfied that the credit risk with respect to the agency or instrumentality is minimal.

              |_| U.S.  Treasury  Obligations.  These  include  Treasury  bills (which have  maturities of one year or less when issued),  Treasury  notes (which have  maturities of from one to ten years when issued),  and Treasury bonds
(which have  maturities  of more than ten years when  issued).  Treasury  securities  are backed by the full faith and credit of the United States as to timely  payments of interest and  repayments of principal.  They also can include U.
S. Treasury  securities that have been  "stripped" by a Federal Reserve Bank,  zero-coupon  U.S.  Treasury  securities described below, and Treasury Inflation-Protection Securities ("TIPS").

              |_| Treasury  Inflation-Protection  Securities. The Fund can buy these U.S. Treasury securities,  called
"TIPS," that are designed to provide an investment  vehicle that is not  vulnerable  to  inflation.  The interest rate paid by TIPS is fixed.  The principal value rises or falls  semi-annually  based on changes in the published  Consumer
Price Index. If inflation  occurs,  the principal and interest payments on TIPS are adjusted to protect investors from inflationary loss. If deflation occurs,  the principal and interest payments will be adjusted  downward,  although the principal will not fall below its face amount at maturity.

              |_| Obligations Issued or Guaranteed by U.S.  Government  Agencies or  Instrumentalities.  These include direct obligations and  mortgage-related  securities that have different levels of credit support from the government.
Some are  supported  by the full  faith and  credit  of the U.S.  Government,  such as  Government  National  Mortgage
Association  pass-through  mortgage certificates (called "Ginnie Maes"). Some are supported by the right of the issuer to borrow from the U.S.  Treasury under certain  circumstances,  such as Federal National  Mortgage  Association bonds
("Fannie  Maes").  Others are supported  only by the credit of the entity that issued them,  such as Federal Home Loan
Mortgage Corporation obligations ("Freddie Macs").

              |_| U.S. Government  Mortgage-Related  Securities.  The Fund can invest in a variety of mortgage-related securities that are issued by U.S. Government agencies or instrumentalities, some of which are described below.

              |_|  GNMA  Certificates.  The  Government  National  Mortgage  Association  ("GNMA")  is a  wholly-owned corporate  instrumentality of the United States within the U.S.  Department of Housing and Urban  Development.  GNMA's
principal  programs involve its guarantees of  privately-issued  securities backed by pools of mortgages.  Ginnie Maes are debt  securities  representing  an interest in one or a pool of mortgages that are insured by the Federal  Housing
Administration or the Farmers Home Administration or guaranteed by the Veterans Administration.

         The Ginnie Maes in which the Fund can invest are of the "fully  modified  pass-through"  type.  They  provide that the registered  holders of the  Certificates  will receive  timely monthly  payments of the pro-rata share of the scheduled  principal  payments  on the  underlying  mortgages,  whether  or not those  amounts  are  collected  by the issuers.  Amounts paid include,  on a pro-rata basis,  any prepayment of principal of such mortgages and interest (net of servicing  and other  charges) on the  aggregate  unpaid  principal  balance of the Ginnie Mae,  whether or not the interest on the underlying mortgages has been collected by the issuers.

         The Ginnie Maes  purchased  by the Fund are  guaranteed  as to timely  payment of  principal  and interest by
GNMA. In giving that  guaranty,  GNMA expects that  payments  received by the issuers of Ginnie Maes on account of the mortgages  backing the Ginnie Maes will be  sufficient  to make the required  payments of principal of and interest on those Ginnie Maes.  However,  if those payments are insufficient,  the guaranty  agreements between the issuers of the
Certificates  and GNMA require the issuers to make advances  sufficient for the payments.  If the issuers fail to make those payments, GNMA will do so.

         Under  Federal law,  the full faith and credit of the United  States is pledged to the payment of all amounts that may be  required  to be paid  under any  guaranty  issued by GNMA as to such  mortgage  pools.  An  opinion of an
Assistant  Attorney General of the United States,  dated  December 9,  1969,  states that such guaranties  "constitute general  obligations  of the United  States backed by its full faith and credit." GNMA is empowered to borrow from the
United States  Treasury to the extent  necessary to make any payments of principal and interest  required  under those guaranties.

         Ginnie Maes are backed by the aggregate  indebtedness  secured by the  underlying  FHA-insured,  FMHA-insured or  VA-guaranteed  mortgages.  Except to the extent of payments  received by the issuers on account of such mortgages,
Ginnie Maes do not  constitute a liability of those issuer,  nor do they evidence any recourse  against those issuers.
Recourse is solely  against  GNMA.  Holders of Ginnie Maes (such as the Fund) have no security  interest in or lien on the underlying mortgages.

         Monthly  payments of principal  will be made,  and  additional  prepayments  of principal may be made, to the
Fund with respect to the  mortgages  underlying  the Ginnie Maes held by the Fund.  All of the  mortgages in the pools relating to the Ginnie Maes in the Fund are subject to  prepayment  without  any  significant  premium or penalty,  at the option of the mortgagors.  While the mortgages on 1-to-4-family  dwellings  underlying  certain Ginnie Maes have a stated  maturity of up to 30 years,  it has been the  experience  of the  mortgage  industry  that the average life of comparable mortgages, as a result of prepayments, refinancing and payments from foreclosures, is considerably less.

              |_| Federal Home Loan Mortgage  Corporation  Certificates.  FHLMC,  a corporate  instrumentality  of the
United  States,  issues  FHLMC  Certificates  representing  interests  in mortgage  loans.  FHLMC  guarantees  to each registered holder of a FHLMC Certificate  timely payment of the amounts  representing a holder's  proportionate  share in:
(i)      interest payments less servicing and guarantee fees,
(ii)     principal prepayments and
(iii)    the ultimate  collection of amounts  representing the holder's  proportionate  interest in principal payments on the mortgage loans in the pool  represented by the FHLMC  Certificate,  in each case whether or not such amounts are actually received.

         The  obligations  of FHLMC under its  guarantees  are  obligations  solely of FHLMC and are not backed by the full faith and credit of the United States.

              |_|   Federal   National   Mortgage    Association   (Fannie   Mae)   Certificates.    Fannie   Mae,   a
federally-chartered  and  privately-owned  corporation,  issues Fannie Mae Certificates  which are backed by a pool of mortgage  loans.  Fannie Mae guarantees to each  registered  holder of a Fannie Mae  Certificate  that the holder will receive amounts  representing the holder's  proportionate  interest in scheduled principal and interest payments,  and any principal  prepayments,  on the mortgage  loans in the pool  represented by such  Certificate,  less servicing and guarantee  fees,  and the holder's  proportionate  interest in the full  principal  amount of any  foreclosed or other liquidated  mortgage  loan. In each case the  guarantee  applies  whether or not those amounts are actually  received.
The  obligations  of Fannie Mae under its guarantees  are  obligations  solely of Fannie Mae and are not backed by the full faith and credit of the United States or any of its agencies or instrumentalities other than Fannie Mae.

         |X| Money Market  Instruments.  The following is a brief  description of the types of money market securities the Fund can invest in. Those money market  securities are  high-quality,  short-term debt instruments that are issued by the U.S.  Government,  corporations,  banks or other entities.  They may have fixed,  variable or floating interest rates.

              |_|  U.S.  Government   Securities.   These  include  obligations  issued  or  guaranteed  by  the  U.S.
Government or any of its agencies or instrumentalities.
              |_|  Bank  Obligations.  The  Fund  can  buy  time  deposits,   certificates  of  deposit  and  bankers'
acceptances.  Time deposits,  other than overnight deposits,  may be subject to withdrawal penalties,  and if so, they are deemed to be "illiquid" investments.

         The Fund can purchase bank obligations that are fully insured by the Federal Deposit  Insurance  Corporation.
The FDIC  insures the  deposits of member  banks up to $100,000  per  account.  Insured  bank  obligations  may have a limited market and a particular  investment of this type may be deemed  "illiquid" unless the Board of Trustees of the
Fund determines that a  readily-available  market exists for that particular  obligation,  or unless the obligation is payable at principal amount plus accrued interest on demand or within seven days after demand.

              |_|  Commercial  Paper.  The Fund can  invest  in  commercial  paper if it is rated  within  the top two rating  categories  of Standard & Poor's and  Moody's.  If the paper is not rated,  it may be purchased if issued by a company having a credit rating of at least "AA" by Standard & Poor's or "Aa" by Moody's.

         The Fund can buy commercial paper, including U.S.  dollar-denominated  securities of foreign branches of U.S.
banks,  issued by other  entities if the  commercial  paper is  guaranteed  as to  principal  and  interest by a bank, government or corporation whose certificates of deposit or commercial paper may otherwise be purchased by the Fund.

              |_| Variable  Amount  Master Demand Notes.  Master  demand notes are corporate  obligations  that permit the investment of fluctuating amounts by the Fund at varying rates of interest under direct  arrangements  between the
Fund,  as lender,  and the  borrower.  They permit daily  changes in the amounts  borrowed.  The Fund has the right to increase the amount under the note at any time up to the full amount  provided by the note  agreement,  or to decrease the amount.  The  borrower may prepay up to the full amount of the note  without  penalty.  These notes may or may not be backed by bank letters of credit.

         Because  these notes are direct  lending  arrangements  between the lender and  borrower,  it is not expected that there  will be a trading  market for them.  There is no  secondary  market  for these  notes,  although  they are redeemable (and thus are immediately  repayable by the borrower) at principal amount,  plus accrued  interest,  at any time.  Accordingly,  the Fund's  right to redeem  such notes is  dependent  upon the  ability of the  borrower  to pay principal and interest on demand.

         The Fund has no  limitations  on the type of issuer  from whom these  notes will be  purchased.  However,  in connection  with such purchases and on an ongoing basis,  the Sub-Advisor  will consider the earning power,  cash flow and other  liquidity  ratios of the  issuer,  and its ability to pay  principal  and  interest on demand,  including a situation  in which all holders of such notes made  demand  simultaneously.  Investments  in master  demand  notes are subject to the limitation on investments by the Fund in illiquid  securities,  described in the  Prospectus.  The Fund does not intend that its investments in variable amount master demand notes will exceed 5% of its total assets.

         |X| Foreign  Securities.  The Fund can purchase  equity and debt  securities  issued by foreign  companies or foreign  governments  or their  agencies.  "Foreign  securities"  include  equity  and debt  securities  of  companies organized  under the laws of countries  other than the United States and debt  securities of foreign  governments  and their  agencies  and  instrumentalities.  Those  securities  may be traded on foreign  securities  exchanges or in the foreign over-the-counter markets.

         Securities of foreign  issuers that are represented by American  Depository  Receipts or that are listed on a
U.S. securities exchange or traded in the U.S.  over-the-counter  markets are considered "foreign  securities" for the purpose of the Fund's investment  allocations.  That is because they are subject to many of the special considerations and risks, discussed below, that apply to foreign securities traded and held abroad.

         Because  the Fund can  purchase  securities  denominated  in foreign  currencies,  a change in the value of a foreign  currency  against the U.S. dollar could result in a change in the amount of income the Fund has available for distribution.  Because a portion of the Fund's  investment  income may be  received  in foreign  currencies,  the Fund will be required to compute its income in U.S. dollars for  distribution to shareholders,  and therefore the Fund will absorb the cost of currency  fluctuations.  After the Fund has distributed income,  subsequent foreign currency losses may result in the Fund's  having  distributed  more  income in a  particular  fiscal  period than was  available  from investment income, which could result in a return of capital to shareholders.

         Investing in foreign  securities offers potential  benefits not available from investing solely in securities of  domestic  issuers.  They  include  the  opportunity  to invest in  foreign  issuers  that  appear to offer  growth potential,  or in foreign  countries with economic policies or business cycles different from those of the U.S., or to reduce  fluctuations  in portfolio  value by taking  advantage of foreign  stock  markets that do not move in a manner parallel  to U.S.  markets.  The Fund will hold  foreign  currency  only in  connection  with the  purchase or sale of foreign securities.

              |_| Foreign  Debt  Obligations.  The debt  obligations  of foreign  governments  and their  agencies and instrumentalities  may or may not be  supported by the full faith and credit of the foreign  government.  The Fund can buy  securities  issued by certain  "supra-national"  entities,  which  include  entities  designated  or supported by governments to promote  economic  reconstruction  or  development,  international  banking  organizations  and related government  agencies.  Examples are the International  Bank for  Reconstruction  and Development  (commonly called the
"World Bank"), the Asian Development bank and the Inter-American Development Bank.

         The governmental  members of these  supra-national  entities are  "stockholders"  that typically make capital contributions  and may be  committed to make  additional  capital  contributions  if the entity is unable to repay its borrowings.  A  supra-national  entity's  lending  activities  may be limited to a  percentage  of its total  capital, reserves and net income.  There can be no assurance that the constituent  foreign governments will continue to be able or willing to honor their capitalization commitments for those entities.

              |_| Risks of Foreign  Investing.  Investments  in foreign  securities  may offer  special  opportunities for investing but also present special additional risks and  considerations not typically  associated with investments in domestic securities. Some of these additional risks are:
o        reduction of income by foreign taxes;
o        fluctuation  in  value  of  foreign  investments  due to  changes  in  currency  rates  or  currency  control regulations (for example, currency blockage);
o        transaction charges for currency exchange;
o        lack of public information about foreign issuers;
o        lack of uniform accounting,  auditing and financial  reporting  standards in foreign countries  comparable to those applicable to domestic issuers;
o        less volume on foreign exchanges than on U.S. exchanges;
o        greater volatility and less liquidity on foreign markets than in the U.S.;
o        less governmental regulation of foreign issuers, stock exchanges and brokers than in the U.S.;
o        greater difficulties in commencing lawsuits;
o        higher brokerage commission rates than in the U.S.;
o        increased  risks of delays in  settlement of portfolio  transactions  or loss of  certificates  for portfolio securities;
o        possibilities  in some countries of  expropriation,  confiscatory  taxation,  political,  financial or social instability or adverse diplomatic developments; and
o        unfavorable differences between the U.S. economy and foreign economies.

         In the past,  U.S.  Government  policies  have  discouraged  certain  investments  abroad by U.S.  investors, through taxation or other restrictions, and it is possible that such restrictions could be re-imposed.

              |_| Special Risks of Emerging  Markets.  Emerging and  developing  markets abroad may also offer special opportunities  for growth  investing  but have greater risks than more  developed  foreign  markets,  such as those in
Europe,  Canada,  Australia,  New Zealand and Japan. There may be even less liquidity in their securities markets, and settlements  of purchases and sales of securities  may be subject to  additional  delays.  They are subject to greater risks of limitations  on the  repatriation  of income and profits  because of currency  restrictions  imposed by local governments.  Those  countries may also be subject to the risk of greater  political and economic  instability,  which can greatly  affect the volatility of prices of securities in those  countries.  The  Sub-Advisor  will consider these factors when  evaluating  securities in these markets,  because the selection of those  securities  must be consistent with the Fund's goal of growth of capital.

         |X|  Portfolio  Turnover.  "Portfolio  turnover"  describes  the rate at which the Fund traded its  portfolio securities  during its last fiscal  year.  For  example,  if a fund sold all of its  securities  during the year,  its portfolio  turnover rate would have been 100% annually.  The Fund's  portfolio  turnover rate will fluctuate from year to year, but the Fund expects to have a portfolio turnover rate less than 100% or more annually.

         Increased  portfolio  turnover creates higher brokerage and transaction  costs for the Fund, which may reduce its overall performance.  Additionally,  the realization of capital gains from selling portfolio securities may result in distributions of taxable  long-term capital gains to shareholders,  since the Fund will normally  distribute all of its capital gains realized each year, to avoid excise taxes under the Internal Revenue Code.

Other  Investment  Techniques and Strategies.  In seeking its objective,  the Fund may from time to time use the types of investment  strategies and investments  described  below. It is not required to use all of these  strategies at all times, and at times may not use them.

              |_| Investing in Small,  Unseasoned  Companies.  The Fund can invest in securities of small,  unseasoned companies.  These are  companies  that have been in operation for less than three years,  including the  operations of any  predecessors.  Securities  of these  companies  may be subject to  volatility  in their  prices.  They may have a limited  trading  market,  which may adversely  affect the Fund's  ability to dispose of them and can reduce the price the Fund might be able to obtain for them.  Other investors that own a security issued by a small,  unseasoned  issuer for which there is limited  liquidity  might trade the security when the Fund is attempting to dispose of its holdings of that  security.  In that case the Fund  might  receive a lower  price for its  holdings  than  might  otherwise  be obtained.

              |_|  "When-Issued"  and  "Delayed-Delivery"  Transactions.  The  Fund  can  invest  in  securities  on a
"when-issued"  basis and can  purchase or sell  securities  on a  "delayed-delivery"  or "forward  commitment"  basis.
When-issued and  delayed-delivery  are terms that refer to securities  whose terms and indenture are available and for which a market exists, but which are not available for immediate delivery.

         When such  transactions are negotiated,  the price (which is generally  expressed in yield terms) is fixed at the time the  commitment  is made.  Delivery  and payment  for the  securities  take place at a later date  (generally within 45 days of the date the offer is  accepted).  The  securities  are  subject  to  change  in value  from  market fluctuations  during the period  until  settlement.  The value at delivery may be less than the  purchase  price.  For example,  changes in interest rates in a direction other than that expected by the Sub-Advisor  before settlement will affect  the  value of such  securities  and may cause a loss to the Fund.  During  the  period  between  purchase  and settlement,  no payment is made by the Fund to the issuer  and no  interest  accrues to the Fund from the  investment.
No income  begins to accrue to the Fund on a when-issued  security  until the Fund receives the security at settlement of the trade.

         The  Fund  can  engage  in  when-issued  transactions  to  secure  what the  Sub-Advisor  considers  to be an advantageous  price and yield at the time of entering into the obligation.  When the Fund enters into a when-issued or delayed-delivery  transaction,  it relies on the other party to  complete  the  transaction.  Its failure to do so may cause the Fund to lose the  opportunity  to obtain the security at a price and yield the  Sub-Advisor  considers to be advantageous.

         When the Fund  engages  in  when-issued  and  delayed-delivery  transactions,  it does so for the  purpose of acquiring or selling  securities  consistent  with its  investment  objective  and  policies for its  portfolio or for delivery pursuant to options contracts it has entered into, and not for the purpose of investment  leverage.  Although the Fund will enter into delayed-delivery or when-issued purchase  transactions to acquire securities,  it may dispose of a commitment  prior to  settlement.  If the Fund chooses to dispose of the right to acquire a when-issued  security prior to its  acquisition  or to dispose of its right to  delivery  or receive  against a forward  commitment,  it may incur a gain or loss.

         At  the  time  the  Fund  makes  the  commitment  to  purchase  or  sell  a  security  on  a  when-issued  or delayed-delivery  basis, it records the  transaction on its books and reflects the value of the security  purchased in determining  the Fund's net asset value.  In a sale  transaction,  it records the  proceeds to be  received.  The Fund will  identify  on its books  liquid  assets at least equal in value to the value of the Fund's  purchase  commitments until the Fund pays for the investment.  The Fund will not enter into when-issued  commitments if more than 15% of the
Fund's net assets would be committed under these transactions.

         When-issued  and  delayed-delivery  transactions  can be used by the Fund as a defensive  technique  to hedge against  anticipated  changes in interest  rates and prices.  For instance,  in periods of rising  interest  rates and falling  prices,  the Fund might sell  securities in its portfolio on a forward  commitment  basis to attempt to limit its exposure to anticipated  falling prices.  In periods of falling  interest rates and rising prices,  the Fund might sell portfolio  securities and purchase the same or similar securities on a when-issued or  delayed-delivery  basis to obtain the benefit of currently higher cash yields.

         |X| Repurchase Agreements.  The Fund can acquire securities subject to repurchase agreements.  It might do so for liquidity  purposes to meet  anticipated  redemptions  of Fund shares,  or pending the  investment of the proceeds from  sales of Fund  shares,  or pending  the  settlement  of  portfolio  securities  transactions,  or for  temporary defensive purposes.

         In a repurchase  transaction,  the Fund buys a security from, and  simultaneously  resells it to, an approved vendor for delivery on an  agreed-upon  future date.  The resale  price  exceeds the purchase  price by an amount that reflects an agreed-upon  interest rate  effective for the period during which the  repurchase  agreement is in effect.
Approved vendors include U.S.  commercial  banks,  U.S.  branches of foreign banks, or  broker-dealers  that have been designated as primary dealers in government  securities.  They must meet credit  requirements  set by the Manager from time to time.

         The  majority of these  transactions  run from day to day,  and  delivery  pursuant  to the resale  typically occurs  within  one to five days of the  purchase.  Repurchase  agreements  having a  maturity  beyond  seven days are subject  to the  Fund's  limits on  holding  illiquid  investments.  There is no limit on the amount of the Fund's net assets that may be subject to repurchase agreements having maturities of seven days or less.

         Repurchase  agreements,  considered  "loans"  under the  Investment  Company Act, are  collateralized  by the underlying  security.  The Fund's repurchase  agreements  require that at all times while the repurchase  agreement is in  effect,  the value of the  collateral  must  equal or  exceed  the  repurchase  price to fully  collateralize  the repayment  obligation.  However,  if the vendor fails to pay the resale price on the delivery date, the Fund may incur costs in  disposing of the  collateral  and may  experience  losses if there is any delay in its ability to do so. The
Sub-Advisor  will  monitor the vendor's  creditworthiness  to confirm  that the vendor is  financially  sound and will continuously monitor the collateral's value.

         |X|  Illiquid and  Restricted  Securities.  To enable the Fund to sell its holdings of a restricted  security not registered  under the Securities  Act of 1933, the Fund may have to cause those  securities to be registered.  The expenses of  registering  restricted  securities  may be  negotiated  by the Fund with the issuer at the time the Fund buys the  securities.  When the Fund  must  arrange  registration  because  the Fund  wishes to sell the  security,  a considerable  period may elapse  between the time the  decision is made to sell the security and the time the security is registered so that the Fund could sell it. The Fund would bear the risks of any downward price  fluctuation  during that period.

         The  Fund  may  also  acquire  restricted  securities  through  private  placements.  Those  securities  have contractual  restrictions on their public resale.  Those restrictions might limit the Fund's ability to dispose of the securities and might lower the amount the Fund could realize upon the sale.
         The Fund has  limitations  that apply to purchases of  restricted  securities,  as stated in the  Prospectus.
Those  percentage  restrictions  do not  limit  purchases  of  restricted  securities  that are  eligible  for sale to qualified  institutional  purchasers  under Rule 144A of the  Securities  Act of 1933, if those  securities  have been determined to be liquid by the Manager and the Sub-Advisor  under  Board-approved  guidelines.  Those  guidelines take into account the trading  activity for such securities and the  availability of reliable  pricing  information,  among other  factors.  If there is a lack of trading  interest in a particular  Rule 144A security,  the Fund's  holdings of that security may be considered to be illiquid.

         |X|  Loans  of  Portfolio  Securities.  The  Fund  can lend its  portfolio  securities  to  certain  types of eligible  borrowers  approved  by the Board of  Trustees.  It may do so to try to  provide  income or to raise cash or income  for  liquidity  purposes.  These  loans are  limited  to not more than 10% of the  value of the  Fund's  total assets.  There are some risks in connection with securities  lending.  The Fund might  experience a delay in receiving additional  collateral to secure a loan, or a delay in recovery of the loaned securities.  The Fund presently does not intend to engage in loans of securities.

         The Fund must receive  collateral for a loan. Under current  applicable  regulatory  requirements  (which are subject  to  change),  on each  business  day the loan  collateral  must be at least  equal to the value of the loaned securities.  It must consist of cash,  bank letters of credit,  securities  of the U.S.  Government or its agencies or instrumentalities,  or other  cash  equivalents  in  which  the Fund is  permitted  to  invest.  To be  acceptable  as collateral,  letters of credit must obligate a bank to pay amounts  demanded by the Fund if the demand meets the terms of the letter.  The terms of the letter of credit and the issuing bank must both be satisfactory to the Fund.

         When it  lends  securities,  the  Fund  receives  amounts  equal  to the  dividends  or  interest  on  loaned securities.  It also receives one or more of (a) negotiated  loan fees, (b) interest on securities used as collateral, and (c) interest on any short-term debt securities  purchased with such loan  collateral.  Either type of interest may be  shared  with the  borrower.  The Fund may also pay  reasonable  finder's,  custodian  and  administrative  fees in connection  with these loans.  The terms of the Fund's  loans must meet  applicable  tests under the Internal  Revenue
Code and  must  permit  the  Fund to  reacquire  loaned  securities  on five  days'  notice  or in time to vote on any important matter.

Investment Restrictions

         |X| What Are  "Fundamental  Policies"?  Fundamental  policies are those policies that the Fund has adopted to govern  its  investments  that can be  changed  only by the vote of a  "majority"  of the  Fund's  outstanding  voting securities.  Under the Investment  Company Act, a "majority"  vote is defined as the vote of the holders of the lesser of:

              |_| 67% or more of the shares present or represented by proxy at a shareholder  meeting,  if the holders of more than 50% of the outstanding shares are present or represented by proxy, or
              |_| more than 50% of the outstanding shares.

         The Fund's investment  objective is a fundamental policy.  Other policies described in the Prospectus or this
Statement of  Additional  Information  are  "fundamental"  only if they are  identified  as such.  The Fund's Board of
Trustees  can  change  non-fundamental  policies  without  shareholder  approval.  However,   significant  changes  to
investment  policies will be described in  supplements  or updates to the  Prospectus or this  Statement of Additional
Information, as appropriate. The Fund's most significant investment policies are described in the Prospectus.

         |X|  Does  the  Fund  Have  Additional  Fundamental  Policies?  The  following  investment  restrictions  are fundamental policies of the Fund.

         |_|  The Fund  cannot  buy  securities  issued or  guaranteed  by any one issuer if more than 5% of its total assets would be invested in securities of that issuer. This limitation applies to 75% of the Fund's total assets.

         |_|  The Fund cannot  purchase  more than 10% of any class of security of any issuer.  All  outstanding  debt securities  and all  preferred  stock of an issuer is  considered  as one class.  This  restriction  does not apply to securities issued by the U.S. Government or any of its agencies or instrumentalities.

         |_|  The Fund  cannot  concentrate  its  investments.  That  means it cannot  invest 25% or more of its total assets in any industry.  However,  there is no limitation on investments in U.S. Government  securities.  Moreover, if deemed  appropriate  for  seeking its  investment  objective,  the Fund may invest  less than 25% of its total  assets
(valued at the time of  investment)  in any one  industry  classification  used by the Fund for  investment  purposes.
Under this restriction, a foreign government is considered an "industry."

         |_|  The Fund  cannot  borrow  money in excess of one  third of the value of its total  assets.  The Fund can borrow only from banks and only as a temporary  measure for  extraordinary or emergency  purposes.  The Fund will make no  additional  investments  while  borrowings  exceed 5% of the Fund's total  assets.  The Fund can borrow only if it maintains a 300% ratio of assets to borrowings at all times in the manner set forth in the  Investment  Company Act of
1940.

         |_|  The Fund cannot make loans to any person or individual.  However,  portfolio securities may be loaned by the Fund within the limits set forth in the Prospectus and Statement of Additional Information.

         |_|  The Fund  cannot  invest in real  estate  or real  estate  limited  partnerships  (direct  participation programs).  However,  the Fund can purchase securities of issuers that engage in real estate operations and securities that are secured by real estate or interests in real estate.

         |_|  The Fund cannot invest for the purpose of exercising control or management of another company.

         |_|  The Fund  cannot  underwrite  securities  of other  companies.  A permitted  exception  is in case it is deemed  to be an  underwriter  under  the  Securities  Act of  1933  when  reselling  any  securities  held in its own portfolio.

         |_|  The Fund  cannot  invest in or hold  securities  of any issuer if officers  and  Trustees of the Fund or officers  and  directors  of its  Manager  or  Sub-Advisor  individually  beneficially  own more than 1/2 of 1% of the securities of that issuer and together own more than 5% of the securities of that issuer.
         |_|  The Fund cannot invest in physical  commodities or physical commodity  contracts.  However, the Fund may buy and sell hedging  instruments to the extent  specified in its  Prospectus and Statement of Additional  Information
from time to time.  The Fund can also buy and sell options,  futures,  and securities or other  instruments  backed by physical commodities or whose investment return is linked to changes in the price of physical commodities.

         |_|  The Fund  cannot  purchase  warrants  that would  cause more than 5% of the  Fund's  total  assets to be invested in warrants,  or more than 2% of its total  assets to be invested in warrants  that are not listed on The New
York Stock Exchange or The American Stock Exchange.

         |_|  The Fund cannot  pledge its assets,  or assign or  otherwise  encumber its assets in an amount in excess of 10% of the value of its net assets.  It can pledge,  assign or encumber its assets only to secure  borrowings  that comply with the limits set forth in the Fund's Prospectus and Statement of Additional Information.

         |_|  The Fund cannot issue senior  securities  (as defined in the Investment  Company Act of 1940).  However, the Fund can enter into  repurchase  agreements,  borrow money in accordance  with the  restrictions  set forth in its other fundamental policies and lend its portfolio securities.

         |X|  Does the  Fund  Have  Any  Restrictions  That  Are Not  Fundamental?  The  Fund  has a  number  of other investment  restrictions  that are not  fundamental  policies,  which  means  that they can be changed by the Board of
Trustees without shareholder approval.

         |_| The Fund cannot invest in interests in oil, gas or other mineral  exploration or development  programs or leases.

         |_| The  Fund  cannot  make  short  sales  or  purchase  securities  on  margin.  However,  the Fund can make short-term borrowings when necessary for the clearance of purchases of portfolio securities.  Collateral  arrangements in connection with futures and options transactions are not deemed to be margin transactions under this restriction.

         Unless the  Prospectus  or this  Statement of  Additional  Information  states that a percentage  restriction applies  on an  ongoing  basis,  it  applies  only at the time the Fund  makes an  investment.  The Fund need not sell securities to meet the  percentage  limits if the value of the  investment  increases in proportion to the size of the
Fund.

         For  purposes of the Fund's  policy not to  concentrate  its  investments  as described  above,  the Fund has adopted the industry  classifications  set forth in Appendix B to this  Statement of Additional  Information.  This is not a fundamental policy.

How the Fund is Managed

Organization and History.  The Fund is an open-end,  diversified  management  investment  company.  The Fund is one of three series of Oppenheimer Quest For Value Funds (the "Trust"),  an open-end management  investment company organized as a Massachusetts business trust in April 1987.

         |X|  Classes of Shares. The Trustees are authorized,  without shareholder  approval, to create new series and classes of shares.  The Trustees  may  reclassify  unissued  shares of the Fund into  additional  series or classes of shares.  The  Trustees  also may  divide or combine  the  shares of a class into a greater or lesser  number of shares without changing the  proportionate  beneficial  interest of a shareholder in the Fund.  Shares do not have cumulative voting  rights or  preemptive  or  subscription  rights.  Shares  may be voted in  person  or by proxy at  shareholder meetings.

         The Fund  currently  has five classes of shares:  Class A, Class B, Class C, Class N and Class Y. All classes invest  in the  same  investment  portfolio.  Only  retirement  plans  may  purchase  Class  N  shares.  Only  certain institutional investors may elect to purchase Class Y shares.  Each class of shares:
o        has its own dividends and distributions,
o        pays certain expenses which may be different for the different classes,
o        may have a different net asset value,
o        may have separate  voting rights on matters in which  interests of one class are different  from interests of another class, and
o        votes as a class on matters that affect that class alone.

         Shares are freely  transferable,  and each share of each  class has one vote at  shareholder  meetings,  with fractional  shares voting  proportionally  on matters  submitted to the vote of  shareholders.  Each share of the Fund represents an interest in the Fund proportionately equal to the interest of each other share of the same class.

         |X| Meetings of  Shareholders.  As a  Massachusetts  business  trust,  the Fund is not required to hold,  and does not plan to hold,  regular annual  meetings of  shareholders.  The Fund will hold meetings when required to do so by the  Investment  Company Act or other  applicable  law. It will also do so when a shareholder  meeting is called by the Trustees or upon proper request of the shareholders.

                  Shareholders  have  the  right,  upon  the  declaration  in  writing  or vote of  two-thirds  of the outstanding  shares of the Fund,  to remove a Trustee.  The Trustees  will call a meeting of  shareholders  to vote on the removal of a Trustee  upon the written  request of the record  holders of 10% of its  outstanding  shares.  If the
Trustees  receive  a  request  from at  least 10  shareholders  stating  that  they  wish to  communicate  with  other shareholders  to request a meeting to remove a Trustee,  the  Trustees  will then either  make the Fund's  shareholder list available to the applicants or mail their  communication  to all other  shareholders at the applicants'  expense.
The  shareholders  making the request must have been  shareholders for at least six months and must hold shares of the
Fund valued at $25,000 or more or constituting at least 1% of the Fund's  outstanding  shares,  whichever is less. The
Trustees may also take other action as permitted by the Investment Company Act.

         |X|  Shareholder  and Trustee  Liability.  The Trust's  Declaration of Trust  contains an express  disclaimer of  shareholder  or  Trustee  liability  for  the  Fund's  obligations.  It  also  provides  for  indemnification  and reimbursement  of  expenses  out  of  the  Fund's  property  for  any  shareholder  held  personally  liable  for  its obligations.  The  Declaration of Trust also states that upon request,  the Fund shall assume the defense of any claim made  against a  shareholder  for any act or  obligation  of the Fund and shall  satisfy  any  judgment on that claim.
Massachusetts  law permits a  shareholder  of a business  trust (such as the Fund) to be held  personally  liable as a
"partner" under certain circumstances.  However, the risk that a Fund shareholder will incur financial loss from being held liable as a "partner" of the Fund is limited to the relatively  remote  circumstances  in which the Fund would be unable to meet its obligations.

         The  Fund's  contractual  arrangements  state  that  any  person  doing  business  with the  Fund  (and  each shareholder  of the  Fund)  agrees  under  its  Declaration  of Trust to look  solely  to the  assets  of the Fund for satisfaction  of any claim or demand that may arise out of any  dealings  with the Fund.  Additionally,  the  Trustees shall have no personal liability to any such person, to the extent permitted by law.

Board of Trustees.  The Fund is governed by a Board of Trustees,  which is  responsible  for  protecting the interests of shareholders  under  Massachusetts  law. The Trustees meet  periodically  throughout the year to oversee the Fund's activities,  review its performance,  and review the actions of the Manager.  Although the Fund will not normally hold annual meetings of its  shareholders,  it may hold shareholder  meetings from time to time on important  matters,  and shareholders  have the right to call a meeting  to remove a Trustee or to take other  action  described  in the Funds'
Declaration of Trust.

         The Board of Trustees has an Audit  Committee.  The Audit Committee  provides the Board with  recommendations regarding the selection of the Fund's  independent  auditor.  The Audit  Committee  also reviews the scope and results of audits and the audit fees charged,  reviews  reports from the Fund's  independent  auditors  concerning  the Fund's internal  accounting  procedures and controls,  and reviews reports of the Manager's internal auditor.  The members of the Audit Committee are Paul Clinton  (Chairman),  Thomas Courtney,  Robert Galli, Lacy Herrmann and Brian Wruble. The
Audit Committee met three times during the Fund's fiscal year ended October 31, 2001.

Trustees  and Officers of the Fund.  The Fund's  Trustees  and  officers  and their  positions  held with the Fund and length of service in such  position(s) and the principal  occupations and business  affiliations  during the past five years are listed  below.  Each of the Trustees are  independent  trustees,  which means that they have no  affiliation with the Manager as defined in the  Investment  Company  Act.  The  information  for the  Trustees  also  includes the dollar  range of  shares  of the  Fund as well as the  aggregate  dollar  range  of  shares  of the  Board  III  Funds beneficially  owned by the  Trustee.  All  information  is as of  December  31,  2001.  All of the  Trustees  are also trustees or directors of the following Oppenheimer funds (referred to as "Board III Funds"):

Oppenheimer Quest For Value Funds, a series Rochester Portfolio Series, a series fund
fund having the following series:                    having one series:
      Oppenheimer Small Cap Value Fund,              Limited-Term New York Municipal Fund
      Oppenheimer Quest Balanced Value Fund, and Bond Fund Series, a series fund
      Oppenheimer Quest Opportunity Value Fund,      having one series:
Oppenheimer Quest Global Value Fund, Inc.,  Oppenhiemer Convertible Securities Fund
Oppenheimer Quest Capital Value Fund, Inc., Rochester Fund Municipals
Oppenheimer Quest Value Fund, Inc.                   Oppenheimer Midcap Fund

         In addition to being a director  or trustee of the Board III Funds,  Mr.  Galli is also a director or trustee of 33 other portfolios in the Oppenheimer Funds complex.

      Messrs.  Murphy,  Bishop,  Farrar,  Molleur,  Wixted and Zack,  and Mses.  Feld and Ives who are officers of the
Fund,  respectively  hold the same  offices of the other Board III Funds.  As of January 15,  2002,  the  Trustees and
officers  of the Fund as a group  owned of record or  beneficially  less than 1% of each  class of shares of the Fund.
The foregoing  statement does not reflect  ownership of shares of the Fund held of record by an employee  benefit plan for employees of the Manager,  other than the shares  beneficially owned under the plan by officers of the Fund listed above. In addition,  each  Independent  Trustee,  and his or her family  members,  do not own securities of either the
Manager or  Distributor  of the Board III funds or any person  directly or  indirectly  controlling,  controlled by or under common control with the Manager or Distributor.

Independent Trustees

-------------------------- ------------------------------------------------------ ----------------- -------------------

                                                                                                     Aggregate Dollar
Name, Address,1 Age,                                                                                 Range of Shares
Position(s) Held with      Principal Occupation(s) During Past 5 Years / Other    Dollar Range of    Owned in any of
Fund and Length of Time    Trusteeships Held by Trustee / Number of Portfolios    Shares Owned in     the Board III
Served2                    in Fund Complex Overseen by Trustee                        the Fund            Funds

-------------------------- ------------------------------------------------------ ----------------- -------------------
-------------------------- ------------------------------------------------------ ----------------- -------------------

Thomas W. Courtney,        Principal  of  Courtney  Associates,   Inc.  (venture         $0         $10,001 - $50,000
Chairman of the Board of   capital  firm);  former  General  Partner  of Trivest
Trustees, Trustee since    Venture Fund (private  venture capital fund);  former
April, 1987                President   of   Investment    Counseling   Federated
Age: 68                    Investors,  Inc.;  Trustee of Cash  Assets  Trust,  a
                           money  market  fund;  Director of OCC Cash  Reserves,
                           Inc., and Trustee of OCC Accumulation  Trust, both of
                           which are open-end investment  companies;  Trustee of
                           Hawaiian   Tax-Free  Trust  and  Tax  Free  Trust  of
                           Arizona,  tax-exempt  bond funds;  former Director of
                           Financial Analysts  Federation.  Director/trustee  of
                           10  investment   companies  in  the  OppenheimerFunds
                           complex.

-------------------------- ------------------------------------------------------ ----------------- -------------------
-------------------------- ------------------------------------------------------ ----------------- -------------------

Paul Y. Clinton,           Principal of Clinton Management Associates, a          $10,000 -$50,000    Over $100,000
Trustee, since April,      financial and venture capital consulting firm;
1987                       Trustee of Capital Cash Management Trust, a
Age: 70.                   money-market fund and Narragansett Tax-Free Fund, a
                           tax-exempt bond fund; Director of OCC Cash Reserves,
                           Inc. and Trustee of OCC Accumulation Trust, both of
                           which are open-end investment companies. Formerly:
                           Director, External Affairs, Kravco Corporation, a
                           national real estate owner and property management
                           corporation; President of Essex Management
                           Corporation, a management consulting company; a
                           general partner of Capital Growth Fund, a venture
                           capital partnership; a general partner of Essex
                           Limited Partnership, an investment partnership;
                           President of Geneve Corp., a venture capital fund;
                           Chairman of Woodland Capital Corp., a small business
                           investment company; and Vice President of W.R. Grace
                           & Co. Director/trustee of 10 investment companies in
                           the OppenheimerFunds complex.

-------------------------- ------------------------------------------------------ ----------------- -------------------
-------------------------- ------------------------------------------------------ ----------------- -------------------

Robert G. Galli,           A Trustee or Director of other Oppenheimer funds.             $0         Over $100,0003
Trustee since June, 1998   Formerly Vice Chairman of the Manager (October 1995
Age: 68                    - December 1997). Director/trustee of 41 investment
                           companies in the OppenheimerFunds complex.

-------------------------- ------------------------------------------------------ ----------------- -------------------
-------------------------- ------------------------------------------------------ ----------------- -------------------

Lacy B. Herrmann,          Chairman and Chief Executive Officer of Aquila                $0         $10,001 - $50,000
Trustee since April, 1987  Management Corporation, the sponsoring organization
Age: 72                    and manager, administrator and/or sub-Adviser to the
                           following open-end investment companies, and
                           Chairman of the Board of Trustees and President of
                           each: Churchill Cash Reserves Trust, Aquila -
                           Cascadia Equity Fund, Pacific Capital Cash Assets
                           Trust, Pacific Capital U.S. Treasuries Cash Assets
                           Trust, Pacific Capital Tax-Free Cash Assets Trust,
                           Prime Cash Fund, Narragansett Insured Tax-Free
                           Income Fund, Tax-Free Fund For Utah, Churchill
                           Tax-Free Fund of Kentucky, Tax-Free Fund of
                           Colorado, Tax-Free Trust of Oregon, Tax-Free Trust
                           of Arizona, Hawaiian Tax-Free Trust, and Aquila
                           Rocky Mountain Equity Fund; Vice President,
                           Director, Secretary, and formerly Treasurer of
                           Aquila Distributors, Inc., distributor of the above
                           funds; President and Chairman of the Board of
                           Trustees of Capital Cash Management Trust ("CCMT"),
                           and an Officer and Trustee/Director of its
                           predecessors; President and Director of STCM
                           Management Company, Inc., sponsor and adviser to
                           CCMT; Chairman, President and a Director of InCap
                           Management Corporation, formerly sub-adviser and
                           administrator of Prime Cash Fund and Short Term
                           Asset Reserves; Director of OCC Cash Reserves, Inc.,
                           and Trustee of OCC Accumulation Trust, both of which
                           are open-end investment companies; Trustee Emeritus
                           of Brown University. Director/trustee of 10
                           investment companies in the OppenheimerFunds complex.

-------------------------- ------------------------------------------------------ ----------------- -------------------
-------------------------- ------------------------------------------------------ ----------------- -------------------

Brian Wruble, Trustee      Special Limited Partner (since January 1999) of          $1 - $10,000    $50,001 - $100,000
since April, 2001          Odyssey Investment Partners, LLC (private equity
Age: 58                    investment); General Partner (since September 1996)
                           of Odyssey Partners, L.P. (hedge fund in
                           distribution since 1/1/97); Director (since May
                           2000) of Ray & Berendston, Inc. (executive search);
                           Board of Incorporators (since August 1990) The
                           Jackson Laboratory; Trustee (since May 1992) of
                           Institute for Advanced Study (educational
                           institute); Trustee (since May 2000) of Research
                           Foundation of AIMR (investment research); Governor,
                           Jerome Levy Economics Institute of Bard College
                           (August 1990 - September 2001) (economics research).
                           Director/trustee of 10 investment companies in the
                           OppenheimerFunds complex.

-------------------------- ------------------------------------------------------ ----------------- -------------------

Officers of the Fund

----------------------------------------------- ----------------------------------------------------------------------

Name, Address,4 Age, Position(s) Held with      Principal Occupation(s) During Past 5 Years
Fund and Length of Time Served

----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------

John V. Murphy,                                 Chairman, Chief Executive Officer and director (since June 30, 2001)
President (since October 2001)                  and President (since September 2000) of the Manager; President and a
Age: 52                                         trustee of other Oppenheimer funds; President and a director (since
                                                July 2001) of Oppenheimer Acquisition Corp., the Manager's parent holding company, and of Oppenheimer Partnership Holdings, Inc.
                                                (since July 2001), a holding company subsidiary of the Manager;
                                                Chairman and a director (since July 2001) of Shareholder Services,
                                                Inc. and of Shareholder Financial Services, Inc., transfer agent subsidiaries of the Manager; President (since November 1, 2001) and a director (since July 2001) of Oppenheimer Real Asset Management,
                                                Inc., an investment advisor subsidiary of the Manager; President and a director (since July 2001) of OppenheimerFunds Legacy Program, a charitable trust program established by the Manager; a director
                                                (since November 2001) of Trinity Investment Management Corp. and
                                                Tremont Advisers, Inc., investment advisory affiliates of the
                                                Manager, and of OAM Institutional, Inc. (since November 2001), an investment advisory subsidiary of the Manager, and of HarbourView
                                                Asset Management Corporation and OFI Private Investments, Inc.
                                                (since July 2001), investment advisor subsidiaries of the Manager;
                                                formerly President and trustee (from November 1999 to November 2001)
                                                of MML Series Investment Fund and MassMutual Institutional Funds,
                                                open-end investment companies; Chief Operating Officer (from
                                                September 2000 to July 2001) of the Manager; Executive Vice
                                                President of Massachusetts Mutual Life Insurance Company (from
                                                February 1997 to August 2000); a director (from 1999 to 2000) of
                                                C.M. Life Insurance Company; President, Chief Executive Officer and
                                                a director (from 1999 to 2000) of MML Bay State Life Insurance
                                                Company; Executive Vice President, director and Chief Operating
                                                Officer (from 1995 to 1997) of David L. Babson & Company, Inc., an investment advisor; Senior Vice President and director (from 1995 to
                                                1997) of Potomac Babson Inc., an investment advisor subsidiary of
                                                David L. Babson & Company, Inc.; Senior Vice President (from 1995 to
                                                1997) and director (from 1995 to 1999) of DBL Acquisition
                                                Corporation, a holding company for investment advisers; a director
                                                (from 1989 to 1998) of Emerald Isle Bancorp and Hibernia Savings
                                                Bank, wholly-owned subsidiary of Emerald Isle Bancorp; and Chief
                                                Operating Officer (from 1993 to 1996) of Concert Capital Management,
                                                Inc., an investment advisor.

----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------

Brian W. Wixted, Treasurer, Principal           Senior Vice President and Treasurer (since March 1999) of the
Financial and Accounting Officer (since March   Manager; Treasurer (since March 1999) of HarbourView Asset
1999)                                           Management Corporation, Shareholder Services, Inc., Oppenheimer Real
Age: 42                                         Asset Management Corporation, Shareholder Financial Services, Inc.
                                                and Oppenheimer Partnership Holdings, Inc., of OFI Private
                                                Investments, Inc. (since March 2000) and of OppenheimerFunds
                                                International Ltd. and Oppenheimer Millennium Funds plc (since May
                                                2000); Treasurer and Chief Financial Officer (since May 2000) of
                                                Oppenheimer Trust Company; Assistant Treasurer (since March 1999) of
                                                Oppenheimer Acquisition Corp.; an officer of other Oppenheimer funds; formerly Principal and Chief Operating Officer, Bankers Trust
                                                Company - Mutual Fund Services Division (March 1995 - March 1999);
                                                Vice President and Chief Financial Officer of CS First Boston
                                                Investment Management Corp. (September 1991 - March 1995).

----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------

Robert J. Bishop, Assistant Treasurer           Vice President of the Manager/Mutual Fund Accounting (since May
(since May 1996)                                1996); an officer of other
Age: 42                                         Oppenheimer funds; formerly an Assistant Vice President of the
                                                Manager/Mutual Fund Accounting (April 1994 - May 1996) and a Fund
                                                Controller of the Manager.

----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------

Adele A. Campbell, Assistant Treasurer          Assistant Vice President of the Manager (1996-Present); Formerly
(since 1996)                                    Assistant Vice President of Rochester Fund Services, Inc. (1994 -
Age: 38                                         1996).

----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------

Scott T. Farrar, Assistant Treasurer            Vice President of the Manager/Mutual Fund Accounting (since May
(since May 1996)                                1996); Assistant Treasurer of Oppenheimer Millennium Funds plc
Age: 36                                         (since October 1997); an officer of other Oppenheimer Funds;
                                                formerly an Assistant Vice President of the Manager/Mutual Fund
                                                Accounting (April 1994 - May 1996), and a Fund Controller of the
                                                Manager.

----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------

Robert G. Zack, Secretary (since October 2001)  Senior Vice President (since May 1985) and Acting General Counsel
Age: 53                                         (since November 2001) of the Manager; Assistant Secretary of
                                                Shareholder Services, Inc. (since May 1985), Shareholder Financial
                                                Services, Inc. (since November 1989); OppenheimerFunds International
                                                Ltd. and Oppenheimer Millennium Funds plc (since October 1997); an officer of other Oppenheimer funds.

----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------

Denis R. Molleur, Assistant Secretary           Vice President and Senior Counsel of the Manager (since July 1999);
(since October 2001)                            an officer of other Oppenheimer funds; formerly a Vice President and
Age: 44                                         Associate Counsel of the Manager (September 1995 - July 1999).

----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------

Katherine P. Feld, Assistant Secretary          Vice President and Senior Counsel of the Manager (since July 1999);
(since October 2001)                            an officer of other Oppenheimer funds; formerly a Vice President and
Age: 43                                         Associate Counsel of the Manager (June 1990 - July 1999).

----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------

Kathleen T. Ives, Assistant Secretary           Vice President and Assistant Counsel of the Manager (since June
(since October 2001)                            1998); an officer of other Oppenheimer funds; formerly an Assistant
Age: 36                                         Vice President and Assistant Counsel of the Manager (August 1997 -
                                                June 1998); and Assistant Counsel of the Manager (August 1994-August
                                                1997).

----------------------------------------------- ----------------------------------------------------------------------

         |X|  Remuneration  of  Trustees.  The  officers  of the Fund are  affiliated  with the Manager and receive no salary or fee from the Fund. The Trustees  received the compensation  shown below. The compensation  from the Fund was paid during its fiscal year ended  October 31,  2001.  The table below also shows the total  compensation  from all of the Oppenheimer  funds listed above,  including the compensation  from the Fund, and from two other funds that are not
Oppenheimer  funds but for which the  Sub-Advisor  acts as investment  adviser.  That amount  represents  compensation received as a director, trustee, or member of a committee of the Board during the calendar year 2001.

--------------------------- ----------------------------- ---------------------------- -----------------------------

                            Aggregate Compensation        Retirement Benefits          Total Compensation
Trustee's Name              From the Fund1                Accrued as Part of Fund      From all Board III Funds
                                                          Expenses                     (10 Funds)2

--------------------------- ----------------------------- ---------------------------- -----------------------------
--------------------------- ----------------------------- ---------------------------- -----------------------------

Paul Y. Clinton4            $16,792                       $0                           $157,326

--------------------------- ----------------------------- ---------------------------- -----------------------------
--------------------------- ----------------------------- ---------------------------- -----------------------------

Thomas W. Courtney4         $16,792                       $0                           $157,326

--------------------------- ----------------------------- ---------------------------- -----------------------------
--------------------------- ----------------------------- ---------------------------- -----------------------------

Robert G. Galli3            $16,792                       $0                           $202,886

--------------------------- ----------------------------- ---------------------------- -----------------------------
--------------------------- ----------------------------- ---------------------------- -----------------------------

Lacy B. Herrmann4           $16,792                       $0                           $157,326

--------------------------- ----------------------------- ---------------------------- -----------------------------
--------------------------- ----------------------------- ---------------------------- -----------------------------

Brian Wruble5               $9,725                        $0                           $59,250

--------------------------- ----------------------------- ---------------------------- -----------------------------

1.  Aggregate  Compensation  includes  fees and  retirement  plan  benefits  accrued  for a  Trustee.  For the  fiscal year-ended 10/31/01
2.       For the 2001 calendar year.
2.       Total compensation for the 2001 calendar year includes $105,760 3.     compensation  received  for serving as
    a Trustee or Director of 33 other Oppenheimer funds.
4.       Total  compensation  for the 2001  calendar year also includes  $60,200  compensation  paid by two funds (OCC
    Cash Reserve and OCC Accumulated Trust) for which the Sub-Advisor acts as the investment advisor.

5.       Elected to the Board on 4/01/01

         |X|  Retirement  Plan for  Trustees.  The Fund has adopted a  retirement  plan that  provides for payments to retired  Trustees.  Payments are up to 80% of the average  compensation  paid during a Trustee's five years of service in which the  highest  compensation  was  received.  A Trustee  must serve as  Trustee  for any of the Board III Funds listed above for at least 15 years to be eligible for the maximum  payment.  Each Trustee's  retirement  benefits will depend on the amount of the  Trustee's  future  compensation  and  length of  service.  Therefore  the amount of those benefits  cannot be determined at this time, nor can we estimate the number of years of credited  service that will be used to determine those benefits.

         |X| Major  Shareholders.  As of February 1, 2002,  the only  persons who owned of record or were known by the
Fund to own beneficially 5% or more of any class of the Fund's outstanding shares were:

      Merrill  Lynch  Pierce  Fenner  &  Smith,  Attn:  Fund  Admin./#97HX7,  4800  Deer  Lake  Drive  East,  Floor 3,
Jacksonville  Florida  32246-6484,  which owned 694,835.576 Class C shares  (representing  8.19% of the Class C shares then outstanding), for the benefit of its customers;

      PECO Foods  Inc.,  Attn:  M Foucher & S.  Hudson,  P.O.  Box # 1760,  Tuscaloosa,  AL  35403-1760,  which  owned
60,987.517 Class N shares (representing 25.42% of the Class N shares then outstanding);

      Charles  Fradin Inc,  Attn:  Susan  Ursillo,  123 Hopkins Hill Road,  W.Greenwich,  RI  02817-1709,  which owned
20,769.700 Class N shares (representing 8.66% of the Class N shares then outstanding);

      Kaz, Inc.,  Attn:  Dennis Beckert,  1775 Broadway,  Suite 2405 New York, NY 10019-1903,  which owned  15.066.735
Class N shares (representing 6.28% of the Class N shares then outstanding);

      Capital  Communications  Federal,  18 Computen Drive,  Albany,  NY 12205-1111,  which owned  12,378.805  Class N shares (representing 5.16% of the Class N shares than outstanding);

      Mass Mutual Life Insurance Co, Attn: Monica Margeson, 1295 State Street,  Springfield  Massachusetts  0111-0001,
which owned 743,662.625 Class Y shares (representing 83.42% of the Class Y shares then outstanding); and

      Persumma Financial  Services,  1295 State Street, # N328,  Springfield,  MA 01111-0001,  which owned 112,113.303
Class Y shares (representing 12.57% of the Class Y shares then outstanding).

The  Manager.  The  Manager is  wholly-owned  by  Oppenheimer  Acquisition  Corp.,  a holding  company  controlled  by
Massachusetts Mutual Life Insurance Company.

         |X| Code of Ethics.  The Fund,  the  Manager  and the  Distributor  have a Code of Ethics.  It is designed to detect and prevent improper personal trading by certain employees,  including portfolio  managers,  that would compete with or take advantage of the Fund's  portfolio  transactions.  Covered  persons include persons with knowledge of the investments  and  investment  intentions of the Fund and other funds  advised by the Manager.  The Code of Ethics does permit personnel  subject to the Code to invest in securities,  including  securities that may be purchased or held by the  Fund,  subject  to a number of  restrictions  and  controls.  Compliance  with the Code of  Ethics  is  carefully monitored and enforced by the Manager.

         The Code of Ethics  is an  exhibit  to the  Fund's  registration  statement  filed  with the  Securities  and
Exchange  Commission and can be reviewed and copied at the SEC's Public  Reference  Room in  Washington,  D.C. You can
obtain  information  about the hours of operation of the Public  Reference Room by calling the SEC at  1.202.942.8090.
The Code of Ethics can also be viewed as part of the Fund's  registration  statement  on the SEC's  EDGAR  database at the SEC's  Internet  website at  HTTP://WWW.SEC.GOV.  Copies may be  obtained,  after  paying a  duplication  fee,  by
                                 ------------------
electronic request at the following E-mail address:  PUBLICINFO@SEC.GOV.,  or by writing to the SEC's Public Reference
                                                     -------------------
Section, Washington, D.C. 20549-0102.

         |X|      The  Investment  Advisory  Agreement.  The  Manager  provides  investment  advisory  and  management services  to the Fund under an  investment  advisory  agreement  between  the Manager  and Fund's  parent  Trust.  The
Manager  handles the Fund's  day-to-day  business,  and the agreement  permits the Manager to enter into  Sub-Advisory agreements  with other  registered  investment  advisers to obtain  specialized  services for the Fund, as long as the
Fund is not  obligated  to pay any  additional  fees for those  services.  The Manager has  retained  the  Sub-Advisor pursuant to a separate Sub-Advisory  Agreement,  described below, under which the Sub-Advisor buys and sells portfolio securities for the Fund.  The portfolio  manager of the Fund is employed by the  Sub-Advisor  and is the person who is principally responsible for the day-to-day management of the Fund's portfolio, as described below.

         The investment  advisory agreement between the Fund and the Manager requires the Manager,  at its expense, to provide the Fund with adequate  office space,  facilities and  equipment.  It also requires the Manager to provide and supervise the activities of all administrative  and clerical  personnel  required to provide effective  administration for the Fund.  Those  responsibilities  include  the  compilation  and  maintenance  of  records  with  respect to its operations,  the preparation  and filing of specified  reports,  and  composition of proxy materials and  registration statements for continuous public sale of shares of the Fund.

         The Fund pays expenses not expressly  assumed by the Manager under the advisory  agreement.  Expenses for the
Trust's three series are allocated to the series in proportion  to their net assets,  unless  allocations  of expenses can be made  directly to a series.  The advisory  agreement  lists  examples of expenses  paid by the Fund.  The major categories relate to calculation of the Fund's net asset values per share,  interest,  taxes,  brokerage  commissions, fees to certain  Trustees,  legal and audit  expenses,  custodian and transfer agent  expenses,  share issuance costs, certain printing and registration costs and non-recurring  expenses,  including  litigation costs. The management fees paid by the Fund to the Manager are  calculated  at the rates  described in the  Prospectus,  which are applied to the assets of the Fund as a whole.  The fees are  allocated to each class of shares based upon the relative  proportion of the Fund's net assets represented by that class.

------------------------------------------------------ -----------------------------------------------

                                                         Management Fees Paid to OppenheimerFunds,
              Fiscal Year ended 10/31:                                     Inc. 1
------------------------------------------------------ -----------------------------------------------
------------------------------------------------------ -----------------------------------------------
                        1999                                            $37,766,685
------------------------------------------------------ -----------------------------------------------
------------------------------------------------------ -----------------------------------------------
                        2000                                            $30,169,099
------------------------------------------------------ -----------------------------------------------
------------------------------------------------------ -----------------------------------------------
                        2001                                            $26,309,036
------------------------------------------------------ -----------------------------------------------
1. The Manager,  not the Fund, pays the  Sub-Advisor an annual  sub-advisory  fee. For fiscal 2001, this  sub-advisory fee was $8,576,663.

         The  investment  advisory  agreement  states that in the  absence of willful  misfeasance,  bad faith,  gross negligence in the  performance of its duties or reckless  disregard of its obligations and duties under the investment advisory  agreement,  the Manager is not liable for any loss resulting from a good faith error or omission on its part with respect to any of its duties under the agreement.

         The agreement  permits the Manager to act as investment  adviser for any other  person,  firm or  corporation and to use the names  "Oppenheimer"  and "Quest for Value" in connection with other investment  companies for which it may act as investment  adviser or general  distributor.  If the Manager  shall no longer act as investment  adviser to the Fund, the Manager may withdraw the right of the Fund to use the names  "Oppenheimer"  or "Quest for Value" as part of its name.

              |X| Annual Approval of Investment Advisory Agreement and Sub-Advisory Agreement. Each year, the Board of Trustees, including a majority of the Independent Trustees, is required to approve the renewal of the Investment
Advisory Agreement and the Sub-Advisory Agreement. The Investment Company Act requires that the Board request and evaluate and the Manager provide such information as may be reasonably necessary to evaluate the terms of the investment advisory agreement.  The board employs an independent consultant to prepare a report that provides such information as the Board requests for this purpose.

         The Board also receives information about the 12b-1 distribution fees the Fund pays.  These distribution fees are reviewed and approved at a different time of the year.

         The Board reviewed the foregoing information in arriving at its decision to renew the investment advisory agreements.  Among other factors, the Board considered:
o        The nature, cost, and quality of the services provided to the Fund and its shareholders;
o        The profitability of the Fund to the Manager and the Sub-Advisor;
o        The investment performance of the Fund in comparison to regular market indices
o        Economies of scale that may be available to the Fund from the Manager;
o        Fees paid by other mutual funds for similar services;
o        The value and quality of any other benefits or services received by the Fund from its relationship with the
                  Manager, and
o        The direct and indirect benefits the Manager received from its relationship with the Fund.  These include services provided by the General Distributor and the Transfer Agent, and brokerage and soft dollar arrangements permissible under Section 28(e) of the Securities Exchange Act.

         The Board considered that the Manager and the Sub-Advisor must be able to pay and retain high quality personnel at competitive rates to provide services to the Fund.  The Board also considered that maintaining the financial viability of the Manager and the Sub-Advisor is important so that they will be able to continue to provide quality services to the Fund and its shareholders in adverse times.  The Board also considered the investment performance of other mutual funds advised by the Manager. The Board is aware that there are alternatives to the use of the Manager.

         These matters were also considered by the Independent Trustees meeting separately from the full Board with experienced Counsel to the Fund who assisted the Board in its deliberations.  The Fund's Counsel is independent of the Manager within the meaning and intent of the SEC Rules regarding the independence of counsel.  After deliberating, the Board determined that the addition of breakpoints to the management fee schedule was warranted.

      In  arriving  at a  decision,  the Board did not  single  out any one  factor or group of  factors as being more important than other factors,  but considered all factors  together.  The Board judged the terms and conditions of the
Agreement, including the investment advisory fee, in light of all of the surrounding circumstances.

The  Sub-Advisor.  The  Sub-Advisor  is a  wholly-owned  subsidiary of Oppenheimer  Capital,  a registered  investment adviser.  From the Fund's inception on April 30, 1980, until November 22, 1995, the Sub-Advisor  (which was then named
Quest for Value Advisors) or the Sub-Advisor's  parent served as the Fund's investment  advisor.  The Sub-Advisor acts as investment adviser to other investment companies and for individual investors.

      The Sub-Advisor is a Delaware  limited  liability  company which is  wholly-owned  by Oppenheimer  Capital LLC a wholly-owned  subsidiary of Allianz  Dresdner Asset  Management  U.S.  Equities LLC, which is  wholly-owned by Allianz
Dresdner  Asset  Management of America L.P.  (formerly  PIMCO Advisors  L.P.).  Allianz  Dresdner Asset  Management of
America L.P. ("ADAM") is a Delaware limited  partnership whose sole general partner is  Allianz-PacLife  Partners LLC.
Allianz  PacLife  Partners  LLC is a Delaware  limited  liability  company with two members,  Allianz  Dresdner  Asset
Management  of America  LLC, a Delaware  limited  liability  company,  and Pacific  Asset  Management  LLC, a Delaware limited liability  company.  Allianz Dresdner Asset Management of America LLC is a wholly-owned  subsidiary of Allianz of America,  Inc.,  which is  wholly-owned  subsidiary  of Pacific  Life  Insurance  Company  which is a  wholly-owned subsidiary of Pacific Mutual Holding Company.  Allianz A.G.  indirectly holds a controlling  interest in ADAM. Allianz
AG is a  European-based,  multinational  insurance and financial  services  holding  company.  Pacific Life  Insurance
Company owns an indirect minority equity interest in ADAM and is a California-based insurance company.

         Allianz  Dresdner  Asset  Management of America L.P. is a direct or indirect  parent company of the following
SEC-registered  investment advisors,  all of which are affiliated:  Cadence Capital Management;  NFJ Investment Group;
Pacific Investment  Management Company LLC; the Sub-Advisor,  Oppenheimer  Capital LLC, PIMCO Allianz Advisors LLC and
PIMCO Funds Advisors LLC.

         |X|  The Sub-Advisory  Agreement.  Under the Sub-Advisory  Agreement between the Manager and the Sub-Advisor, the  Sub-Advisor  shall  regularly  provide  investment  advice with respect to the Fund and invest and reinvest cash, securities and the property  comprising the assets of the Fund.  Under the  Sub-Advisory  Agreement,  the  Sub-Advisor
agrees not to change the portfolio  manager of the Fund without the written  approval of the Manager.  The Sub-Advisor also agrees to provide assistance in the distribution and marketing of the Fund.

         Under the  Sub-Advisory  Agreement,  the Manager pays the Sub-Advisor an annual fee in monthly  installments, based on the average daily net assets of the Fund. The fee paid to the Sub-Advisor  under the  Sub-Advisory  agreement is paid by the Manager,  not by the Fund.  The fee is equal to 40% of the  investment  advisory  fee  collected by the
Manager from the Fund based on the total net assets of the Fund as of November 22, 1995 (the "Base  Amount")  plus 30%
of the  investment  advisory fee  collected  by the Manager  based on the total net assets of the Fund that exceed the
Base Amount.

         The  Sub-Advisory  Agreement  states that in the absence of willful  misfeasance,  bad faith,  negligence  or reckless  disregard of its duties or obligations,  the  Sub-Advisor  shall not be liable to the Manager for any act or omission in the course of or connected with  rendering  services  under the  Sub-Advisory  Agreement or for any losses that may be sustained in the purchase, holding or sale of any security.

Brokerage Policies of the Fund

Brokerage  Provisions of the Investment  Advisory Agreement and the Sub-Advisory  Agreement.  One of the duties of the
Sub-Advisor  under the  Sub-Advisory  Agreement  is to arrange the  portfolio  transactions  for the Fund.  The Fund's investment  advisory  agreement with the Manager and the Sub-Advisory  Agreement  contain  provisions  relating to the employment  of  broker-dealers  to effect the Fund's  portfolio  transactions.  The  Manager and the  Sub-Advisor  are authorized  to employ  broker-dealers,  including  "affiliated"  brokers,  as that term is defined  in the  Investment
Company Act.  They may employ  broker-dealers  that the Manager  thinks,  in its best  judgment  based on all relevant factors,  will implement the policy of the Fund to obtain, at reasonable  expense,  the "best execution" of the Fund's portfolio transactions. "Best execution" means prompt and reliable execution at the most favorable price obtainable.

         The Manager and the Sub-Advisor need not seek competitive  commission bidding.  However, they are expected to be aware of the current rates of eligible brokers and to minimize the commissions  paid to the extent  consistent with the interests and policies of the Fund as established by its Board of Trustees.

         The Manager and the  Sub-Advisor may select brokers (other than  affiliates)  that provide  brokerage  and/or research  services for the Fund and/or the other accounts over which the Manager,  the Sub-Advisor or their respective affiliates  have investment  discretion.  The  concessions  paid to such brokers may be higher than another  qualified broker  would  charge,  if the  Manager or  Sub-Advisor,  as  applicable,  makes a good faith  determination  that the concession  is fair and  reasonable  in relation  to the  services  provided.  Subject to those  considerations,  as a factor in selecting brokers for the Fund's portfolio  transactions,  the Manager and the Sub-Advisor may also consider sales of  shares  of the Fund and  other  investment  companies  for  which  the  Manager  or an  affiliate  serves as investment adviser.

         The  Sub-Advisory  Agreement  permits the Sub-Advisor to enter into  "soft-dollar"  arrangements  through the agency of third  parties to obtain  services  for the Fund.  Pursuant  to these  arrangements,  the  Sub-Advisor  will undertake to place  brokerage  business  with  broker-dealers  who pay third parties that provide  services.  Any such
"soft-dollar"  arrangements  will be made in  accordance  with  policies  adopted  by the  Board of the  Trust  and in compliance with applicable law.

Brokerage  Practices.  Brokerage  for the Fund is  allocated  subject to the  provisions  of the  investment  advisory agreement and the Sub-Advisory  agreement and the procedures and rules described above.  Generally,  the Sub-Advisor's portfolio  traders  allocate  brokerage  based upon  recommendations  from the Fund's  portfolio  manager.  In certain instances,  portfolio  managers may directly place trades and allocate  brokerage.  In either case, the  Sub-Advisor's executive officers supervise the allocation of brokerage.

         Transactions  in securities  other than those for which an exchange is the primary  market are generally done with  principals  or market  makers.  In  transactions  on foreign  exchanges,  the Fund may be  required to pay fixed brokerage  commissions and therefore would not have the benefit of negotiated  commissions  available in U.S. markets.
Brokerage  commissions are paid primarily for  transactions in listed  securities or for certain  fixed-income  agency transactions  in the secondary  market.  Otherwise  brokerage  commissions  are paid only if it appears  likely that a better price or execution can be obtained by doing so.

         The Sub-Advisor  serves as investment manager to a number of clients,  including other investment  companies, and may in the future act as  investment  manager or advisor to  others.  It is the  practice  of the  Sub-Advisor  to allocate purchase or sale  transactions  among the Fund and other clients whose assets it manages in a manner it deems equitable.  In making those  allocations,  the Sub-Advisor  considers  several main factors,  including the respective investment  objectives,  the  relative  size  of  portfolio  holdings  of  the  same  or  comparable  securities,  the availability  of cash for  investment,  the size of  investment  commitments  generally  held and the  opinions of the persons responsible for managing the portfolios of the Fund and each other client's accounts.

         When  orders to  purchase or sell the same  security  on  identical  terms are placed by more than one of the funds and/or other advisory  accounts  managed by the Sub-Advisor or its affiliates,  the  transactions  are generally executed as received,  although a fund or advisory  account that does not direct  trades to a specific  broker  (these are called "free  trades")  usually will have its order executed  first.  Orders placed by accounts that direct trades to a specific  broker will  generally be executed  after the free trades.  All orders placed on behalf of the Fund are considered free trades.  However,  having an order placed first in the market does not necessarily  guarantee the most favorable price. Purchases are combined where possible for the purpose of negotiating brokerage  commissions.  In some cases  that  practice  might  have a  detrimental  effect  on the  price or volume  of the  security  in a  particular transaction for the Fund.

         Most purchases of debt  obligations are principal  transactions at net prices.  Instead of using a broker for those transactions,  the Fund normally deals directly with the selling or purchasing  principal or market maker unless the  Sub-Advisor  determines  that a better  price or  execution  can be obtained  by using the  services of a broker.
Purchases of portfolio  securities  from  underwriters  include a commission or  concession  paid by the issuer to the underwriter.  Purchases  from  dealers  include a spread  between the bid and asked  prices.  The Fund seeks to obtain prompt execution of these orders at the most favorable net price.

         The investment  advisory  agreement and the Sub-Advisory  agreement permit the Manager and the Sub-Advisor to allocate  brokerage for research  services.  The research  services provided by a particular broker may be useful only to one or more of the advisory  accounts of the Sub-Advisor and its affiliates.  The investment  research received for the  commissions  of those other  accounts may be useful both to the Fund and one or more of the  Sub-Advisor's  other accounts.  Investment  research  may be  supplied  to the  Sub-Advisor  by a third  party at the  instance of a broker through which trades are placed.

         Investment  research  services  include  information  and analysis on particular  companies and industries as well as market or economic trends and portfolio  strategy,  market quotations for portfolio  evaluations,  information systems,  computer  hardware and similar products and services.  If a research service also assists the Sub-Advisor in a  non-research  capacity  (such as  bookkeeping  or other  administrative  functions),  then only the  percentage  or component  that provides  assistance  to the  Sub-Advisor  in the  investment  decision-making  process may be paid in commission dollars.

         The research services  provided by brokers broadens the scope and supplements the research  activities of the
Sub-Advisor.  That research provides additional views and comparisons for consideration,  and helps the Sub-Advisor to obtain market  information for the valuation of securities  that are either held in the Fund's  portfolio or are being considered for purchase.  The  Sub-Advisor  provides  information  to the Manager and the Board about the  concessions paid to brokers  furnishing  such services,  together with the  Sub-Advisor's  representation  that the amount of such concessions was reasonably related to the value or benefit of such services.

  ------------------------------------------------------- ---------------------------------------------------

                    Fiscal Year Ended:                             Total Brokerage Commissions Paid
                                                                             by the Fund1
  ------------------------------------------------------- ---------------------------------------------------
  ------------------------------------------------------- ---------------------------------------------------

  ------------------------------------------------------- ---------------------------------------------------
  ------------------------------------------------------- ---------------------------------------------------
                         10/31/99                                             $4,693,424
  ------------------------------------------------------- ---------------------------------------------------
  ------------------------------------------------------- ---------------------------------------------------
                         10/31/00                                             $4,555,503
  ------------------------------------------------------- ---------------------------------------------------
  ------------------------------------------------------- ---------------------------------------------------
                         10/31/01                                            $2,530,9062
  ------------------------------------------------------- ---------------------------------------------------
1.       Amounts do not include spreads or commissions on principal transactions on a net trade basis.
2.       In the fiscal year ended 10/31/01,  the amount of transactions  directed to brokers for research services was
     $612,351,105 and the amount of the commissions paid to broker-dealers for those services was $829,948.

Distribution and Service Plans

The  Distributor.  Under its  General  Distributor's  Agreement  with the Trust,  the  Distributor  acts as the Fund's principal  underwriter in the continuous  public  offering of shares of the Fund's classes of shares.  The Distributor bears the  expenses  normally  attributable  to sales,  including  advertising  and the cost of  printing  and mailing prospectuses,  other then those  furnished  to existing  shareholders.  The  Distributor  is not  obligated  to sell a specific number of shares.  Expenses normally attributable to sales are borne by the Distributor.

         The sales charges and  concessions  paid to, or retained by, the  Distributor  from the sale of shares during the Fund's three most recent fiscal years,  and the contingent  deferred sales charges  retained by the Distributor on the redemption of shares for the most recent fiscal year are shown in the tables below.

------------- ------------------ ------------------
                  Aggregate           Class A
Fiscal Year    Front-End Sales    Front-End Sales
Ended 10/31:  Charges on Class   Charges Retained
                  A Shares        by Distributor
------------- ------------------ ------------------
------------- ------------------ ------------------
    1999         $3,799,316          $967,264
------------- ------------------ ------------------
------------- ------------------ ------------------
    2000         $2,360,212          $598,916
------------- ------------------ ------------------
------------- ------------------ ------------------
    2001         $2,118,916          $525,862
------------- ------------------ ------------------

--------------- ----------------------- ------------------- ----------------- ------------------
 Fiscal Year     Concessions on Class     Concessions on     Concessions on    Concessions on
 Ended 10/31:    A Shares Advanced by     Class B Shares     Class C Shares    Class N Shares
                     Distributor1          Advanced by        Advanced by        Advanced by
                                           Distributor1       Distributor1      Distributor1
--------------- ----------------------- ------------------- ----------------- ------------------
--------------- ----------------------- ------------------- ----------------- ------------------
     1999              $904,221             $5,691,828         $1,141,010            N/A
--------------- ----------------------- ------------------- ----------------- ------------------
--------------- ----------------------- ------------------- ----------------- ------------------
     2000              $796,337             $2,961,258          $266,906             N/A
--------------- ----------------------- ------------------- ----------------- ------------------
--------------- ----------------------- ------------------- ----------------- ------------------
     2001              $580,857             $2,741,448          $245,023           $21,769
--------------- ----------------------- ------------------- ----------------- ------------------
1.       The  Distributor  advances  concession  payments to dealers for certain sales of Class A shares and for sales of  Class B and Class C shares from its own resources at the time of sale.

----------------- ------------------------- -------------------------- ------------------------- ---------------------------

                     Class A Contingent        Class B Contingent         Class C Contingent         Class N Contingent
  Fiscal Year      Deferred Sales Charges    Deferred Sales Charges     Deferred Sales Charges     Deferred Sales Charges
  Ended 10/31     Retained by Distributor    Retained by Distributor   Retained by Distributor    Retained by Distributor
----------------- ------------------------- -------------------------- ------------------------- ---------------------------
----------------- ------------------------- -------------------------- ------------------------- ---------------------------
      2001                $52,176                  $2,010,158                  $22,499                       $0
----------------- ------------------------- -------------------------- ------------------------- ---------------------------

Distribution  and Service  Plans.  The Fund has adopted  Distribution  and Service Plans for Class A, Class B, Class C
and Class N shares  under Rule 12b-1 of the  Investment  Company  Act.  Under  those  plans the Fund  compensates  the
Distributor for all or a portion of its costs incurred in connection  with the  distribution  and/or  servicing of the shares of the particular class.

         Under the  plans,  the  Manager  and the  Distributor  may make  payments  to  affiliates  and in their  sole discretion,  from time to time,  may use their own  resources  (at no  direct  cost to the Fund) to make  payments  to brokers,  dealers or other financial  institutions  for  distribution and  administrative  services they perform.  The
Manager  may use its  profits  from the  advisory  fee it  receives  from the  Fund.  In their  sole  discretion,  the
Distributor  and the Manager may  increase or decrease  the amount of payments  they make from their own  resources to plan recipients.

         Unless a plan is terminated as described  below,  the plan  continues in effect from year to year but only if the Fund's Board of Trustees and its  Independent  Trustees  specifically  vote  annually to approve its  continuance.
Approval  must be by a vote cast in person at a meeting  called for the purpose of voting on  continuing  the plan.  A plan may be  terminated  at any time by the  vote of a  majority  of the  Independent  Trustees  or by the vote of the holders of a "majority" (as defined in the Investment Company Act) of the outstanding shares of that class.

         The Board of Trustees  and the  Independent  Trustees  must  approve all material  amendments  to a plan.  An amendment to increase  materially the amount of payments to be made under a plan must be approved by  shareholders  of the class  affected by the  amendment.  Because Class B shares of the Fund  automatically  convert into Class A shares after six years,  the Fund must obtain the approval of both Class A and Class B shareholders  for a proposed  material amendment to the Class A plan that would  materially  increase  payments  under the plan.  That  approval must be by a
"majority" (as defined in the Investment Company Act) of the shares of each class, voting separately by class.

         While the plans are in effect,  the  Treasurer  of the Fund shall  provide  separate  written  reports on the plans to the Board of  Trustees  at least  quarterly  for its  review.  The  reports  shall  detail  the amount of all payments  made under a plan,  and the  purpose  for which the  payments  were made.  Those  reports are subject to the review and approval of the Independent Trustees.

         Each plan states that while it is in effect,  the selection and  nomination of those Trustees of the Fund who are not  "interested  persons" of the Fund is committed to the discretion of the Independent  Trustees.  This does not prevent  the  involvement  of others in the  selection  and  nomination  process as long as the final  decision  as to selection or nomination is approved by a majority of the Independent Trustees.

         Under the plan for a class,  no payment will be made to any  recipient in any quarter in which the  aggregate net asset value of all Fund shares of that class held by the recipient  for itself and its  customers  does not exceed a minimum amount,  if any, that may be set from time to time by a majority of the Independent  Trustees.  The Board of
Trustees has set no minimum amount of assets to qualify for payments under the plans.

         |X|  Service Plans.  Under the service plans,  the  Distributor  currently uses the fees it receives from the
Fund to pay brokers,  dealers and other financial  institutions  (they are referred to as  "recipients")  for personal services and account  maintenance  services they provide for their customers who hold shares of a particular Class, A,
B,  C or N.  The  services  include,  among  others,  answering  customer  inquiries  about  the  Fund,  assisting  in establishing and maintaining  accounts in the Fund,  making the Fund's  investment plans available and providing other services at the request of the Fund or the  Distributor.  The service plans permit  compensation to the Distributor at a rate of up to 0.25% of  average  annual  net  assets  of the  applicable  class.  The Board has set the rate at that level.  While the plans permit the Board to authorize  payments to the  Distributor  to reimburse  itself for services under the plan,  the Board has not yet done so. The  Distributor  makes  payments to plan  recipients  quarterly at an annual rate not to exceed 0.25% of the average  annual net assets  consisting of shares of the  applicable  class held in the accounts of the recipients or their customers.

         |X| Service and  Distribution  Plan Fees. Under each plan,  service fees and  distribution  fees are computed on the average of the net asset value of shares in the  respective  class,  determined as of the close of each regular business day during the period.  The plans  compensate  the  Distributor  at a flat rate for its services and costs in distributing  shares and  servicing  accounts,  whether the  Distributor's  expenses are more or less than the amounts paid by the Fund under the plans during the period for which the fee is paid.  The types of services  that  recipients provide are similar to the services provided under the service plan described above.

         The plans permit the  Distributor  to retain both the  asset-based  sales  charges and the service fees or to pay recipients the service fee on a quarterly basis, without payment in advance.  However,  the Distributor  currently intends to pay the service fee to recipients in advance for the first year after the shares are  purchased.  After the first year shares are outstanding,  the Distributor makes service fee payments  quarterly on those shares. The advance payment is based on the net asset value of shares  sold.  Shares  purchased by exchange do not qualify for the advance service fee payment.  If shares are redeemed during the first year after their purchase,  the recipient of the service fees on those  shares will be  obligated to repay the  Distributor  a pro rata  portion of the advance  payment of the service fee made on those shares.

         Under the Class A plan, the Distributor pays the asset-based  sales charge to brokers,  dealers and financial institutions.  The  Distributor  retains the asset-based  sales charge on Class B and Class N shares.  The Distributor retains the asset-based  sales charge on Class C shares during the first year the shares are outstanding.  It pays the asset-based  sales charge it receives on Class C shares as an ongoing  commission  to the  recipient on Class C shares outstanding for a year or more. If a dealer has a special  agreement with the  Distributor,  the Distributor  will pay the Class B, Class C and/or Class N service fee and the  asset-based  sales charge to the dealer  quarterly in lieu of paying the sales commissions and service fee in advance at the time of purchase.

         The  asset-based  sales charges on Class B, Class C and Class N shares allow  investors to buy shares without a front-end  sales charge while allowing the Distributor to compensate  dealers that sell those shares.  The Fund pays the asset-based sales charges to the Distributor for its services  rendered in distributing  Class A, Class B, Class C and Class N shares. The payments are made to the Distributor in recognition that the Distributor:
o        pays sales  commissions  to  authorized  brokers  and  dealers at the time of sale and pays  service  fees as described above,
o        may finance payment of sales  commissions  and/or the advance of the service fee payment to recipients  under the plans, or may provide such financing from its own resources or from the resources of an affiliate,
o        employs personnel to support distribution of shares, and
o        bears the costs of sales  literature,  advertising  and  prospectuses  (other than those furnished to current shareholders) and state "blue sky" registration fees and certain other distribution expenses.
o        may not be able to  adequately  compensate  dealers  that sell  Class B,  Class C and Class N shares  without receiving  payment  under the plans and  therefore may not be able to offer such Classes for sale absent the plans,
o        receives  payments under the plans  consistent  with the service fees and  asset-based  sales charges paid by other non-proprietary funds that change 12b-1 fees,
o        may use the payment  under the plan to include the Fund in various  third-party  distribution  programs  that may increase sales of Fund shares,
o        may experience  increased  difficulty  selling the Fund's shares if payments under the plan are  discontinued
              because most competitor  funds have plans that pay dealers for rendering  distribution  services as much or more than the amounts currently being paid by the Fund, and
o        may not be able to continue  providing,  at the same or at lesser cost, the same quality  distribution  sales efforts and services,  or to obtain such  services  from brokers and dealers,  if the plan payments were to be discontinued.

When Class B, Class C or Class N shares are sold  without the  designation  of a  broker-dealer,  the  Distributor  is automatically  designated as the broker-dealer of record. In those cases, the Distributor  retains the service fee and asset-based sales charge paid on Class B, Class C and Class N shares.

 --------------------------------------------------------------------------------------------------------------------
                     Distribution Fees Paid to the Distributor in the Fiscal Year Ended 10/31/01
 --------------------------------------------------------------------------------------------------------------------
 -------------------- --------------------- ------------------------ ------------------------ -----------------------
 Class:                  Total Payments       Amount Retained by          Distributor's           Distributor's
                                                                                              Unreimbursed Expenses
                                                                     Aggregate Unreimbursed   as % of Net Assets of
                          Under Plan1             Distributor          Expenses Under Plan            Class
 -------------------- --------------------- ------------------------ ------------------------ -----------------------
 -------------------- --------------------- ------------------------ ------------------------ -----------------------
 Class A Plan         $5,505,159            $623,935                 N/A                               N/A
 -------------------- --------------------- ------------------------ ------------------------ -----------------------
 -------------------- --------------------- ------------------------ ------------------------ -----------------------
 Class B Plan         $13,262,363           $10,121,335              $11,222,717                      0.97%
 -------------------- --------------------- ------------------------ ------------------------ -----------------------
 -------------------- --------------------- ------------------------ ------------------------ -----------------------
 Class C Plan         $2,802,785            $217,460                 $4,231,717                       1.64%
 -------------------- --------------------- ------------------------ ------------------------ -----------------------
 -------------------- --------------------- ------------------------ ------------------------ -----------------------
 Class N Plan         $2,136                $1,934                   $32,224                          1.41%
 -------------------- --------------------- ------------------------ ------------------------ -----------------------
1.       Includes  amount paid to an affiliate of the  Distributor's  parent  company:  $288,454  (Class A),  $130,546
     (Class B) and $55,821 (Class C), $0 (Class N).

         All  payments  under the plans are subject to the  limitations  imposed by the Conduct  Rules of the National
Association of Securities Dealers, Inc. on payments of asset-based sales charges and service fees.

Performance of the Fund

Explanation of  Performance  Terminology.  The Fund uses a variety of terms to illustrate its investment  performance.
Those terms include  "cumulative  total return,"  "average  annual total return,"  "average annual total return at net asset value" and "total return at net asset value." An  explanation  of how total returns are  calculated is set forth below.  The charts  below show the Fund's  performance  as of the Fund's most recent  fiscal year end.  You can obtain current  performance  information  by  calling  the  Fund's  Transfer  Agent  at  1.800.525.7048  or by  visiting  the
OppenheimerFunds Internet web site at http://www.oppenheimerfunds.com.

         The Fund's  illustrations of its performance data in advertisements  must comply with rules of the Securities and  Exchange  Commission.  Those rules  describe the types of  performance  data that may be used and how it is to be calculated.  In general,  any  advertisement by the Fund of its performance data must include the average annual total returns  for the  advertised  class of shares  of the Fund.  Those  returns  must be shown for the 1-, 5- and  10-year periods  (or the life of the class,  if less)  ending as of the most  recently  ended  calendar  quarter  prior to the publication of the advertisement (or its submission for publication).

         Use of standardized  performance  calculations  enables an investor to compare the Fund's  performance to the performance of other funds for the same periods.  However,  a number of factors should be considered  before using the
Fund's performance information as a basis for comparison with other investments:

         |_|  Total returns  measure the  performance of a hypothetical  account in the Fund over various  periods and do not show the  performance  of each  shareholder's  account.  Your  account's  performance  will vary from the model performance  data if your  dividends are received in cash, or you buy or sell shares during the period,  or you bought your shares at a different time and price than the shares used in the model.
         |_|  The Fund's  performance  returns do not  reflect  the effect of taxes on  dividends  and  capital  gains distributions.
         |_|  An investment in the Fund is not insured by the FDIC or any other government agency.
         |_|  The  principal  value of the Fund's  shares and total  returns  are not  guaranteed  and  normally  will fluctuate on a daily basis.
         |_|  When an investor's shares are redeemed, they may be worth more or less than their original cost.
         |_|  Total returns for any given past period represent  historical  performance  information and are not, and should not be considered, a prediction of future returns.

         The  performance  of each  class of shares is shown  separately,  because  the  performance  of each class of shares will usually be  different.  That is because of the  different  kinds of expenses  each class bears.  The total returns  of each  class  of  shares  of the Fund  are  affected  by  market  conditions,  the  quality  of the  Fund's investments,  the maturity of debt  investments,  the types of investments the Fund holds, and its operating  expenses that are allocated to the particular class.

         |X|  Total  Return  Information.  There  are  different  types of  "total  returns"  to  measure  the  Fund's performance.  Total  return  is the  change in value of a  hypothetical  investment  in the Fund over a given  period, assuming  that all  dividends  and capital  gains  distributions  are  reinvested  in  additional  shares and that the investment  is redeemed at the end of the period.  Because of  differences  in expenses for each class of shares,  the total returns for each class are separately  measured.  The cumulative  total return measures the change in value over the entire period (for example,  ten years).  An average annual total return shows the average rate of return for each year in a period that would  produce the  cumulative  total return over the entire  period.  However,  average  annual total returns do not show actual  year-by-year  performance.  The Fund uses  standardized  calculations  for its total returns as prescribed by the SEC. The methodology is discussed below.

         In calculating  total returns for Class A shares,  the current maximum sales charge of 5.75% (as a percentage of the  offering  price) is deducted  from the initial  investment  ("P")  (unless the return is shown  without  sales charge,  as described  below).  For Class B shares,  payment of the  applicable  contingent  deferred  sales charge is applied,  depending  on the period for which the return is shown:  5.0% in the first  year,  4.0% in the second  year,
3.0% in the third and fourth years,  2.0% in the fifth year, 1.0% in the sixth year and none  thereafter.  For Class C shares,  the 1% contingent  deferred sales charge is deducted for returns for the 1-year  period.  For Class N shares, the 1% contingent deferred sales charge is deducted for returns for the life-of-class  periods a applicable.  There is no sales charge on Class Y shares.

              |_|  Average  Annual  Total  Return.  The  "average  annual  total  return"  of each class is an average annual  compounded  rate of return for each year in a  specified  number of years.  It is the rate of return  based on the change in value of a  hypothetical  initial  investment of $1,000 ("P" in the formula  below) held for a number of years  ("n" in the  formula)  to  achieve  an Ending  Redeemable  Value  ("ERV" in the  formula)  of that  investment, according to the following formula:

                                                   ERV - 1 = AVERAGE ANNUAL TOTAL RETURN
                                                  -----
                                                    P

              |_| Cumulative  Total Return.  The "cumulative  total return"  calculation  measures the change in value of a  hypothetical  investment  of $1,000  over an  entire  period of  years.  Its  calculation  uses some of the same factors as average  annual total  return,  but it does not average the rate of return on an annual  basis.  Cumulative total return is determined as follows:

                                                   ERV - P = TOTAL RETURN
                                                  ---------
                                                      P

              |_| Total  Returns  at Net Asset  Value.  From time to time the Fund may also quote a  cumulative  or an average annual total return "at net asset value"  (without  deducting  sales charges) for Class A, Class B, Class C or
Class N shares.  There is no sales charge on Class Y shares.  Each is based on the  difference  in net asset value per share at the  beginning  and the end of the  period for a  hypothetical  investment  in that class of shares  (without considering  front-end  or  contingent  deferred  sales  charges) and takes into  consideration  the  reinvestment  of dividends and capital gains distributions.

----------------------------------------------------------------------------------------------------------------------

                               The Fund's Total Returns for the Periods Ended 10/31/01
----------------------------------------------------------------------------------------------------------------------
-------------- ------------------------- -----------------------------------------------------------------------------
               Cumulative Total                                  Average Annual Total Returns
Class      of  Returns (10 years or
Shares         Life of Class)
-------------- ------------------------- -----------------------------------------------------------------------------
-------------- ------------------------- ------------------------- ------------------------- -------------------------
                                                                            5-Year                   10-Year
                                                  1-Year              (or life-of-class)        (or life-of-class)
-------------- ------------------------- ------------------------- ------------------------- -------------------------
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
                  After       Without       After       Without       After       Without       After       Without
                  Sales        Sales        Sales        Sales        Sales        Sales        Sales        Sales
                 Charge       Charge       Charge       Charge       Charge       Charge       Charge       Charge
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
Class A1         244.97%      266.03%      -8.38%       -2.79%        7.30%        8.58%       13.18%       13.85%
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
Class B2         154.37%      154.37%      -7.74%       -3.40%        7.69%        7.99%       12.11%       12.11%
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
Class C3         150.99%      150.99%      -4.24%       -3.37%        8.00%        8.00%       11.93%       11.93%
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
Class N4          -7.56%      -6.63%         N/A          N/A          N/A          N/A          N/A          N/A
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
Class Y5          49.51%      49.51%         N/A        -2.48%         N/A         8.60%         N/A          N/A
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
1. Inception of Class A:   1/3/89
2. Inception of Class B:   9/1/93
3. Inception of Class C:   9/1/93
4. Inception of Class N:   3/01/01
5. Inception of Class Y:   12/16/96

Other  Performance  Comparisons.  The Fund compares its performance  annually to that of an appropriate  broadly-based market index in its Annual Report to  shareholders.  You can obtain that  information by contacting the Transfer Agent at the addresses or telephone  numbers shown on the cover of this  Statement of Additional  Information.  The Fund may also compare its  performance  to that of other  investments,  including  other mutual  funds,  or use rankings of its performance by independent ranking entities. Examples of these performance comparisons are set forth below.

         |X| Lipper  Rankings.  From time to time the Fund may publish the ranking of the  performance  of its classes of shares by Lipper,  Inc. Lipper is a widely-recognized  independent mutual fund monitoring service.  Lipper monitors the  performance  of regulated  investment  companies,  including the Fund,  and ranks their  performance  for various periods  based on stated  fund  classifications.  Lipper  currently  ranks the Fund's  performance  against  all other flexible  portfolio  funds. The Lipper  performance  rankings are based on total returns that include the reinvestment of capital gain distributions and income dividends but do not take sales charges or taxes into consideration.

         |X|      Morningstar  Rankings.  From time to time the Fund may publish the ranking and/or star rating of the performance  of its  classes  of  shares  by  Morningstar,  Inc.,  an  independent  mutual  fund  monitoring  service.
Morningstar rates and ranks mutual funds in broad investment  categories:  domestic stock funds,  international  stock funds, taxable bond funds and municipal bond funds. The Fund is included among domestic stock funds.

         Morningstar  proprietary star rankings reflect  historical  risk-adjusted  total investment  return. For each fund  with at least a  three-year  history,  Morningstar  calculates  a  Morningstar  RatingTM  metric  each  month by subtracting the return on a 90-day U.S. Treasury Bill from the fund's  load-adjusted  return for the same period,  and then  adjusting  this excess  return for risk.  The top 10% of funds in each broad asset  class  receive 5 stars,  the next 22.5%  receive 4 stars,  the next 35% receive 3 stars,  the next 22.5% receive 2 stars and the bottom 10% receive
1 star.  The Overall  Morningstar  Rating for a fund is derived  from a weighted  average of the  performance  figures associated with its three-, five- and ten-year (if applicable) Morningstar Ratings metrics.
         The Fund may also compare its total return  ranking to that of other funds in its  Morningstar  category,  in addition to its star ratings.  Those total return  rankings are  percentages  from one percent to one hundred  percent and are not risk  adjusted.  For  example,  if a fund is in the 94th  percentile,  that means that 94% of the funds in the same category performed better than it did.

         |X|  Performance  Rankings and  Comparisons  by Other Entities and  Publications.  From time to time the Fund may include in its  advertisements  and sales literature  performance  information  about the Fund cited in newspapers and other periodicals such as The New York Times, The Wall Street Journal,  Barron's,  or similar  publications.  That
information  may  include  performance  quotations  from  other  sources,   including  Lipper  and  Morningstar.   The
performance  of the Fund's  classes of shares may be compared in  publications  to the  performance  of various market indices or other investments,  and averages,  performance  rankings or other benchmarks  prepared by recognized mutual fund statistical services.

         Investors  may also wish to compare the  returns on the Fund's  share  classes to the return on  fixed-income
investments  available  from  banks  and  thrift  institutions.   Those  include  certificates  of  deposit,  ordinary
interest-paying  checking and savings accounts,  and other forms of fixed or variable time deposits, and various other instruments such as Treasury bills.  However,  the Fund's returns and share price are not guaranteed or insured by the
FDIC or any other agency and will fluctuate  daily,  while bank depository  obligations may be insured by the FDIC and may provide  fixed rates of return.  Repayment of principal  and payment of interest on Treasury  securities is backed by the full faith and credit of the U.S. Government.

         From time to time,  the Fund may publish  rankings or ratings of the  Manager or Transfer  Agent,  and of the investor services provided by them to shareholders of the Oppenheimer  funds,  other than performance  rankings of the
Oppenheimer  funds  themselves.  Those ratings or rankings of shareholder  and investor  services by third parties may include  comparisons  of their  services to those  provided by other  mutual fund  families  selected by the rating or ranking services.  They may be based upon the opinions of the rating or ranking service itself,  using its research or judgment, or based upon surveys of investors, brokers, shareholders or others.

         From  time to time  the Fund may  include  in its  advertisements  and  sales  literature  the  total  return performance of a hypothetical  investment  account that includes shares of the fund and other  Oppenheimer  funds. The combined  account may be part of an illustration of an asset  allocation  model or similar  presentation.  The account performance  may combine total return  performance of the fund and the total return  performance of other  Oppenheimer funds included in the account.  Additionally,  from time to time, the Fund's  advertisements  and sales literature may include,  for illustrative or comparative  purposes,  statistical data or other  information about general or specific market and economic conditions. That may include, for example,
o        information  about the  performance  of  certain  securities  or  commodities  markets or  segments  of those markets,
o        information about the performance of the economies of particular countries or regions,
o        the  earnings of  companies  included in segments of  particular  industries,  sectors,  securities  markets, countries or regions,
o        the availability of different types of securities or offerings of securities,
o        information  relating  to the  gross  national  or gross  domestic  product  of the  United  States  or other countries or regions,
o         comparisons   of  various  market   sectors  or  indices  to   demonstrate   performance,   risk,  or  other
     characteristics of the Fund.

ABOUT YOUR ACCOUNT

How to Buy Shares

         Additional  information  is  presented  below about the  methods  that can be used to buy shares of the Fund.
Appendix C contains  more  information  about the  special  sales  charge  arrangements  offered by the Fund,  and the circumstances in which sales charges may be reduced or waived for certain classes of investors.

AccountLink.  When shares are  purchased  through  AccountLink,  each  purchase  must be at least $25.  Shares will be purchased on the regular  business day the Distributor is instructed to initiate the Automated  Clearing House ("ACH")
transfer to buy the  shares.  That  instruction  must be  received  prior to the close of The New York Stock  Exchange that day.  Dividends  will begin to accrue on shares  purchased with the proceeds of ACH transfers on the business day after the shares are  purchased.  The Exchange  normally  closes at 4:00 P.M.,  but may close earlier on certain days.
The proceeds of ACH transfers  are normally  received by the Fund 3 days after the  transfers  are  initiated.  If the proceeds of the ACH transfer  are not received on a timely  basis,  the  Distributor  reserves the right to cancel the purchase order.  The Distributor and the Fund are not responsible for any delays in purchasing  shares  resulting from delays in ACH transmissions.

Reduced  Sales  Charges.  As  discussed  in the  Prospectus,  a reduced  sales charge rate may be obtained for Class A shares under Right of  Accumulation  and Letters of Intent  because of the economies of sales efforts and reduction in expenses  realized by the  Distributor,  dealers and brokers making such sales.  No sales charge is imposed in certain other  circumstances  described in Appendix C to this Statement of Additional  Information  because the Distributor or dealer or broker incurs little or no selling expenses.

         |X| Right of Accumulation.  To qualify for the lower sales charge rates that apply to larger purchases of
Class A shares, you and your spouse can add together:
o        Class A and Class B shares you purchase for your individual accounts (including IRAs and 403(b) plans), or
                                                                                                                -
                  for your joint accounts, or for trust or custodial accounts on behalf of your children who are minors, and
o        Current purchases of Class A and Class B shares of the Fund and other Oppenheimer funds to reduce the sales charge rate that applies to current purchases of Class A shares, and
o        Class A and Class B shares of Oppenheimer funds you previously purchased subject to an initial or contingent deferred sales charge to reduce the sales charge rate for current purchases of Class A shares, provided that you still hold your investment in one of the Oppenheimer funds.

         A fiduciary can count all shares purchased for a trust,  estate or other fiduciary account  (including one or more employee benefit plans of the same employer) that has multiple  accounts.  The Distributor will add the value, at current  offering  price, of the shares you previously  purchased and currently own to the value of current  purchases to determine the sales charge rate that applies.  The reduced sales charge will apply only to current  purchases.  You must request it when you buy shares.

|X|      The Oppenheimer  Funds.  The Oppenheimer  funds are those mutual funds for which the Distributor  acts as the distributor or the sub-distributor and currently include the following:
Oppenheimer Bond Fund                                         Oppenheimer Municipal Bond Fund
Oppenheimer California Municipal Fund                         Oppenheimer New York Municipal Fund
Oppenheimer Capital Appreciation Fund                         Oppenheimer New Jersey Municipal Fund
Oppenheimer Capital Preservation Fund                         Oppenheimer Pennsylvania Municipal Fund
Oppenheimer Capital Income Fund                               Oppenheimer Quest Balanced Value Fund
Oppenheimer Champion Income Fund                              Oppenheimer Quest Capital Value Fund, Inc.
Oppenheimer Concentrated Growth Fund                          Oppenheimer Quest Global Value Fund, Inc.
Oppenheimer Convertible Securities Fund                       Oppenheimer Quest Opportunity Value Fund
Oppenheimer Developing Markets Fund                           Oppenheimer Quest Value Fund, Inc.
Oppenheimer Disciplined Allocation Fund                       Oppenheimer Real Asset Fund
Oppenheimer Discovery Fund                                    Oppenheimer Rochester National Municipals
Oppenheimer Emerging Growth Fund                              Oppenheimer Senior Floating Rate Fund
Oppenheimer Emerging Technologies Fund                        Oppenheimer Small Cap Value Fund
Oppenheimer Enterprise Fund                                   Oppenheimer Special Value Fund
Oppenheimer Europe Fund                                       Oppenheimer Strategic Income Fund
Oppenheimer Global Fund                                       Oppenheimer Total Return Fund, Inc.
Oppenheimer Global Growth & Income Fund                   Oppenheimer Trinity Core Fund
Oppenheimer Gold & Special Minerals Fund                  Oppenheimer Trinity Large Cap Growth Fund
Oppenheimer Growth Fund                                       Oppenheimer Trinity Value Fund
Oppenheimer High Yield Fund                                   Oppenheimer U.S. Government Trust
Oppenheimer Intermediate Municipal Fund                       Oppenheimer Value Fund
Oppenheimer International Bond Fund                           Limited-Term New York Municipal Fund
Oppenheimer International Growth Fund                         Rochester Fund Municipals
Oppenheimer International Small Company Fund                  OSM1- Gartmore Millennium Growth Fund
Oppenheimer Limited Term Government Fund                      OSM1 - Jennison Growth Fund
Oppenheimer Main Street Growth & Income Fund              OSM1 - Mercury Advisors S&P 500 Index
Oppenheimer Main Street Opportunity Fund                      OSM1 - Mercury Advisors Focus Growth Fund
Oppenheimer Main Street Small Cap Fund                        OSM1 - QM Active Balanced Fund
Oppenheimer MidCap Fund                                       OSM1 - Salomon Brothers Capital Fund
Oppenheimer Multiple Strategies Fund
and the following money market funds:

Centennial America Fund, L. P.                                Centennial New York Tax Exempt Trust
Centennial California Tax Exempt Trust                        Centennial Tax Exempt Trust
Centennial Government Trust                                   Oppenheimer Cash Reserves
Centennial Money Market Trust                                 Oppenheimer Money Market Fund, Inc.

1 - "OSM" stands for Oppenheimer Select Managers

         There is an initial  sales charge on the purchase of Class A shares of each of the  Oppenheimer  funds except the  money  market  funds.  Under  certain  circumstances  described  in this  Statement  of  Additional  Information, redemption proceeds of certain money market fund shares may be subject to a contingent deferred sales charge.

         |X|  Letters  of  Intent.  Under a Letter of Intent,  if you  purchase  Class A shares or Class A and Class B shares of the Fund and other  Oppenheimer  funds during a 13-month  period,  you can reduce the sales charge rate that applies to your  purchases of Class A shares.  The total amount of your  intended  purchases of both Class A and Class
B shares will  determine the reduced sales charge rate for the Class A shares  purchased  during that period.  You can include purchases made up to 90 days before the date of the Letter.

         A Letter of Intent is an  investor's  statement in writing to the  Distributor  of the  intention to purchase
Class A shares or Class A and Class B shares of the Fund (and other  Oppenheimer  funds) during a 13-month period (the
"Letter of Intent  period").  At the investor's  request,  this may include  purchases made up to 90 days prior to the date of the Letter.  The Letter states the  investor's  intention to make the aggregate  amount of purchases of shares which,  when added to the investor's  holdings of shares of those funds,  will equal or exceed the amount specified in the Letter.  Purchases made by reinvestment of dividends or  distributions  of capital gains and purchases made at net asset value without sales charge do not count toward satisfying the amount of the Letter.

         A Letter  enables an  investor to count the Class A and Class B shares  purchased  under the Letter to obtain the reduced  sales charge rate on purchases of Class A shares of the Fund (and other  Oppenheimer  funds) that applies under the Right of  Accumulation  to current  purchases of Class A shares.  Each  purchase of Class A shares under the
Letter will be made at the offering price  (including the sales charge) that applies to a single lump-sum  purchase of shares in the amount intended to be purchased under the Letter.

         In submitting a Letter,  the investor  makes no commitment to purchase  shares.  However,  if the  investor's purchases  of shares  within  the  Letter of  Intent  period,  when  added to the  value  (at  offering  price) of the investor's  holdings of shares on the last day of that period,  do not equal or exceed the intended  purchase  amount, the  investor  agrees to pay the  additional  amount of sales  charge  applicable  to such  purchases.  That amount is described  in "Terms of  Escrow,"  below  (those  terms may be  amended  by the  Distributor  from time to time).  The investor  agrees  that  shares  equal in value to 5% of the  intended  purchase  amount  will be held in escrow by the
Transfer  Agent  subject  to the  Terms  of  Escrow.  Also,  the  investor  agrees  to be  bound  by the  terms of the
Prospectus,  this Statement of Additional  Information and the Application used for a Letter of Intent. If those terms are amended,  as they may be from time to time by the Fund,  the investor  agrees to be bound by the amended terms and that those amendments will apply automatically to existing Letters of Intent.

         If the total  eligible  purchases made during the Letter of Intent period do not equal or exceed the intended purchase  amount,  the  commissions  previously  paid to the dealer of record for the  account and the amount of sales charge  retained by the  Distributor  will be adjusted to the rates  applicable  to actual total  purchases.  If total eligible  purchases  during the Letter of Intent  period  exceed the  intended  purchase  amount and exceed the amount needed to qualify for the next sales charge rate  reduction set forth in the  Prospectus,  the sales charges paid will be adjusted to the lower rate.  That  adjustment  will be made only if and when the dealer returns to the  Distributor the excess of the amount of  commissions  allowed or paid to the dealer over the amount of  commissions  that apply to the  actual  amount of  purchases.  The  excess  commissions  returned  to the  Distributor  will be used to  purchase additional  shares  for the  investor's  account  at the net  asset  value  per  share in  effect  on the date of such purchase, promptly after the Distributor's receipt thereof.

         The Transfer  Agent will not hold shares in escrow for purchases of shares of the Fund and other  Oppenheimer funds by  OppenheimerFunds  prototype 401(k) plans under a Letter of Intent.  If the intended  purchase amount under a
Letter of Intent  entered into by an  OppenheimerFunds  prototype  401(k) plan is not purchased by the plan by the end of the Letter of Intent period,  there will be no adjustment of  commissions  paid to the  broker-dealer  or financial institution of record for accounts held in the name of that plan.

         In determining  the total amount of purchases made under a Letter,  shares  redeemed by the investor prior to the  termination  of the Letter of Intent period will be deducted.  It is the  responsibility  of the dealer of record and/or the  investor  to advise the  Distributor  about the Letter in placing  any  purchase  orders for the  investor during the Letter of Intent period.  All of such purchases must be made through the Distributor.

         |X|  Terms of Escrow That Apply to Letters of Intent.

1.       Out of the initial purchase (or subsequent  purchases if necessary) made pursuant to a Letter,  shares of the
               Fund equal in value up to 5% of the intended  purchase amount  specified in the Letter shall be held in escrow by the Transfer  Agent.  For example,  if the intended  purchase  amount is $50,000,  the escrow shall be shares valued in the amount of $2,500  (computed at the offering  price adjusted for a $50,000 purchase).  Any dividends and capital gains  distributions  on the escrowed  shares will be credited to the investor's account.

2.       If the total minimum investment  specified under the Letter is completed within the thirteen-month  Letter of
               Intent period, the escrowed shares will be promptly released to the investor.

         3.    If, at the end of the  thirteen-month  Letter of Intent  period  the total  purchases  pursuant  to the
               Letter are less than the intended  purchase amount specified in the Letter,  the investor must remit to the Distributor an amount equal to the difference  between the dollar amount of sales charges  actually paid and the amount of sales  charges  which  would have been paid if the total  amount  purchased  had been made at a single time.  That sales charge  adjustment  will apply to any shares  redeemed prior to the  completion  of the Letter.  If the  difference  in sales  charges is not paid  within  twenty days after a request from the  Distributor or the dealer,  the  Distributor  will,  within sixty days of the expiration of the Letter,  redeem the number of escrowed  shares  necessary to realize such  difference in sales charges.  Full and fractional  shares  remaining  after such  redemption will be released from escrow.  If a request is received to redeem  escrowed  shares  prior to the payment of such  additional sales charge, the sales charge will be withheld from the redemption proceeds.

4.       By  signing  the  Letter,  the  investor   irrevocably   constitutes  and  appoints  the  Transfer  Agent  as
               attorney-in-fact to surrender for redemption any or all escrowed shares.
5.       The shares  eligible for purchase under the Letter (or the holding of which may be counted toward  completion of a Letter) include:
(a)      Class A shares sold with a front-end sales charge or subject to a Class A contingent deferred sales charge,
(b)      Class B shares of other Oppenheimer funds acquired subject to a contingent deferred sales charge, and
(c)      Class A or Class B shares  acquired by exchange of either (1) Class A shares of one of the other  Oppenheimer funds that were acquired  subject to a Class A initial or contingent  deferred  sales charge or (2)
                   Class B shares of one of the other  Oppenheimer  funds that were  acquired  subject to a contingent deferred sales charge.

         6.    Shares held in escrow  hereunder  will  automatically  be exchanged for shares of another fund to which an exchange is requested,  as described in the section of the  Prospectus  entitled  "How to Exchange  Shares" and the escrow will be transferred to that other fund.

Asset  Builder  Plans.  To  establish an Asset  Builder  Plan to buy shares  directly  from a bank  account,  you must enclose a check (the  minimum is $25) for the  initial  purchase  with your  application.  Shares  purchased  by Asset
Builder Plan payments from bank accounts are subject to the redemption  restrictions  for recent  purchases  described in the  Prospectus.  Asset  Builder Plans are  available  only if your bank is an ACH member.  Asset Builder Plans may not be used to buy shares for  OppenheimerFunds-sponsored  qualified  retirement  accounts.  Asset  Builder Plans also enable  shareholders  of  Oppenheimer  Cash  Reserves  to use their  account  in that fund to make  monthly  automatic purchases of shares of up to four other Oppenheimer funds.

         If you make  payments  from your bank  account to  purchase  shares of the Fund,  your bank  account  will be debited  automatically.  Normally the debit will be made two business days prior to the investment  dates you selected on your application.  Neither the Distributor,  the Transfer Agent nor the Fund shall be responsible for any delays in purchasing shares that result from delays in ACH transmissions.

         Before you establish  Asset  Builder  payments,  you should obtain a prospectus of the selected  fund(s) from your  financial  advisor  (or the  Distributor)  and  request  an  application  from  the  Distributor.  Complete  the application  and return it. You may change  the  amount of your  Asset  Builder  payment or your can  terminate  these automatic  investments at any time by writing to the Transfer Agent.  The Transfer Agent requires a reasonable  period
(approximately  10 days) after receipt of your  instructions  to implement them. The Fund reserves the right to amend, suspend, or discontinue offering Asset Builder plans at any time without prior notice.

Retirement  Plans.  Certain types of retirement plans are entitled to purchase shares of the Fund without sales charge or at reduced sales charge rates,  as described in Appendix C to this  Statement of  Additional  Information.  Certain special sales charge  arrangements  described in that Appendix apply to retirement  plans whose records are maintained on a daily valuation basis by Merrill Lynch Pierce Fenner & Smith,  Inc.  ("Merrill  Lynch") or an independent  record keeper that has a contract or special  arrangement  with Merrill  Lynch.  If on the date the plan  sponsor  signed the
Merrill  Lynch  record  keeping  service  agreement  the plan has less than $3 million in assets  (other  than  assets invested in money market funds) invested in applicable  investments,  then the retirement plan may purchase only Class
B shares of the Oppenheimer  funds.  Any retirement  plans in that category that currently invest in Class B shares of the  Fund  will  have  their  Class B shares  converted  to Class A shares  of the  Fund  when the  plan's  applicable investments reach $5 million.

Cancellation  of  Purchase  Orders.  Cancellation  of  purchase  orders for the Fund's  shares  (for  example,  when a purchase  check is returned to the Fund  unpaid)  causes a loss to be incurred  when the net asset value of the Fund's shares on the  cancellation  date is less than on the purchase  date.  That loss is equal to the amount of the decline in the net  asset  value  per share  multiplied  by the  number of shares  in the  purchase  order.  The  investor  is responsible  for that loss. If the investor  fails to compensate the Fund for the loss,  the  Distributor  will do so.
The Fund may  reimburse  the  Distributor  for that amount by  redeeming  shares from any account  registered  in that investor's name, or the Fund or the Distributor may seek other redress.

Classes of Shares.  Each class of shares of the Fund  represents an interest in the same  portfolio of  investments of the Fund.  However,  each class has different  shareholder  privileges and features.  The net income attributable to a class of shares and the dividends  payable on a class of shares will be reduced by  incremental  expenses borne solely by that class.  Those expenses  include the  asset-based  sales charges to which Class A, Class B, Class C and Class N are subject.

         The  availability  of  different  classes of shares  permits an investor  to choose the method of  purchasing shares that is more  appropriate for the investor.  That may depend on the amount of the purchase,  the length of time the investor  expects to hold shares,  and other relevant  circumstances.  Class A shares normally are sold subject to an initial  sales charge.  While Class B, Class C and Class N shares have no initial sales charge,  the purpose of the deferred sales charge and  asset-based  sales charge on Class B, Class C and Class N shares is the same as that of the initial  sales  charge  on  Class A shares  - to  compensate  the  Distributor  and  brokers,  dealers  and  financial institutions  that sell shares of the Fund.  A  salesperson  who is entitled to receive  compensation  from his or her firm for selling  Fund shares may receive  different  levels of  compensation  for selling one class of shares  rather than another.

         The  Distributor  will not  accept  any  order in the  amount  of  $500,000  or more for Class B shares or $1 million or more for Class C shares on behalf of a single  investor  (not  including  dealer  "street  name" or omnibus accounts).  That is because  generally it will be more  advantageous  for that investor to purchase  Class A shares of the Fund.

|X|      Class A Shares Subject to a Contingent Deferred Sales Charge. For purchases of
Class A shares subject to a contingent  deferred  sales charge as described in the  Prospectus,  no sales  concessions will be paid to the  broker-dealer  of record,  as  described in the  Prospectus,  on sales of Class A shares with the redemption  proceeds of shares of another  mutual fund offered as an investment  option in a retirement  plan in which
Oppenheimer  funds are also offered as investment  options under a special  arrangement with the  Distributor,  if the purchase  occurs more than 30 days after the  Oppenheimer  funds are added as an  investment  option  under that plan.
Additionally,  that  concession  will not be paid on purchases of shares by a retirement plan made with the redemption proceeds of Class N shares of one or more Oppenheimer funds held by the plan for more than 18 months.

         |X| Class B Conversion.  Under current  interpretations  of applicable federal income tax law by the Internal
Revenue  Service,  the  conversion  of Class B shares to Class A shares  after six years is not  treated  as a taxable event for the  shareholder.  If those  laws or the IRS  interpretation  of those laws  should  change,  the  automatic conversion  feature may be suspended.  In that event, no further  conversions of Class B shares would occur while that suspension  remained in effect.  Although  Class B shares could then be  exchanged  for Class A shares on the basis of relative net asset value of the two classes,  without the  imposition of a sales charge or fee,  such  exchange  could constitute  a taxable  event for the  shareholder,  and absent  such  exchange,  Class B shares  might  continue to be subject to the asset-based sales charge for longer than six years.

         |X|  Allocation  of  Expenses.  The Fund pays  expenses  related to its daily  operations,  such as custodian fees,  Trustees'  fees,  transfer  agency fees,  legal fees and  auditing  costs.  Those  expenses are paid out of the
Fund's  assets and are not paid  directly  by  shareholders.  However,  those  expenses  reduce the net asset value of shares, and therefore are indirectly borne by shareholders through their investment.

         |X| Availability of Class N Shares. to certain customers of broker-dealers and financial advisors that are identified in a special agreement between the broker-dealer or financial advisor and the Distributor for that purpose.

              The sales concession and the advance of the service fee, as described in the Prospectus, will not be paid to dealers of record on sales of Class N shares on:
o        purchases of Class N shares in amounts of $500,000 or more by a retirement plan that pays for the purchase with the redemption proceeds of Class A shares of one or more Oppenheimer funds (other than rollovers from an OppenheimerFunds-sponsored Pinnacle or Ascender 401(k) plan to any IRA invested in the Oppenheimer funds),
o        purchases of Class N shares in amounts of $500,000 or more by a retirement plan that pays for the purchase with the redemption proceeds of  Class C shares of one or more Oppenheimer funds held by the plan for more than one year (other than rollovers from an OppenheimerFunds-sponsored Pinnacle or
                  Ascender 401(k) plan to any IRA invested in the Oppenheimer funds), and
o        on purchases of Class N shares by an OppenheimerFunds-sponsored Pinnacle or Ascender 401(k) plan made with the redemption proceeds of Class A shares of one or more Oppenheimer funds.

         The  methodology  for  calculating  the net asset  value,  dividends  and  distributions  of the Fund's share classes  recognizes  two types of expenses.  General  expenses that do not pertain  specifically  to any one class are allocated  pro rata to the shares of all  classes.  The  allocation  is based on the  percentage  of the Fund's  total assets that is  represented  by the assets of each class,  and then equally to each  outstanding  share within a given class. Such general expenses include  management fees, legal,  bookkeeping and audit fees,  printing and mailing costs of  shareholder  reports,  Prospectuses,  Statements  of  Additional  Information  and  other  materials  for  current shareholders,  fees to unaffiliated  Trustees,  custodian  expenses,  share issuance costs,  organization and start-up costs, interest, taxes and brokerage commissions, and non-recurring expenses, such as litigation costs.

         Other  expenses  that  are  directly  attributable  to a  particular  class  are  allocated  equally  to each outstanding  share within that class.  Examples of such expenses  include  distribution and service plan (12b-1) fees, transfer and shareholder  servicing  agent fees and expenses,  and  shareholder  meeting  expenses (to the extent that such expenses pertain only to a specific class).

Determination  of Net Asset  Values Per Share.  The net asset values per share of each class of shares of the Fund are determined  as of the close of business  of The New York Stock  Exchange  on each day that the  Exchange is open.  The calculation  is done by dividing  the value of the Fund's net assets  attributable  to a class by the number of shares of that class that are  outstanding.  The Exchange  normally closes at 4:00 P.M., New York time, but may close earlier on some other days (for  example,  in case of weather  emergencies  or on days  falling  before a U.S.  holiday).  The
Exchange's most recent annual  announcement  (which is subject to change) states that it will close on New Year's Day,
Presidents' Day, Martin Luther King, Jr. Day, Good Friday,  Memorial Day,  Independence  Day, Labor Day,  Thanksgiving
Day and Christmas Day.  It may also close on other days.

         Dealers other than Exchange  members may conduct trading in certain  securities on days on which the Exchange is closed  (including  weekends and U.S.  holidays) or after 4:00 P.M. on a regular  business day.  Because the Fund's net asset values will not be  calculated  on those days,  the Fund's net asset  values per share may be  significantly affected on such days when  shareholders  may not  purchase or redeem  shares.  Additionally,  trading on European and
Asian stock  exchanges  and  over-the-counter  markets  normally is  completed  before the close of The New York Stock
Exchange.

         Changes in the values of securities  traded on foreign  exchanges or markets as a result of events that occur after the prices of those  securities are determined,  but before the close of The New York Stock  Exchange,  will not be reflected in the Fund's  calculation of its net asset values that day unless the Manager  determines that the event is likely to effect a material  change in the value of the  security.  If such  determination  is made,  the  Manager, acting through an internal  valuation  committee,  will  establish a valuation for such security  subject to approval, ratification and confirmation by the Board at its next ensuing meeting.

         |X|  Securities  Valuation.  The Fund's Board of Trustees has  established  procedures  for the  valuation of the Fund's securities. In general those procedures are as follows:

              |_|  Equity securities traded on a U.S. securities exchange or on NASDAQ are valued as follows:
(1)      if last sale  information  is  regularly  reported,  they are valued at the last  reported  sale price on the principal exchange on which they are traded or on NASDAQ, as applicable, on that day, or
(2)      if last sale  information  is not  available on a valuation  date,  they are valued at the last reported sale price  preceding the valuation  date if it is within the spread of the closing "bid" and "asked"
                      prices on the valuation date or, if not,  at the closing "bid" price on the valuation date.
              |_| Equity securities  traded on a foreign  securities  exchange  generally are valued in one of the following ways:
(1)      at the last sale price available to the pricing service approved by the Board of Trustees, or
(2)      at the last sale price  obtained  by the  Manager  from the  report of the  principal  exchange  on which the security is traded at its last trading session on or immediately before the valuation date, or
(3)      at the mean between the "bid" and "asked" prices  obtained from the principal  exchange on which the security is traded or, on the basis of reasonable inquiry, from two market makers in the security.
              |_|  Long-term  debt  securities  having a remaining  maturity in excess of 60 days are valued  based on the mean between the "bid" and "asked" prices  determined by a portfolio  pricing service approved by the Fund's Board of  Trustees  or obtained by the Manager  from two active  market  makers in the  security on the basis of  reasonable inquiry.
              |_| The  following  securities  are valued at the mean between the "bid" and "asked"  prices  determined by a pricing  service  approved by the Fund's  Board of Trustees  or  obtained by the Manager  from two active  market makers in the security on the basis of reasonable inquiry:
(1)      debt instruments that have a maturity of more than 397 days when issued,
(2)      debt  instruments  that had a maturity of 397 days or less when issued and have a remaining  maturity of more than 60 days, and
(3)      non-money  market  debt  instruments  that had a  maturity  of 397 days or less when  issued and which have a remaining maturity of 60 days or less.
         |_|  The following  securities  are valued at cost,  adjusted for  amortization  of premiums and accretion of discounts:
(1)      money market debt securities  held by a non-money  market fund that had a maturity of less than 397 days when issued that have a remaining maturity of 60 days or less, and
(2)      debt instruments held by a money market fund that have a remaining maturity of 397 days or less.
         |_|  Securities (including restricted securities) not having  readily-available  market quotations are valued at fair  value  determined  under the  Board's  procedures.  If the  Manager  is unable to locate  two market makers  willing to give quotes,  a security  may be priced at the mean  between the "bid" and "asked"  prices provided by a single  active  market maker (which in certain cases may be the "bid" price if no "asked" price is available).

         In the  case  of  U.S.  Government  securities,  mortgage-backed  securities,  corporate  bonds  and  foreign government  securities,  when last sale information is not generally  available,  the Manager may use pricing services approved by the Board of Trustees.  The pricing  service may use  "matrix"  comparisons  to the prices for  comparable instruments  on the basis of quality,  yield,  and  maturity.  Other  special  factors  may be  involved  (such as the tax-exempt  status of the  interest  paid by  municipal  securities).  The Manager  will  monitor the  accuracy of the pricing  services.  That monitoring may include  comparing prices used for portfolio  valuation to actual sales prices of selected securities.

         The closing prices in the London foreign  exchange  market on a particular  business day that are provided to the Manager by a bank,  dealer or pricing  service  that the Manager has  determined  to be reliable are used to value foreign  currency,  including  forward  contracts,  and to convert to U.S. dollars  securities that are denominated in foreign currency.

         Puts,  calls,  and  futures  are valued at the last sale price on the  principal  exchange  on which they are traded or on NASDAQ,  as applicable,  as determined by a pricing  service  approved by the Board of Trustees or by the
Manager.  If there were no sales that day,  they shall be valued at the last sale price on the  preceding  trading day if it is within the spread of the  closing  "bid" and  "asked"  prices on the  principal  exchange or on NASDAQ on the valuation  date.  If not,  the value  shall be the  closing  bid price on the  principal  exchange or on NASDAQ on the valuation  date.  If the put,  call or future is not traded on an  exchange  or on  NASDAQ,  it shall be valued by the mean between "bid" and "asked"  prices  obtained by the Manager from two active market  makers.  In certain cases that may be at the "bid" price if no "asked" price is available.

         When the Fund writes an option,  an amount equal to the premium  received is included in the Fund's Statement of Assets and  Liabilities  as an asset.  An  equivalent  credit is included in the liability  section.  The credit is adjusted  ("marked-to-market")  to reflect the current market value of the option.  In determining  the Fund's gain on investments,  if a call or put written by the Fund is exercised,  the proceeds are increased by the premium  received.
If a call or put written by the Fund  expires,  the Fund has a gain in the amount of the  premium.  If the Fund enters into a closing purchase  transaction,  it will have a gain or loss, depending on whether the premium received was more or less  than the  cost of the  closing  transaction.  If the Fund  exercises  a put it  holds,  the  amount  the Fund receives on its sale of the underlying investment is reduced by the amount of premium paid by the Fund.

How to Sell Shares

The information below supplements the terms and conditions for redeeming shares set forth in the prospectus.

Reinvestment  Privilege.  Within six months of a redemption,  a shareholder may reinvest all or part of the redemption proceeds of:

         |_|  Class A shares  purchased  subject to an initial  sales  charge or Class A shares on which a  contingent deferred sales charge was paid, or

         |_|  Class B shares that were subject to the Class B contingent deferred sales charge when redeemed.

         The  reinvestment  may be made  without  sales  charge only in Class A shares of the Fund or any of the other
Oppenheimer  funds into which shares of the Fund are  exchangeable  as described  in "How to Exchange  Shares"  below.
Reinvestment  will be at the net asset value next computed after the Transfer Agent receives the  reinvestment  order.
The shareholder  must ask the Transfer Agent for that privilege at the time of  reinvestment.  This privilege does not apply to Class C or Class Y shares. The Fund may amend,  suspend or cease offering this reinvestment  privilege at any time as to shares redeemed after the date of such amendment, suspension or cessation.

         Any capital  gain that was  realized  when the shares were  redeemed is taxable,  and  reinvestment  will not alter any capital  gains tax payable on that gain.  If there has been a capital  loss on the  redemption,  some or all of the loss may not be tax  deductible,  depending  on the timing and amount of the  reinvestment.  Under the Internal
Revenue Code, if the  redemption  proceeds of Fund shares on which a sales charge was paid are reinvested in shares of the Fund or another of the Oppenheimer funds within 90 days of payment of the sales charge,  the  shareholder's  basis in the shares of the Fund that were  redeemed may not include the amount of the sales  charge paid.  That would reduce the loss or increase the gain recognized from the  redemption.  However,  in that case the sales charge would be added to the basis of the shares acquired by the reinvestment of the redemption proceeds.

Payments "In Kind".  The  Prospectus  states that payment for shares  tendered for  redemption is  ordinarily  made in cash.  However,  under  certain  circumstances  the  Board of  Trustees  of the Fund  may  determine  that it would be detrimental  to the best  interests of the remaining  shareholders  of the Fund to make payment of a redemption  order wholly  or  partly  in  cash.  In that  case,  the  Fund  may pay the  redemption  proceeds  in  whole or in part by a distribution "in kind" of liquid securities from the portfolio of the Fund, in lieu of cash.

         The Fund has elected to be governed by Rule 18f-1 under the  Investment  Company  Act.  Under that rule,  the
Fund is  obligated  to redeem  shares  solely in cash up to the lesser of $250,000 or 1% of the net assets of the Fund during any 90-day period for any one  shareholder.  If shares are redeemed in kind,  the redeeming  shareholder  might incur  brokerage  or other  costs in selling  the  securities  for cash.  The Fund will value  securities  used to pay redemptions  in kind using the same  method the Fund uses to value its  portfolio  securities  described  above  under
"Determination  of Net Asset Values Per Share." That  valuation  will be made as of the time the  redemption  price is determined.

Involuntary  Redemptions.  The Fund's  Board of  Trustees  has the right to cause the  involuntary  redemption  of the shares held in any account if the  aggregate  net asset value of those shares is less than $500 or such lesser  amount as the Board may fix. The Board will not cause the  involuntary  redemption  of shares in an account if the  aggregate net asset value of such  shares has fallen  below the stated  minimum  solely as a result of market  fluctuations.  If the Board exercises this right,  it may also fix the  requirements  for any notice to be given to the  shareholders in question (not less than 30 days).  The Board may  alternatively  set  requirements for the shareholder to increase the investment, or set other terms and conditions so that the shares would not be involuntarily redeemed.

Transfers of Shares.  A transfer of shares to a different  registration  is not an event that  triggers the payment of sales  charges.  Therefore,  shares are not subject to the payment of a contingent  deferred sales charge of any class at the time of transfer to the name of another  person or entity.  It does not matter  whether the transfer  occurs by absolute  assignment,  gift or bequest, as long as it does not involve,  directly or indirectly,  a public sale of the shares.  When shares  subject to a contingent  deferred  sales charge are  transferred,  the  transferred  shares will remain subject to the contingent  deferred sales charge.  It will be calculated as if the transferee  shareholder  had acquired the transferred shares in the same manner and at the same time as the transferring shareholder.

         If less than all  shares  held in an account  are  transferred,  and some but not all  shares in the  account would be subject to a contingent deferred sales charge if redeemed at the time of transfer,  the priorities  described in the  Prospectus  under "How to Buy Shares" for the  imposition of the Class B or Class C contingent  deferred sales charge will be followed in determining the order in which shares are transferred.

Selling  Shares by Wire.  The wire of  redemptions  proceeds may be delayed if the Fund's  custodian  bank is not open for business on a day when the Fund would  normally  authorize  the wire to be made,  which is usually the Fund's next regular  business day following the redemption.  In those  circumstances,  the wire will not be transmitted  until the next  bank  business  day on  which  the Fund is open for  business.  No  dividends  will be paid on the  proceeds  of redeemed shares awaiting transfer by wire.

Distributions  From Retirement  Plans.  Requests for distributions  from  OppenheimerFunds-sponsored  IRAs,  403(b)(7)
custodial plans,  401(k) plans or pension or  profit-sharing  plans should be addressed to "Trustee,  OppenheimerFunds
Retirement  Plans," c/o the Transfer  Agent at its address  listed in "How To Sell Shares" in the Prospectus or on the back cover of this Statement of Additional Information.  The request must:
(1)      state the reason for the distribution;
(2)      state the owner's awareness of tax penalties if the distribution is premature; and
(3)      conform to the requirements of the plan and the Fund's other redemption requirements.

         Participants  (other than  self-employed  persons) in  OppenheimerFunds-sponsored  pension or  profit-sharing plans with shares of the Fund held in the name of the plan or its  fiduciary  may not directly  request  redemption of their accounts.  The plan administrator or fiduciary must sign the request.

         Distributions  from pension and profit sharing plans are subject to special  requirements  under the Internal
Revenue  Code and certain  documents  (available  from the  Transfer  Agent) must be  completed  and  submitted to the
Transfer Agent before the  distribution  may be made.  Distributions  from retirement plans are subject to withholding requirements  under the  Internal  Revenue  Code,  and IRS Form  W-4P  (available  from the  Transfer  Agent)  must be submitted  to the  Transfer  Agent with the  distribution  request,  or the  distribution  may be delayed.  Unless the shareholder  has provided the Transfer Agent with a certified tax  identification  number,  the Internal  Revenue Code requires that tax be withheld  from any  distribution  even if the  shareholder  elects not to have tax withheld.  The
Fund,  the  Manager,  the  Distributor,  and the  Transfer  Agent  assume no  responsibility  to  determine  whether a distribution  satisfies  the  conditions  of  applicable  tax laws and will not be  responsible  for any tax penalties assessed in connection with a distribution.

Special  Arrangements  for  Repurchase  of Shares from Dealers and  Brokers.  The  Distributor  is the Fund's agent to repurchase its shares from authorized  dealers or brokers on behalf of their  customers.  Shareholders  should contact their  broker or dealer to  arrange  this type of  redemption.  The  repurchase  price per share will be the net asset value  next  computed  after the  Distributor  receives  an order  placed by the  dealer or  broker.  However,  if the
Distributor  receives a repurchase  order from a dealer or broker after the close of The New York Stock  Exchange on a regular  business  day, it will be  processed at that day's net asset value if the order was received by the dealer or broker from its customers prior to the time the Exchange closes.  Normally,  the Exchange closes at 4:00 P.M., but may do so earlier on some days.  Additionally,  the order must have been  transmitted  to and received by the  Distributor prior to its close of business that day (normally 5:00 P.M.).

         Ordinarily,  for  accounts  redeemed by a  broker-dealer  under this  procedure,  payment will be made within three  business  days after the shares have been redeemed upon the  Distributor's  receipt of the required  redemption documents in proper form. The  signature(s)  of the registered  owners on the redemption  documents must be guaranteed as described in the Prospectus.

Automatic  Withdrawal and Exchange Plans.  Investors  owning shares of the Fund valued at $5,000 or more can authorize the  Transfer  Agent to  redeem  shares  (having  a value of at least  $50)  automatically  on a  monthly,  quarterly, semi-annual or annual basis under an Automatic  Withdrawal Plan.  Shares will be redeemed three business days prior to the date  requested by the  shareholder  for receipt of the payment.  Automatic  withdrawals of up to $1,500 per month may be requested by telephone if payments  are to be made by check  payable to all  shareholders  of record.  Payments must also be sent to the  address of record for the  account and the  address  must not have been  changed  within the prior 30 days.  Required minimum  distributions from  OppenheimerFunds-sponsored  retirement plans may not be arranged on this basis.

         Payments  are  normally  made by check,  but  shareholders  having  AccountLink  privileges  (see "How To Buy
Shares") may arrange to have Automatic  Withdrawal  Plan payments  transferred  to the bank account  designated on the
Account  Application  or by  signature-guaranteed  instructions  sent  to the  Transfer  Agent.  Shares  are  normally redeemed pursuant to an Automatic  Withdrawal Plan three business days before the payment  transmittal date you select in the Account  Application.  If a contingent  deferred  sales  charge  applies to the  redemption,  the amount of the check or payment will be reduced accordingly.

         The Fund cannot guarantee  receipt of a payment on the date requested.  The Fund reserves the right to amend, suspend or  discontinue  offering these plans at any time without prior notice.  Because of the sales charge  assessed on  Class A share  purchases,  shareholders  should  not  make  regular  additional  Class  A  share  purchases  while participating  in an  Automatic  Withdrawal  Plan.  Class B, Class C and Class N  shareholders  should  not  establish withdrawal  plans,  because of the imposition of the  contingent  deferred  sales charge on such  withdrawals  (except where the contingent deferred sales charge is waived as described in Appendix C below).

         By requesting an Automatic  Withdrawal or Exchange Plan, the  shareholder  agrees to the terms and conditions that apply to such plans,  as stated below.  These  provisions may be amended from time to time by the Fund and/or the
Distributor.  When adopted, any amendments will automatically apply to existing Plans.

         |X| Automatic  Exchange  Plans.  Shareholders  can authorize the Transfer Agent to exchange a  pre-determined amount of shares of the Fund for shares (of the same class) of other  Oppenheimer  funds  automatically  on a monthly, quarterly,  semi-annual  or annual basis under an Automatic  Exchange  Plan.  The minimum amount that may be exchanged to  each  other  fund  account  is $25.  Instructions  should  be  provided  on the  OppenheimerFunds  Application  or signature-guaranteed  instructions.  Exchanges  made under these plans are subject to the  restrictions  that apply to exchanges  as set forth in "How to  Exchange  Shares" in the  Prospectus  and below in this  Statement  of  Additional
Information.

         |X|  Automatic  Withdrawal  Plans.  Fund shares will be redeemed as  necessary to meet  withdrawal  payments.
Shares acquired without a sales charge will be redeemed first.  Shares acquired with reinvested  dividends and capital gains  distributions  will be redeemed next,  followed by shares acquired with a sales charge, to the extent necessary to make  withdrawal  payments.  Depending  upon the  amount  withdrawn,  the  investor's  principal  may be  depleted.
Payments made under these plans should not be considered as a yield or income on your investment.

         The Transfer Agent will administer the investor's  Automatic  Withdrawal Plan as agent for the shareholder(s)
(the  "Planholder") who executed the Plan authorization and application  submitted to the Transfer Agent.  Neither the
Fund nor the  Transfer  Agent shall incur any  liability  to the  Planholder  for any action taken or not taken by the
Transfer  Agent in good faith to administer  the Plan.  Share  certificates  will not be issued for shares of the Fund purchased  for and held under the Plan,  but the  Transfer  Agent will  credit all such  shares to the  account of the
Planholder on the records of the Fund. Any share  certificates  held by a Planholder may be surrendered  unendorsed to the Transfer Agent with the Plan  application so that the shares  represented by the certificate may be held under the
Plan.

         For accounts  subject to Automatic  Withdrawal  Plans,  distributions  of capital gains must be reinvested in shares of the Fund,  which will be done at net asset value  without a sales  charge.  Dividends  on shares held in the account may be paid in cash or reinvested.

         Shares will be  redeemed to make  withdrawal  payments  at the net asset  value per share  determined  on the redemption  date.  Checks or  AccountLink  payments  representing  the proceeds of Plan  withdrawals  will normally be transmitted  three  business  days prior to the date  selected  for receipt of the  payment,  according  to the choice specified in writing by the Planholder. Receipt of payment on the date selected cannot be guaranteed.

         The amount and the  interval of  disbursement  payments  and the address to which  checks are to be mailed or
AccountLink  payments are to be sent may be changed at any time by the  Planholder  by writing to the Transfer  Agent.
The Planholder  should allow at least two weeks' time after mailing such  notification  for the requested change to be put in effect.  The Planholder  may, at any time,  instruct the Transfer Agent by written notice to redeem all, or any part of, the shares held under the Plan.  That notice must be in proper form in accordance  with the  requirements  of the  then-current  Prospectus of the Fund. In that case, the Transfer Agent will redeem the number of shares requested at the net asset value per share in effect and will mail a check for the proceeds to the Planholder.

         The  Planholder  may  terminate a Plan at any time by writing to the Transfer  Agent.  The Fund may also give directions to the Transfer  Agent to terminate a Plan.  The Transfer Agent will also terminate a Plan upon its receipt of evidence  satisfactory to it that the Planholder has died or is legally  incapacitated.  Upon termination of a Plan by the Transfer  Agent or the Fund,  shares that have not been  redeemed  will be held in  uncertificated  form in the name of the  Planholder.  The account will  continue as a  dividend-reinvestment,  uncertificated  account  unless and until proper  instructions are received from the Planholder,  his or her executor or guardian,  or another  authorized person.

         To use shares  held under the Plan as  collateral  for a debt,  the  Planholder  may  request  issuance  of a portion of the shares in  certificated  form.  Upon written  request  from the  Planholder,  the  Transfer  Agent will determine the number of shares for which a certificate  may be issued without  causing the withdrawal  checks to stop.
However, should such uncertificated shares become exhausted, Plan withdrawals will terminate.

         If the Transfer Agent ceases to act as transfer  agent for the Fund,  the  Planholder  will be deemed to have appointed any successor transfer agent to act as agent in administering the Plan.

How to Exchange Shares

         As stated in the Prospectus, shares of a particular class of Oppenheimer funds having more than one class of shares may be exchanged only for shares of the same class of other Oppenheimer funds.  Shares of Oppenheimer funds that have a single class without a class designation are deemed "Class A" shares for this purpose. You can obtain a current list showing which funds offer which classes by calling the Distributor at 1.800.525.7048.
o        All of the Oppenheimer funds currently offer Class A, B and C shares except Oppenheimer Money Market Fund,
     Inc., Centennial Money Market Trust, Centennial Tax Exempt Trust, Centennial Government Trust, Centennial New
     York Tax Exempt Trust, Centennial California Tax Exempt Trust, and Centennial America Fund, L.P., which only offer Class A shares.
o        Class B, Class C and Class N shares of Oppenheimer Cash Reserves are generally available only by exchange from the same class of shares of other Oppenheimer funds or through OppenheimerFunds-sponsored 401(k) plans.
o        Only certain Oppenheimer funds currently offer Class Y shares. Class Y shares of Oppenheimer Real Asset
     Fund may not be exchanged for shares of any other fund.
o        Only certain Oppenheimer funds currently offer Class N shares, which are only offered to retirement plans as described in the Prospectus. Class N shares can be exchanged only for Class N shares of other Oppenheimer funds.
o        Class M shares of Oppenheimer Convertible Securities Fund may be exchanged only for Class A shares of other
     Oppenheimer funds. They may not be acquired by exchange of shares of any class of any other Oppenheimer funds except Class A shares of Oppenheimer Money Market Fund or Oppenheimer Cash Reserves acquired by exchange of
     Class M shares.
o        Class X shares of Limited Term New York Municipal Fund can be exchanged only for Class B shares of other
     Oppenheimer funds and no exchanges may be made to Class X shares.
o        Shares of Oppenheimer Capital Preservation Fund may not be exchanged for shares of Oppenheimer Money Market
     Fund, Inc., Oppenheimer Cash Reserves or Oppenheimer Limited-Term Government Fund.  Only participants in certain retirement plans may purchase shares of Oppenheimer Capital Preservation Fund, and only those participants may exchange shares of other Oppenheimer funds for shares of Oppenheimer Capital Preservation Fund.
o        Class A shares of Oppenheimer Senior Floating Rate Fund are not available by exchange of shares of
     Oppenheimer Money Market Fund or Class A shares of Oppenheimer Cash Reserves. If any Class A shares of another
     Oppenheimer fund that are exchanged for Class A shares of Oppenheimer Senior Floating Rate Fund are subject to the Class A contingent deferred sales charge of the other Oppenheimer fund at the time of exchange, the holding period for that Class A contingent deferred sales charge will carry over to the Class A shares of Oppenheimer
     Senior Floating Rate Fund acquired in the exchange. The Class A shares of Oppenheimer Senior Floating Rate Fund acquired in that exchange will be subject to the Class A Early Withdrawal Charge of Oppenheimer Senior Floating
     Rate Fund if they are repurchased before the expiration of the holding period.
o        Class A, Class B, Class C and Class Y Shares of Oppenheimer Select Managers Mercury Advisors S&P Index Fund
     and Oppenheimer Select Managers QM Active Balanced Fund are only available to retirement plans and are available only by exchange from the same class of shares of other Oppenheimer funds held by retirement plans.

     Class A shares of  Oppenheimer  funds may be  exchanged  at net asset  value for shares of any money  market fund offered by the  Distributor.  Shares of any money market fund  purchased  without a sales charge may be exchanged for shares of  Oppenheimer  funds offered with a sales charge upon payment of the sales charge.  They may also be used to purchase shares of Oppenheimer funds subject to an early withdrawal  charge or contingent  deferred sales charge.

         Shares of Oppenheimer Money Market Fund, Inc. purchased with the redemption proceeds of shares of other mutual funds (other than funds managed by the Manager or its subsidiaries) redeemed within the 30 days prior to that purchase may subsequently be exchanged for shares of other Oppenheimer funds without being subject to an initial sales charge or contingent deferred sales charge. To qualify for that privilege, the investor or the investor's dealer must notify the Distributor of eligibility for this privilege at the time the shares of Oppenheimer Money
Market Fund, Inc. are purchased.  If requested, they must supply proof of entitlement to this privilege.

         Shares of the Fund acquired by reinvestment of dividends or distributions from any of the other Oppenheimer funds or from any unit investment trust for which reinvestment arrangements have been made with the Distributor may be exchanged at net asset value for shares of any of the Oppenheimer funds.

         The Fund may amend, suspend or terminate the exchange privilege at any time.  Although the Fund may impose these changes at any time, it will provide you with notice of those changes whenever it is required to do so by applicable law.  It may be required to provide 60 days notice prior to materially amending or terminating the exchange privilege.  That 60 day notice is not required in extraordinary circumstances.

         |X|  How Exchanges Affect Contingent  Deferred Sales Charges.  No contingent deferred sales charge is imposed on exchanges of shares of any class purchased  subject to a contingent  deferred sales charge.  However,  when Class A shares acquired by exchange of Class A shares of other  Oppenheimer  funds  purchased  subject to a Class A contingent deferred sales charge are redeemed  within 18 months of the end of the calendar  month of the initial  purchase of the exchanged Class A shares,  the Class A contingent  deferred sales charge is imposed on the redeemed shares.  The Class
B contingent  deferred  sales charge is imposed on Class B shares  acquired by exchange if they are redeemed  within 6 years of the initial  purchase of the  exchanged  Class B shares.  The Class C  contingent  deferred  sales  charge is imposed on Class C shares  acquired by exchange if they are redeemed  within 12 months of the initial  purchase of the exchanged  Class C shares.  With respect to Class N shares,  a 1% contingent  deferred sales charge will be imposed if the retirement  plan (not including  IRAs and 403(b) plans) is terminated or Class N shares of all  Oppenheimer  funds are terminated as an investment  option of the plan and Class N shares are redeemed  within 18 months after the plan's first purchase of Class N shares of any  Oppenheimer  fund or with respect to an individual  retirement plan or 403(b)
plan,  Class N shares are redeemed  within 18 months of the plan's first purchase of Class N shares of any Oppenheimer fund.

         When Class B or Class C shares are redeemed to effect an exchange,  the  priorities  described in "How To Buy
Shares" in the Prospectus  for the  imposition of the Class B or the Class C contingent  deferred sales charge will be followed in determining the order in which the shares are exchanged.  Before exchanging  shares,  shareholders  should take into  account how the  exchange  may affect any  contingent  deferred  sales  charge that might be imposed in the subsequent  redemption of remaining  shares. If Class B shares of an Oppenheimer fund are exchanged for Class B shares of Oppenheimer  Limited-Term  Government  Fund or  Limited-Term  New York Municipal Fund and those shares  acquired by exchange are subsequently  redeemed,  they will be subject to the contingent  deferred sales charge of the Oppenheimer fund  from  which  they  were  exchanged.  The  contingent  deferred  sales  charge  rates of Class B shares  of other
Oppenheimer  funds  are  typically  higher  for the same  holding  period  than  for  Class B  shares  of  Oppenheimer
Limited-Term  Government  Fund and  Limited-Term  New York Municipal  Fund. They will not be subject to the contingent deferred sales charge of Oppenheimer Limited-Term Government Fund or Limited-Term New York Municipal Fund.

         Shareholders owning shares of more than one class must specify which class of shares they wish to exchange.

         |X|  Limits  on  Multiple  Exchange  Orders.  The Fund  reserves  the right to reject  telephone  or  written exchange  requests  submitted in bulk by anyone on behalf of more than one account.  The Fund may accept  requests for exchanges of up to 50 accounts per day from representatives of authorized dealers that qualify for this privilege.

         |X| Telephone  Exchange  Requests.  When exchanging shares by telephone,  a shareholder must have an existing account in the fund to which the exchange is to be made.  Otherwise,  the  investors  must obtain a Prospectus of that fund before the  exchange  request may be  submitted.  When you  exchange  some or all of your shares from one Fund to another,  any special account feature such as an Asset Builder Plan or Automatic  Withdrawal Plan, will be switched to the new fund  account  unless you tell the  Transfer  Agent not to do so.  However,  special  redemption  and exchange features  such as  Automatic  Exchange  Plans and  Automatic  Withdrawal  Plans  cannot be  switched  to an account in
Oppenheimer  Senior  Floating  Rate Fund.  If all  telephone  lines are busy (which might occur,  for example,  during periods of substantial  market  fluctuations),  shareholders  might not be able to request  exchanges by telephone and would have to submit written exchange requests.

         |X|  Processing  Exchange  Requests.  Shares to be  exchanged  are  redeemed on the regular  business day the
Transfer Agent receives an exchange request in proper form (the "Redemption  Date").  Normally,  shares of the fund to be  acquired  are  purchased  on the  Redemption  Date,  but such  purchases  may be delayed by either fund up to five business days if it determines that it would be  disadvantaged  by an immediate  transfer of the redemption  proceeds.
The Fund  reserves  the right,  in its  discretion,  to refuse any  exchange  request  that may  disadvantage  it. For example,  if the receipt of multiple  exchange  requests  from a dealer  might  require the  disposition  of portfolio securities at a time or at a price that might be  disadvantageous  to the Fund,  the Fund may refuse the request.  For full or partial  exchanges of an account made by telephone,  any special account  features such as Asset Builder Plans and Automatic Withdrawal Plans will be switched to the new account unless the Transfer Agent is instructed otherwise.

         In  connection  with any  exchange  request,  the  number of  shares  exchanged  may be less than the  number requested  if the  exchange  or the number  requested  would  include  shares  subject to a  restriction  cited in the
Prospectus or this Statement of Additional  Information,  or would include shares covered by a share  certificate that is not tendered with the request.  In those cases,  only the shares  available for exchange  without  restriction will be exchanged.

         The different  Oppenheimer funds available for exchange have different  investment  objectives,  policies and risks.  A shareholder  should assure that the fund selected is  appropriate  for his or her  investment  and should be aware of the tax  consequences  of an exchange.  For federal income tax purposes,  an exchange  transaction is treated as a  redemption  of  shares  of one fund and a  purchase  of  shares of  another.  "Reinvestment  Privilege,"  above, discusses  some of the tax  consequences  of  reinvestment  of  redemption  proceeds  in such  cases.  The  Fund,  the
Distributor,  and the  Transfer  Agent are unable to  provide  investment,  tax or legal  advice to a  shareholder  in connection with an exchange request or any other investment transaction.

Dividends, Capital Gains and Taxes

Dividends and  Distributions.  The Fund has no fixed  dividend rate and there can be no assurance as to the payment of any dividends or the  realization  of any capital  gains.  The dividends and  distributions  paid by a class of shares will vary from time to time depending on market  conditions,  the  composition of the Fund's  portfolio,  and expenses borne by the Fund or borne separately by a class.  Dividends are calculated in the same manner,  at the same time, and on the same day for each class of shares.  However,  dividends  on Class B, Class C and Class N shares are expected to be lower than dividends on Class A and Class Y shares.  That is because of the effect of the higher  asset-based sales charge on Class B, Class C and Class N shares.  Those  dividends  will also differ in amount as a  consequence  of any difference in the net asset values of each class of shares.

         Dividends,  distributions  and proceeds of the redemption of Fund shares  represented  by checks  returned to the Transfer  Agent by the Postal  Service as  undeliverable  will be invested in shares of  Oppenheimer  Money Market
Fund,  Inc.  Reinvestment  will be made as promptly as possible after the return of such checks to the Transfer Agent, to enable  the  investor  to earn a return on  otherwise  idle  funds.  Unclaimed  accounts  may be  subject  to state escheatment  laws, and the Fund and the Transfer  Agent will not be liable to  shareholders  or their  representatives for compliance with those laws in good faith.

Tax Status of the Fund's Dividends, Distributions and Redemptions of Shares.  The federal tax treatment of the
Fund's dividends and capital gains distributions is briefly highlighted in the Prospectus. The following is only a summary of certain additional tax considerations generally affecting the Fund and its shareholders.

         The tax  discussion in the  Prospectus  and this  Statement of Additional  Information is based on tax law in effect on the date of the Prospectus and this Statement of Additional  Information.  Those laws and regulations may be changed by legislative,  judicial,  or administrative  action,  sometimes with retroactive effect. State and local tax treatment of ordinary  income  dividends and capital gain  dividends from  regulated  investment  companies may differ from the treatment under the Internal  Revenue Code described  below.  Potential  purchasers of shares of the Fund are urged  to  consult  their  tax  advisers  with  specific  reference  to  their  own tax  circumstances  as well as the consequences of  federal, state and local tax rules affecting an investment in the Fund.

         |X|  Qualification as a Regulated Investment Company.  The Fund has elected to be taxed as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended.  As a regulated investment company, the Fund is not subject to federal income tax on the portion of its investment company taxable income (that is, taxable interest, dividends, other taxable ordinary income net of expenses, and net short-term capital gain in excess of long term capital loss) and capital gain net income (that is, the excess of net long-term capital gains over net short-term capital losses) that it distributes to shareholders. That qualification enables the Fund to
"pass through" its income and realized capital gains to shareholders without having to pay tax on them. This avoids a
"double tax" on that income and capital gains, since shareholders normally will be taxed on the dividends and capital gains they receive from the Fund (unless their Fund shares are held in a retirement account or the shareholder is otherwise exempt from tax). The Internal Revenue Code contains a number of complex tests relating to qualification that the Fund might not meet in a particular year. If it did not qualify as a regulated investment company, the Fund would be treated for tax purposes as an ordinary corporation and would receive no tax deduction for payments made to shareholders.

         To qualify as a regulated investment company, the Fund must distribute at least 90% of its investment company taxable income (in brief, net investment income and the excess of net short-term capital gain over net long-term capital loss) for the taxable year. The Fund must also satisfy certain other requirements of the Internal
Revenue Code, some of which are described below.  Distributions by the Fund made during the taxable year or, under specified circumstances, within twelve months after the close of the taxable year, will be considered distributions of income and gains for the taxable year and will therefore count toward satisfaction of the above-mentioned requirement.

         To qualify as a regulated investment company, the Fund must derive at least 90% of its gross income from dividends, interest, certain payments with respect to securities loans, gains from the sale or other disposition of stock or securities or foreign currencies (to the extent such currency gains are directly related to the regulated investment company's principal business of investing in stock or securities) and certain other income.

         In addition to satisfying the requirements described above, the Fund must satisfy an asset diversification test in order to qualify as a regulated investment company.  Under that test, at the close of each quarter of the
Fund's taxable year, at least 50% of the value of the Fund's assets must consist of cash and cash items, U.S.
government securities, securities of other regulated investment companies, and securities of other issuers. As to each of those issuers, the Fund must not have invested more than 5% of the value of the Fund's total assets in securities of each such issuer and the Fund must not hold more than 10% of the outstanding voting securities of each such issuer. No more than 25% of the value of its total assets may be invested in the securities of any one issuer
(other than U.S. government securities and securities of other regulated investment companies), or in two or more issuers which the Fund controls and which are engaged in the same or similar trades or businesses. For purposes of this test, obligations issued or guaranteed by certain agencies or instrumentalities of the U.S. government are treated as U.S. government securities.

              |X| Excise Tax on Regulated Investment  Companies.  Under the Internal Revenue Code, by December 31 each year,  the Fund must  distribute  98% of its taxable  investment  income earned from January 1 through  December 31 of that year and 98% of its capital  gains  realized in the period from  November 1 of the prior year through  October 31 of the current year. If it does not, the Fund must pay an excise tax on the amounts not  distributed.  It is presently anticipated that the Fund will meet those requirements.  To meet this requirement,  in certain  circumstances the Fund might be required to liquidate portfolio  investments to make sufficient  distributions to avoid excise tax liability.
However,  the Board of Trustees and the Manager  might  determine  in a  particular  year that it would be in the best interests of  shareholders  for the Fund not to make such  distributions  at the required levels and to pay the excise tax on the undistributed  amounts.  That would reduce the amount of income or capital gains available for distribution to shareholders.

         |X|  Taxation of Fund Distributions.  The Fund anticipates distributing substantially all of its investment company taxable income for each taxable year.  Those distributions will be taxable to shareholders as ordinary income and treated as dividends for federal income tax purposes.

         Special provisions of the Internal Revenue Code govern the eligibility of the Fund's dividends for the dividends-received deduction for corporate shareholders.  Long-term capital gains distributions are not eligible for the deduction.  The amount of dividends paid by the Fund that may qualify for the deduction is limited to the aggregate amount of qualifying dividends that the Fund derives from portfolio investments that the Fund has held for a minimum period, usually 46 days. A corporate shareholder will not be eligible for the deduction on dividends paid on Fund shares held for 45 days or less.  To the extent the Fund's dividends are derived from gross income from option premiums, interest income or short-term gains from the sale of securities or dividends from foreign corporations, those dividends will not qualify for the deduction. Since it is anticipated that most of the Fund's income will be derived from interest it receives on its investments, the Fund does not anticipate that its distributions will qualify for this deduction.

         The Fund may either retain or distribute to shareholders its net capital gain for each taxable year.  The
Fund currently intends to distribute any such amounts.  If net long term capital gains are distributed and designated as a capital gain distribution, it will be taxable to shareholders as long-term capital gain. It does not matter how long the shareholder has held his or her shares or whether that gain was recognized by the Fund before the shareholder acquired his or her shares.

         If the Fund elects to retain its net capital gain, the Fund will be subject to tax on it at the 35%
corporate tax rate.  If the Fund elects to retain its net capital gain, it is expected that the Fund also will elect to have shareholders of record on the last day of its taxable year treated as if each received a distribution of their pro rata share of such gain. As a result, each shareholder will be required to report his or her pro rata share of such gain on their tax return as long-term capital gain, will receive a refundable tax credit for his/her pro rata share of tax paid by the Fund on the gain, and will increase the tax basis for his/her shares by an amount equal to the deemed distribution less the tax credit.

         Investment income that may be received by the Fund from sources within foreign countries may be subject to foreign taxes withheld at the source.  The United States has entered into tax treaties with many foreign countries which entitle the Fund to a reduced rate of, or exemption from, taxes on such income.
         Distributions by the Fund that do not constitute ordinary income dividends or capital gain distributions will be treated as a return of capital to the extent of the shareholder's tax basis in their shares. Any excess will be treated as gain from the sale of those shares, as discussed below. Shareholders will be advised annually as to the U.S. federal income tax consequences of distributions made (or deemed made) during the year. If prior distributions made by the Fund must be re-characterized as a non-taxable return of capital at the end of the fiscal year as a result of the effect of the Fund's investment policies, they will be identified as such in notices sent to shareholders.

         Distributions  by the  Fund  will be  treated  in the  manner  described  above  regardless  of  whether  the distributions  are paid in cash or  reinvested  in additional  shares of the Fund (or of another  fund).  Shareholders receiving a distribution  in the form of additional  shares will be treated as receiving a  distribution  in an amount equal to the fair market value of the shares received, determined as of the reinvestment date.

         The Fund will be required in certain cases to withhold and remit to the U.S. Treasury 31% of ordinary income dividends and capital gains distributions and the proceeds of the redemption of shares, paid to any shareholder (1) who has failed to provide a correct, certified taxpayer identification number, (2) who is subject to backup withholding for failure to report the receipt of interest or dividend income properly, or (3) who has failed to certify to the Fund that the shareholder is not subject to backup withholding or is an "exempt recipient" (such as a corporation).

         |X|  Tax Effects of Redemptions of Shares. If a shareholder redeems all or a portion of his/her shares, the
                                                                                             -
shareholder will recognize a gain or loss on the redeemed shares in an amount equal to the difference between the proceeds of the redeemed shares and the shareholder's adjusted tax basis in the shares.  All or a portion of any loss recognized in that manner may be disallowed if the shareholder purchases other shares of the Fund within 30 days before or after the redemption.

         In general, any gain or loss arising from the redemption of shares of the Fund will be considered capital gain or loss, if the shares were held as a capital asset. It will be long-term capital gain or loss if the shares were held for more than one year.  However, any capital loss arising from the redemption of shares held for six months or less will be treated as a long-term capital loss to the extent of the amount of capital gain dividends received on those shares. Special holding period rules under the Internal Revenue Code apply in this case to determine the holding period of shares and there are limits on the deductibility of capital losses in any year.

         |X|  Foreign Shareholders.  Taxation of a shareholder who under United States law is a nonresident alien individual, foreign trust or estate, foreign corporation, or foreign partnership depends on whether the shareholder's income from the Fund is effectively connected with a U.S. trade or business carried on by such shareholder.

         If the income from the Fund is not effectively connected with a U.S. trade or business carried on by a foreign shareholder, ordinary income dividends paid to such foreign shareholder will be subject to U.S. withholding tax. The rate of the tax depends on a number of factors. If the income from the Fund is effectively connected with a
U.S. trade or business carried on by a foreign shareholder, then ordinary income dividends, capital gain dividends, and any gains realized upon the sale of shares of the Fund will be subject to U.S. federal income tax at the rates applicable to U.S. citizens or domestic corporations.
         In the case of a foreign non-corporate shareholder, the Fund may be required to withhold U.S. federal income tax at a rate of 31% on distributions that are otherwise exempt from withholding tax (or taxable at a reduced treaty rate) unless the shareholder furnishes the Fund with proper notification of their foreign status.

         The tax consequences to a foreign shareholder entitled to claim the benefits of an applicable tax treaty may be different from those described herein.  Foreign shareholders are urged to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Fund, including the applicability of foreign taxes.

Dividend  Reinvestment in Another Fund.  Shareholders  of the Fund may elect to reinvest all dividends  and/or capital gains  distributions  in shares of the same class of any of the other  Oppenheimer  funds listed  above.  Reinvestment will be made  without  sales charge at the net asset value per share in effect at the close of business on the payable date of the  dividend or  distribution.  To elect this  option,  the  shareholder  must notify the  Transfer  Agent in writing and must have an existing  account in the fund  selected for  reinvestment.  Otherwise the  shareholder  first must obtain a prospectus for that fund and an  application  from the  Distributor  to establish an account.  Dividends and/or  distributions  from shares of certain other  Oppenheimer  funds (other than  Oppenheimer Cash Reserves) may be invested in shares of this Fund on the same basis.

Additional Information About the Fund

The Distributor.  The Fund's shares are sold through  dealers,  brokers and other financial  institutions  that have a sales  agreement  with  OppenheimerFunds  Distributor,  Inc.,  a  subsidiary  of the  Manager  that acts as the Fund's
Distributor.  The Distributor  also  distributes  shares of the other  Oppenheimer  funds and is  sub-distributor  for funds managed by a subsidiary of the Manager.

The Transfer  Agent.  OppenheimerFunds  Services,  the Fund's  Transfer  Agent,  is a division of the  Manager.  It is responsible  for maintaining  the Fund's  shareholder  registry and  shareholder  accounting  records,  and for paying dividends and distributions to shareholders.  It also handles shareholder servicing and administrative  functions. The
Fund pays the Transfer Agent a fixed annual  maintenance fee for each shareholder  account and reimburses the Transfer
Agent for its out-of-pocket  expenses.  It also acts as shareholder  servicing agent for the other Oppenheimer  funds.
Shareholders  should direct inquiries about their accounts to the Transfer Agent at the address and toll-free  numbers shown on the back cover.

         |X| Shareholder Servicing Agent for Certain  Shareholders.  Unified Management  Corporation  (1.800.346.4601)
is the  shareholder  servicing agent for  shareholders  of the Fund who were former  shareholders of the AMA Family of
Funds and clients of AMA Investment  Advisers,  Inc.  (which had been the investment  adviser of AMA Family of Funds).
It is also the servicing agent for Fund shareholders who are:
(i)      former shareholders of the Unified Funds and Liquid Green Trusts,
(ii)     accounts that participated or participate in a retirement plan for which Unified  Investment  Advisers,  Inc.
                or an affiliate acts as custodian or trustee,
(iii)    accounts that have a Money Manager brokerage account, and
(iv)     other accounts for which Unified Management Corporation is the dealer of record.

The Custodian.  Citibank,  N.A. is the custodian bank of the Fund's assets. The custodian's  responsibilities  include safeguarding  and  controlling  the Fund's  portfolio  securities and handling the delivery of such  securities to and from the  Fund.  It will be the  practice  of the Fund to deal  with the  custodian  in a manner  uninfluenced  by any banking  relationship  the custodian may have with the Manager and its  affiliates.  The Fund's cash balances with the custodian in excess of $100,000 are not protected by Federal  Deposit  Insurance.  Those  uninsured  balances at times may be substantial.

Independent  Auditors.  KMPG LLP are the independent  auditors of the Fund. They audit the Fund's financial statements and perform other related audit  services.  They also act as  independent  auditors for certain other funds advised by the Manager.

INDEPENDENT AUDITORS' REPORT

================================================================================
The Board of Trustees and Shareholders of
Oppenheimer Quest Opportunity Value Fund:

We have audited the accompanying statement of assets and liabilities of
Oppenheimer Quest Opportunity Value Fund, including the statement of investments, as of October 31, 2001, and the related statement of operations for the year then ended, the statements of changes in net assets and the financial highlights for each of the two years in the period then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The financial highlights for each of the three years in the period ended October 31, 1999, were audited by other auditors whose report dated November 19, 1999, expressed an unqualified opinion on this information.

   We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of October 31, 2001, by correspondence with the custodian.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of
Oppenheimer Quest Opportunity Value Fund as of October 31, 2001, the results of its operations for the year then ended, the changes in its net assets and the financial highlights for each of the two years in the period then ended, in conformity with accounting principles generally accepted in the United States of
America.

/s/ KPMG LLP
--------------
KPMG LLP

Denver, Colorado
November 21, 2001

STATEMENT OF INVESTMENTS  October 31, 2001

                                                                      Market Value
                                                             Shares     See Note 1
==================================================================================

 Common Stocks--70.3%
----------------------------------------------------------------------------------
 Basic Materials--4.9%
----------------------------------------------------------------------------------
 Metals--3.5%
 Alcan, Inc.                                              1,965,000   $ 60,030,750
----------------------------------------------------------------------------------
 Alcoa, Inc.                                              1,143,700     36,907,199
                                                                      ------------
                                                                        96,937,949

----------------------------------------------------------------------------------
 Paper--1.4%
 Willamette Industries, Inc.                                820,000     38,417,000
----------------------------------------------------------------------------------
 Capital Goods--3.2%
----------------------------------------------------------------------------------
 Aerospace/Defense--1.4%
 Boeing Co.                                               1,166,600     38,031,160
----------------------------------------------------------------------------------
 Manufacturing--1.8%
 ITT Industries, Inc.                                     1,047,300     50,364,657
----------------------------------------------------------------------------------
 Communication Services--9.2%
----------------------------------------------------------------------------------
 Telecommunications: Long Distance--6.7%
 Sprint Corp. (Fon Group)                                 2,793,100     55,862,000
----------------------------------------------------------------------------------
 Verizon Communications, Inc.                               600,000     29,886,000
----------------------------------------------------------------------------------
 WorldCom, Inc./MCI Group                                   164,000      1,943,400
----------------------------------------------------------------------------------
 WorldCom, Inc./WorldCom Group(1)                         7,250,000     97,512,500
                                                                      ------------
                                                                       185,203,900

----------------------------------------------------------------------------------
 Telephone Utilities--2.5%
 SBC Communications, Inc.                                 1,800,000     68,598,000
----------------------------------------------------------------------------------
 Consumer Cyclicals--0.3%
----------------------------------------------------------------------------------
 Retail: General--0.3%
 Dollar General Corp.                                       500,000      7,145,000
----------------------------------------------------------------------------------
 Consumer Staples--7.7%
----------------------------------------------------------------------------------
 Broadcasting--0.5%
 Clear Channel Communications, Inc.(1)                      384,100     14,641,892
----------------------------------------------------------------------------------
 Entertainment--3.7%
 McDonald's Corp.                                         3,900,000    101,673,000
----------------------------------------------------------------------------------
 Food & Drug Retailers--3.4%
 CVS Corp.                                                1,167,900     27,912,810
----------------------------------------------------------------------------------
 Kroger Co. (The)(1)                                      2,727,100     66,704,866
                                                                      ------------
                                                                        94,617,676

----------------------------------------------------------------------------------
 Household Goods--0.1%
 Gillette Co.                                                50,000      1,554,500
----------------------------------------------------------------------------------
 Energy--7.2%
----------------------------------------------------------------------------------
 Energy Services--1.2%
 Transocean Sedco Forex, Inc.                             1,100,000     33,165,000
----------------------------------------------------------------------------------
 Oil: Domestic--6.0%
 Anadarko Petroleum Corp.                                   500,000     28,525,000
----------------------------------------------------------------------------------
 ChevronTexaco Corp.                                        921,074     81,561,103
----------------------------------------------------------------------------------
 Phillips Petroleum Co.                                     980,000     53,321,800
                                                                      ------------
                                                                       163,407,903

                 13 | OPPENHEIMER QUEST OPPORTUNITY VALUE FUND

STATEMENT OF INVESTMENTS   Continued

                                                                      Market Value
                                                             Shares     See Note 1
----------------------------------------------------------------------------------

 Financial--26.8%
----------------------------------------------------------------------------------
 Banks--9.1%
 FleetBoston Financial Corp.                                775,000   $ 25,466,500
----------------------------------------------------------------------------------
 J.P. Morgan Chase & Co.                                    300,000     10,608,000
----------------------------------------------------------------------------------
 M&T Bank Corp.                                           1,242,500     81,383,750
----------------------------------------------------------------------------------
 PNC Financial Services Group                               200,000     10,980,000
----------------------------------------------------------------------------------
 Wells Fargo Co.                                          3,073,600    121,407,200
                                                                      ------------
                                                                       249,845,450

----------------------------------------------------------------------------------
 Diversified Financial--14.3%
 Citigroup, Inc.                                          1,683,333     76,625,318
----------------------------------------------------------------------------------
 Fannie Mae                                                 350,000     28,336,000
----------------------------------------------------------------------------------
 Freddie Mac                                              3,469,000    235,267,580
----------------------------------------------------------------------------------
 Household International, Inc.                            1,005,000     52,561,500
                                                                      ------------
                                                                       392,790,398

----------------------------------------------------------------------------------
 Insurance--3.4%
 American International Group, Inc.                         356,600     28,028,760
----------------------------------------------------------------------------------
 Aon Corp.                                                  300,000     11,412,000
----------------------------------------------------------------------------------
 John Hancock Financial Services, Inc.                      580,000     19,766,400
----------------------------------------------------------------------------------
 XL Capital Ltd., Cl. A                                     383,800     33,336,868
                                                                      ------------
                                                                        92,544,028

----------------------------------------------------------------------------------
 Healthcare--3.6%
----------------------------------------------------------------------------------
 Healthcare/Drugs--3.6%
 American Home Products Corp.                               900,000     50,247,000
----------------------------------------------------------------------------------
 Lilly (Eli) & Co.                                          360,000     27,540,000
----------------------------------------------------------------------------------
 Schering-Plough Corp.                                      600,000     22,308,000
                                                                      ------------
                                                                       100,095,000

----------------------------------------------------------------------------------
 Technology--6.5%
----------------------------------------------------------------------------------
 Computer Hardware--2.8%
 Dell Computer Corp.(1)                                   1,580,000     37,888,400
----------------------------------------------------------------------------------
 EMC Corp.(1)                                             1,700,000     20,944,000
----------------------------------------------------------------------------------
 Sun Microsystems, Inc.(1)                                1,800,000     18,270,000
                                                                      ------------
                                                                        77,102,400

----------------------------------------------------------------------------------
 Computer Software--0.9%
 Microsoft Corp.(1)                                         200,000     11,630,000
----------------------------------------------------------------------------------
 Sabre Holdings Corp.(1)                                    450,900     11,858,670
                                                                      ------------
                                                                        23,488,670

----------------------------------------------------------------------------------
 Communications Equipment--1.4%
 Agere Systems, Inc.(1)                                   3,392,000     15,603,200
----------------------------------------------------------------------------------
 Cisco Systems, Inc.(1)                                   1,400,000     23,688,000
                                                                      ------------
                                                                        39,291,200

                 14 | OPPENHEIMER QUEST OPPORTUNITY VALUE FUND

                                                                       Market Value
                                                             Shares      See Note 1
-----------------------------------------------------------------------------------

 Electronics--1.4%
 Analog Devices, Inc.(1)                                    650,000  $   24,700,000
-----------------------------------------------------------------------------------
 Texas Instruments, Inc.                                    449,000      12,567,510
                                                                     --------------
                                                                         37,267,510

-----------------------------------------------------------------------------------
 Utilities--0.9%
-----------------------------------------------------------------------------------
 Electric Utilities--0.9%
 Exelon Corp.                                               603,000      25,368,210
                                                                     --------------
 Total Common Stocks (Cost $1,648,477,323)                            1,931,550,503

                                                          Principal
                                                             Amount
===================================================================================

 U.S. Government Obligations--0.1%

 U.S. Treasury Nts.:
 7.50%, 11/15/01                                       $  1,000,000       1,002,149
 7.50%, 5/15/02                                           1,000,000       1,029,805
                                                                     --------------
 Total U.S. Government Obligations (Cost $2,000,792)                      2,031,954

===================================================================================
 Non-Convertible Corporate Bonds and Notes--15.8%

 Federal National Mortgage Assn.,
 6.50% Unsec. Nts., 8/15/04
 (Cost $396,042,686)                                    400,000,000     435,398,400

===================================================================================
 Short-Term Notes--13.8%

 American Express Credit Corp., 2.20%, 11/15/01          64,614,000      64,558,719
-----------------------------------------------------------------------------------
 Federal Home Loan Bank, 2.46%, 11/1/01                  50,000,000      50,000,000
-----------------------------------------------------------------------------------
 Federal National Mortgage Assn.:
 2.20%, 12/3/01                                         104,041,000     103,838,023
 2.29%, 11/26/01                                         75,000,000      74,880,729
-----------------------------------------------------------------------------------
 General Electric Capital Corp.:
 2.43%, 11/9/01                                          25,988,000      25,973,967
 2.25%, 11/19/01                                         25,000,000      24,971,875
-----------------------------------------------------------------------------------
 Prudential Funding LLC, 2.44%, 11/13/01                 35,929,000      35,900,915
                                                                     --------------
 Total Short-Term Notes (Cost $380,124,228)                             380,124,228

-----------------------------------------------------------------------------------
 Total Investments, at Value  (Cost $2,426,645,029)           100.0%  2,749,105,085
-----------------------------------------------------------------------------------
 Other Assets Net of Liabilities                                0.0       1,308,709
                                                       ----------------------------
 Net Assets                                                   100.0% $2,750,413,794
                                                       ============================

Footnote to Statement of Investments

1. Non-income-producing security.

See accompanying Notes to Financial Statements.

                 15 | OPPENHEIMER QUEST OPPORTUNITY VALUE FUND

STATEMENT OF ASSETS AND LIABILITIES  October 31, 2001

==================================================================================

 Assets

 Investments, at value (cost $2,426,645,029) --
 see accompanying statement                                         $2,749,105,085
----------------------------------------------------------------------------------
 Cash                                                                       12,259
----------------------------------------------------------------------------------
 Receivables and other assets:
 Interest and dividends                                                  7,150,089
 Shares of beneficial interest sold                                      1,626,094
 Other                                                                      73,033
                                                                    --------------
 Total assets                                                        2,757,966,560

==================================================================================
 Liabilities

 Payables and other liabilities:
 Shares of beneficial interest redeemed                                  5,945,406
 Distribution and service plan fees                                        587,737
 Shareholder reports                                                       534,547
 Trustees' compensation                                                    300,640
 Transfer and shareholder servicing agent fees                               1,532
 Other                                                                     182,904
                                                                    --------------
 Total liabilities                                                       7,552,766

==================================================================================
 Net Assets                                                         $2,750,413,794
                                                                    ==============

==================================================================================
 Composition of Net Assets

 Par value of shares of beneficial interest                         $      889,736
----------------------------------------------------------------------------------
 Additional paid-in capital                                          2,433,284,319
----------------------------------------------------------------------------------
 Undistributed (overdistributed) net investment income                  20,997,123
----------------------------------------------------------------------------------
 Accumulated net realized gain (loss) on investment transactions       (27,217,440)
----------------------------------------------------------------------------------
 Net unrealized appreciation (depreciation) on investments             322,460,056
                                                                    --------------
 Net Assets                                                         $2,750,413,794
                                                                    ==============

                 16 | OPPENHEIMER QUEST OPPORTUNITY VALUE FUND

==================================================================================

 Net Asset Value Per Share

 Class A Shares:
 Net asset value and redemption price per share (based on net assets of $1,285,952,732 and 41,088,450 shares of beneficial
 interest outstanding)                                                      $31.30

 Maximum offering price per share (net asset value plus sales
 charge of 5.75% of offering price)                                         $33.21
----------------------------------------------------------------------------------
 Class B Shares:
 Net asset value, redemption price (excludes applicable
 contingent deferred sales charge) and offering price per share
 (based on net assets of $1,157,670,920 and 37,885,017 shares of
 beneficial interest outstanding)                                           $30.56
----------------------------------------------------------------------------------
 Class C Shares:
 Net asset value, redemption price (excludes applicable
 contingent deferred sales charge) and offering price per share
 (based on net assets of $257,556,106 and 8,431,669 shares of
 beneficial interest outstanding)                                           $30.55
----------------------------------------------------------------------------------
 Class N Shares:
 Net asset value, redemption price (excludes applicable
 contingent deferred sales charge) and offering price per share
 (based on net assets of $2,292,247 and 73,335 shares of
 beneficial interest outstanding)                                           $31.26
----------------------------------------------------------------------------------
 Class Y Shares:
 Net asset value, redemption price and offering price per share
 (based on net assets of $46,941,789 and 1,495,111 shares of
 beneficial interest outstanding)                                           $31.40

See accompanying Notes to Financial Statements.

                 17 | OPPENHEIMER QUEST OPPORTUNITY VALUE FUND

STATEMENT OF OPERATIONS  For the Year Ended October 31, 2001

==================================================================================

 Investment Income

 Interest                                                             $ 43,496,748
----------------------------------------------------------------------------------
 Dividends (net of foreign withholding taxes of $63,759)                32,344,477
                                                                      ------------
 Total income                                                           75,841,225

==================================================================================
 Expenses

 Management fees                                                        26,309,036
----------------------------------------------------------------------------------
 Distribution and service plan fees:
 Class A                                                                 5,505,159
 Class B                                                                13,262,363
 Class C                                                                 2,802,785
 Class N                                                                     2,136
----------------------------------------------------------------------------------
 Transfer and shareholder servicing agent fees:
 Class A                                                                 2,282,620
 Class B                                                                 2,384,404
 Class C                                                                   509,467
 Class N                                                                       930
 Class Y                                                                   110,687
----------------------------------------------------------------------------------
 Shareholder reports                                                       902,498
----------------------------------------------------------------------------------
 Custodian fees and expenses                                                79,427
----------------------------------------------------------------------------------
 Trustees' compensation                                                     71,655
----------------------------------------------------------------------------------
 Other                                                                     699,587
                                                                      ------------
 Total expenses                                                         54,922,754
 Less reduction to custodian expenses                                      (14,741)
                                                                      ------------
 Net expenses                                                           54,908,013

==================================================================================
 Net Investment Income                                                  20,933,212

==================================================================================
 Realized and Unrealized Gain (Loss)

 Net realized gain (loss) on investments                                (5,569,382)
----------------------------------------------------------------------------------
 Net change in unrealized appreciation (depreciation) on investments  (100,105,976)
                                                                      ------------
 Net realized and unrealized gain (loss)                              (105,675,358)

==================================================================================
 Net Decrease in Net Assets Resulting from Operations                 $(84,742,146)
                                                                      ============

See accompanying Notes to Financial Statements.

                 18 | OPPENHEIMER QUEST OPPORTUNITY VALUE FUND

STATEMENTS OF CHANGES IN NET ASSETS

 Year Ended October 31,                                                               2001               2000
=============================================================================================================

 Operations

 Net investment income (loss)                                               $   20,933,212    $    37,809,786
-------------------------------------------------------------------------------------------------------------
 Net realized gain (loss)                                                       (5,569,382)       342,221,019
-------------------------------------------------------------------------------------------------------------
 Net change in unrealized appreciation (depreciation)                         (100,105,976)      (363,469,820)
                                                                            ---------------------------------
 Net increase (decrease) in net assets resulting from operations               (84,742,146)        16,560,985

=============================================================================================================
 Dividends and/or Distributions to Shareholders

 Dividends from net investment income:
 Class A                                                                       (20,887,533)        (8,890,623)
 Class B                                                                       (13,318,325)                --
 Class C                                                                        (2,835,364)                --
 Class N                                                                                --                 --
 Class Y                                                                          (834,807)          (549,645)
-------------------------------------------------------------------------------------------------------------
 Distributions from net realized gain:
 Class A                                                                      (119,859,705)      (209,173,343)
 Class B                                                                      (128,333,379)      (230,006,058)
 Class C                                                                       (26,426,237)       (49,963,441)
 Class N                                                                                --                 --
 Class Y                                                                        (3,674,627)        (6,261,854)

=============================================================================================================
 Beneficial Interest Transactions

 Net increase (decrease) in net assets resulting from beneficial interest transactions:
 Class A                                                                       140,063,389       (291,217,948)
 Class B                                                                       (58,607,213)      (348,902,559)
 Class C                                                                         8,428,712        (90,356,233)
 Class N                                                                         2,416,386                 --
 Class Y                                                                        13,330,360         (8,444,749)

=============================================================================================================
 Net Assets

 Total decrease                                                               (295,280,489)    (1,227,205,468)
-------------------------------------------------------------------------------------------------------------
 Beginning of period                                                         3,045,694,283      4,272,899,751
                                                                            ---------------------------------
 End of period [including undistributed (overdistributed)
 net investment income of $20,997,123 and $37,468,278, respectively]        $2,750,413,794    $ 3,045,694,283
                                                                            =================================

See accompanying Notes to Financial Statements.

                 19 | OPPENHEIMER QUEST OPPORTUNITY VALUE FUND

FINANCIAL HIGHLIGHTS

 Class A  Year Ended October 31,                        2001             2000          1999
1998            1997
=========================================================================================================================

 Per Share Operating Data

 Net asset value, beginning of period                 $36.04           $39.96        $36.44
$35.62          $29.89
-------------------------------------------------------------------------------------------------------------------------
 Income (loss) from investment operations:
 Net investment income                                   .33(1)           .59           .22
..31             .16
 Net realized and unrealized gain (loss)               (1.19)(1)          .34          5.46
1.72            6.46

-------------------------------------------------------------------
 Total income (loss) from
 investment operations                                  (.86)             .93          5.68
2.03            6.62
-------------------------------------------------------------------------------------------------------------------------
 Dividends and/or distributions to shareholders:
 Dividends from net investment income                   (.58)            (.20)         (.31)
(.18)           (.11)
 Distributions from net realized gain                  (3.30)           (4.65)        (1.85)
(1.03)           (.78)

-------------------------------------------------------------------
 Total dividends and/or distributions
 to shareholders                                       (3.88)           (4.85)        (2.16)
(1.21)           (.89)
-------------------------------------------------------------------------------------------------------------------------
 Net asset value, end of period                       $31.30           $36.04        $39.96
$36.44          $35.62

===================================================================

=========================================================================================================================
 Total Return, at Net Asset Value(2)                   (2.79)%           2.82%        16.31%
5.83%          22.66%

=========================================================================================================================
 Ratios/Supplemental Data

 Net assets, end of period (in thousands)         $1,285,953       $1,325,552    $1,820,497    $2,026,959
$1,839,482
-------------------------------------------------------------------------------------------------------------------------
 Average net assets (in thousands)                $1,348,895       $1,486,116    $1,894,250    $2,070,927
$1,399,186
-------------------------------------------------------------------------------------------------------------------------
 Ratios to average net assets:(3)
 Net investment income                                  1.01%(1)         1.42%         0.50%
0.85%           0.67%
 Expenses                                               1.51%            1.53%         1.57%
1.54%(4)        1.54%(4)
-------------------------------------------------------------------------------------------------------------------------
 Portfolio turnover rate                                  42%              63%           47%
45%             30%

1. Without the adoption of the change in amortization method as discussed in
Note 1 in the Notes to Financial Statements, these amounts would have been:
Net investment income                        Change less than $0.005%
Net realized and unrealized gain (loss)      Change less than $0.005%
Net investment income ratio                  Change less than 0.005%
2. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year.
3. Annualized for periods of less than one full year.
4. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

See accompanying Notes to Financial Statements.

                 20 | OPPENHEIMER QUEST OPPORTUNITY VALUE FUND

 Class B  Year Ended October 31,                        2001             2000          1999
1998            1997
=========================================================================================================================

 Per Share Operating Data

 Net asset value, beginning of period                 $35.25           $39.19        $35.79
$35.05          $29.49
-------------------------------------------------------------------------------------------------------------------------
 Income (loss) from investment operations:
 Net investment income (loss)                            .15(1)           .32          (.02)
..13             .06
 Net realized and unrealized gain (loss)               (1.20)(1)          .39          5.41
1.68            6.31

-------------------------------------------------------------------
 Total income (loss) from
 investment operations                                 (1.05)             .71          5.39
1.81            6.37
-------------------------------------------------------------------------------------------------------------------------
 Dividends and/or distributions to shareholders:
 Dividends from net investment income                   (.34)              --          (.14)
(.04)           (.03)
 Distributions from net realized gain                  (3.30)           (4.65)        (1.85)
(1.03)           (.78)

-------------------------------------------------------------------
 Total dividends and/or distributions
 to shareholders                                       (3.64)           (4.65)        (1.99)
(1.07)           (.81)
-------------------------------------------------------------------------------------------------------------------------
 Net asset value, end of period                       $30.56           $35.25        $39.19
$35.79          $35.05

===================================================================

=========================================================================================================================
 Total Return, at Net Asset Value(2)                   (3.40)%           2.23%        15.72%
5.29%          22.05%

=========================================================================================================================
 Ratios/Supplemental Data

 Net assets, end of period (in thousands)         $1,157,671       $1,393,095    $1,969,529    $1,996,142
$1,706,258
-------------------------------------------------------------------------------------------------------------------------
 Average net assets (in thousands)                $1,326,222       $1,585,561    $1,986,358    $1,976,134
$1,238,673
-------------------------------------------------------------------------------------------------------------------------
 Ratios to average net assets:(3)
 Net investment income (loss)                           0.42%(1)         0.82%        (0.03)%
0.35%           0.17%
 Expenses                                               2.11%            2.13%         2.10%
2.04%(4)        2.03%(4)
-------------------------------------------------------------------------------------------------------------------------
 Portfolio turnover rate                                  42%              63%           47%
45%             30%

1. Without the adoption of the change in amortization method as discussed in
Note 1 in the Notes to Financial Statements, these amounts would have been:
Net investment income                        Change less than $0.005%
Net realized and unrealized gain (loss)      Change less than $0.005%
Net investment income ratio                  Change less than 0.005%
2. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year.
3. Annualized for periods of less than one full year.
4. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

See accompanying Notes to Financial Statements.

                 21 | OPPENHEIMER QUEST OPPORTUNITY VALUE FUND

FINANCIAL HIGHLIGHTS  Continued

 Class C  Year Ended October 31,                        2001             2000          1999
1998            1997
=========================================================================================================================

 Per Share Operating Data

 Net asset value, beginning of period                 $35.24           $39.17        $35.75
$35.01          $29.45
-------------------------------------------------------------------------------------------------------------------------
 Income (loss) from investment operations:
 Net investment income (loss)                            .14(1)           .35          (.01)
..13             .06
 Net realized and unrealized gain (loss)               (1.18)(1)          .37          5.40
1.68            6.30

-------------------------------------------------------------------
 Total income (loss) from
 investment operations                                 (1.04)             .72          5.39
1.81            6.36
-------------------------------------------------------------------------------------------------------------------------
 Dividends and/or distributions to shareholders:
 Dividends from net investment income                   (.35)              --          (.12)
(.04)           (.02)
 Distributions from net realized gain                  (3.30)           (4.65)        (1.85)
(1.03)           (.78)

-------------------------------------------------------------------
 Total dividends and/or distributions
 to shareholders                                       (3.65)           (4.65)        (1.97)
(1.07)           (.80)
-------------------------------------------------------------------------------------------------------------------------
 Net asset value, end of period                       $30.55           $35.24        $39.17
$35.75          $35.01

===================================================================

=========================================================================================================================
 Total Return, at Net Asset Value(2)                   (3.37)%           2.26%        15.74%
5.29%          22.05%

=========================================================================================================================
 Ratios/Supplemental Data

 Net assets, end of period (in thousands)           $257,556         $287,103      $428,182      $475,510
$433,785
-------------------------------------------------------------------------------------------------------------------------
 Average net assets (in thousands)                  $280,327         $336,213      $448,383      $487,222
$316,280
-------------------------------------------------------------------------------------------------------------------------
 Ratios to average net assets:(3)
 Net investment income (loss)                           0.41%(1)         0.86%        (0.02)%
0.35%           0.17%
 Expenses                                               2.11%            2.08%         2.08%
2.04%(4)        2.04%(4)
-------------------------------------------------------------------------------------------------------------------------
 Portfolio turnover rate                                  42%              63%           47%
45%             30%

1. Without the adoption of the change in amortization method as discussed in
Note 1 in the Notes to Financial Statements, these amounts would have been:
Net investment income                        Change less than $0.005%
Net realized and unrealized gain (loss)      Change less than $0.005%
Net investment income ratio                  Change less than 0.005%
2. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year.
3. Annualized for periods of less than one full year.
4. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

See accompanying Notes to Financial Statements.

                 22 | OPPENHEIMER QUEST OPPORTUNITY VALUE FUND

                                               Period Ended
Class N                                  October 31, 2001(1)
===========================================================

Per Share Operating Data

Net asset value, beginning of period                 $33.48
-----------------------------------------------------------
Income (loss) from investment operations:
Net investment income                                   .03(2)
Net realized and unrealized gain (loss)               (2.25)(2)
                                                     ------
Total income (loss) from
investment operations                                 (2.22)
-----------------------------------------------------------
Dividends and/or distributions to shareholders:
Dividends from net investment income                     --
Distributions from net realized gain                     --
                                                     ------
Total dividends and/or distributions
to shareholders                                          --
-----------------------------------------------------------
Net asset value, end of period                       $31.26
                                                     ======

===========================================================
Total Return at Net Asset Value(3)                    (6.63)%

===========================================================
Ratios/Supplemental Data

Net assets, end of period (in thousands)             $2,292
-----------------------------------------------------------
Average net assets (in thousands)                    $  646
-----------------------------------------------------------
Ratios to average net assets:4
Net investment income                                  0.47%(2)
Expenses                                               1.63%
-----------------------------------------------------------
Portfolio turnover rate                                  42%

1. For the period from March 1, 2001 (inception of offering) to October 31,
2001.
2. Without the adoption of the change in amortization method as discussed in
Note 1 in the Notes to Financial Statements, these amounts would have been:
Net investment income                        Change less than $0.005%
Net realized and unrealized gain (loss)      Change less than $0.005%
Net investment income ratio                  Change less than 0.005%
3. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns.
Total returns are not annualized for periods of less than one full year.
4. Annualized for periods of less than one full year.

See accompanying Notes to Financial Statements.

                 23 | OPPENHEIMER QUEST OPPORTUNITY VALUE FUND

FINANCIAL HIGHLIGHTS  Continued

 Class Y  Year Ended October 31,                        2001             2000          1999
1998          1997(1)
=========================================================================================================================

 Per Share Operating Data

 Net asset value, beginning of period                 $36.21           $40.17        $36.64
$35.77          $29.93
-------------------------------------------------------------------------------------------------------------------------
 Income (loss) from investment operations:
 Net investment income                                   .45(2)           .71           .35
..48             .17
 Net realized and unrealized gain (loss)               (1.21)(2)          .39          5.48
1.74            5.67

-------------------------------------------------------------------
 Total income (loss) from
 investment operations                                  (.76)            1.10          5.83
2.22            5.84
-------------------------------------------------------------------------------------------------------------------------
 Dividends and/or distributions to shareholders:
 Dividends from net investment income                   (.75)            (.41)         (.45)
(.32)             --
 Distributions from net realized gain                  (3.30)           (4.65)        (1.85)
(1.03)             --

-------------------------------------------------------------------
 Total dividends and/or distributions
 to shareholders                                       (4.05)           (5.06)        (2.30)
(1.35)             --
-------------------------------------------------------------------------------------------------------------------------
 Net asset value, end of period                       $31.40           $36.21        $40.17
$36.64          $35.77

===================================================================

=========================================================================================================================
 Total Return, at Net Asset Value(3)                   (2.48)%           3.30%        16.74%
6.38%          19.51%

=========================================================================================================================
Ratios/Supplemental Data

 Net assets, end of period (in thousands)            $46,942          $39,945       $54,692       $22,843
$15,341
-------------------------------------------------------------------------------------------------------------------------
 Average net assets (in thousands)                   $45,797          $43,926       $41,178       $20,347
$ 6,108
-------------------------------------------------------------------------------------------------------------------------
 Ratios to average net assets:(4)
 Net investment income                                  1.32%(2)         1.87%         0.98%
1.39%           1.30%
 Expenses                                               1.17%            1.07%         1.14%
1.00%(5)        0.91%(5)
-------------------------------------------------------------------------------------------------------------------------
 Portfolio turnover rate                                  42%              63%           47%
45%             30%

1. For the period from December 16, 1996 (inception of offering) to October 31,
1997.
2. Without the adoption of the change in amortization method as discussed in
Note 1 in the Notes to Financial Statements, these amounts would have been:
Net investment income                        Change less than $0.005%
Net realized and unrealized gain (loss)      Change less than $0.005%
Net investment income ratio                  Change less than 0.005%
3. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns.
Total returns are not annualized for periods of less than one full year.
4. Annualized for periods of less than one full year.
5. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

See accompanying Notes to Financial Statements.

                 24 | OPPENHEIMER QUEST OPPORTUNITY VALUE FUND

NOTES TO FINANCIAL STATEMENTS

================================================================================
1. Significant Accounting Policies
Oppenheimer Quest Opportunity Value Fund (the Fund), a series of Oppenheimer
Quest For Value Funds, is an open-end management investment company registered under the Investment Company Act of 1940, as amended. The Fund's investment objective is to seek growth of capital. The Fund's investment advisor is
OppenheimerFunds, Inc. (the Manager). The Manager has entered into a sub-advisory agreement with OpCap Advisors.
   The Fund offers Class A, Class B, Class C, Class N and Class Y shares. Class
A shares are sold at their offering price, which is normally net asset value plus a front-end sales charge. Class B, Class C and Class N shares are sold without a front-end sales charge but may be subject to a contingent deferred sales charge (CDSC). Class N shares are sold only through retirement plans.
Retirement plans that offer Class N shares may impose charges on those accounts.
Class Y shares are sold to certain institutional investors without either a front-end sales charge or a CDSC. All classes of shares have identical rights to earnings, assets and voting privileges, except that each class has its own expenses directly attributable to that class and exclusive voting rights with respect to matters affecting that class. Classes A, B, C and N have separate distribution and/or service plans. No such plan has been adopted for Class Y shares. Class B shares will automatically convert to Class A shares six years after the date of purchase. The following is a summary of significant accounting policies consistently followed by the Fund.
--------------------------------------------------------------------------------
Securities Valuation. Securities listed or traded on National Stock Exchanges or other domestic or foreign exchanges are valued based on the last sale price of the security traded on that exchange prior to the time when the Fund's assets are valued. In the absence of a sale, the security is valued at the last sale price on the prior trading day, if it is within the spread of the closing bid and asked prices, and if not, at the closing bid price. Securities (including restricted securities) for which quotations are not readily available are valued primarily using dealer-supplied valuations, a portfolio pricing service authorized by the Board of Trustees, or at their fair value. Fair value is determined in good faith under consistently applied procedures under the supervision of the Board of Trustees. Short-term "money market type" debt securities with remaining maturities of sixty days or less are valued at amortized cost (which approximates market value).

                 25 | OPPENHEIMER QUEST OPPORTUNITY VALUE FUND

NOTES TO FINANCIAL STATEMENTS  Continued

================================================================================
1. Significant Accounting Policies Continued
Allocation of Income, Expenses, Gains and Losses. Income, expenses (other than those attributable to a specific class), gains and losses are allocated daily to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to a specific class are charged against the operations of that class.
--------------------------------------------------------------------------------
Federal Taxes. The Fund intends to continue to comply with provisions of the
Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income, including any net realized gain on investments not offset by loss carryovers, to shareholders. Therefore, no federal income or excise tax provision is required.

As of October 31, 2001, the Fund had available for federal income tax purposes an unused capital loss carryover as follows:

                  Expiring
                  --------------------------------------
                      2009                   $11,666,725

--------------------------------------------------------------------------------
Trustees' Compensation. The Fund has adopted an unfunded retirement plan for the
Fund's independent Board of Trustees. Benefits are based on years of service and fees paid to each trustee during the years of service. During the year ended
October 31, 2001, the Fund's projected benefit obligations were decreased by
$12,305 and payments of $6,715 were made to retired trustees, resulting in an accumulated liability of $299,392 as of October 31, 2001.
  The Board of Trustees has adopted a deferred compensation plan for independent trustees that enables trustees to elect to defer receipt of all or a portion of annual compensation they are entitled to receive from the Fund. Under the plan, the compensation deferred is periodically adjusted as though an equivalent amount had been invested for the Board of Trustees in shares of one or more
Oppenheimer funds selected by the trustee. The amount paid to the Board of
Trustees under the plan will be determined based upon the performance of the selected funds. Deferral of trustees' fees under the plan will not affect the net assets of the Fund, and will not materially affect the Fund's assets, liabilities or net investment income per share.
--------------------------------------------------------------------------------
Dividends and Distributions to Shareholders. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations, are recorded on the ex-dividend date.

                 26 | OPPENHEIMER QUEST OPPORTUNITY VALUE FUND

--------------------------------------------------------------------------------
Classification of Dividends and Distributions to Shareholders. Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or realized gain was recorded by the Fund.
   The Fund adjusts the classification of distributions to shareholders to reflect the differences between financial statement amounts and distributions determined in accordance with income tax regulations. Accordingly, during the year ended October 31, 2001, amounts have been reclassified to reflect an increase in undistributed net investment income of $471,662. Accumulated net realized loss on investments was increased by the same amount. Net assets of the
Fund were unaffected by the reclassifications.
--------------------------------------------------------------------------------
Investment Income. Dividend income is recorded on the ex-dividend date or upon ex-dividend notification in the case of certain foreign dividends where the ex-dividend date may have passed. Non-cash dividends included in dividend income, if any, are recorded at the fair market value of the securities received. Interest income, which includes accretion of discount and amortization of premium, is accrued as earned.
--------------------------------------------------------------------------------
Security Transactions. Security transactions are accounted for as of trade date.
Gains and losses on securities sold are determined on the basis of identified cost.
--------------------------------------------------------------------------------
Other. The Fund adopted the provisions of the AICPA Audit and Accounting Guide for Investment Companies, as revised, effective for fiscal years beginning after
December 15, 2000. The Fund elected to begin amortizing premiums on debt securities effective January 1, 2001. Prior to this date, the Fund did not amortize premiums on debt securities. The cumulative effect of this accounting change had no impact on the total net assets of the Fund, but resulted in a
$49,734 decrease to cost of securities and a correspond- ing $49,734 increase in net unrealized appreciation, based on securities held as of December 31, 2000.
For the year ended October 31, 2001, interest income decreased by $4,879, net realized loss on investments increased by $10,688, and the change in net unrealized depreciation on investments decreased by $15,567.
   The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

                 27 | OPPENHEIMER QUEST OPPORTUNITY VALUE FUND

NOTES TO FINANCIAL STATEMENTS  Continued

================================================================================
2. Shares of Beneficial Interest

The Fund has authorized an unlimited number of $.01 par value shares of beneficial interest of each class. Transactions in shares of beneficial interest were as follows:

                        Year Ended October 31, 2001(1)  Year Ended October 31, 2000
                                Shares         Amount         Shares         Amount
------------------------------------------------------------------------------------

 Class A
 Sold                        9,112,778  $ 306,084,416      7,510,230  $ 258,452,757
 Dividends and/or
 distributions reinvested    4,060,629    132,011,185      6,049,732    209,562,575
 Redeemed                   (8,859,978)  (298,032,212)   (22,340,569)  (759,233,280)
                            -------------------------------------------------------
 Net increase (decrease)     4,313,429  $ 140,063,389     (8,780,607) $(291,217,948)
                            =======================================================

-----------------------------------------------------------------------------------
 Class B
 Sold                        3,130,052  $ 102,546,742      3,198,691  $ 108,472,452
 Dividends and/or
 distributions reinvested    4,061,616    129,646,793      6,410,646    218,351,091
 Redeemed                   (8,832,524)  (290,800,748)   (20,337,357)  (675,726,102)
                            -------------------------------------------------------
 Net increase (decrease)    (1,640,856) $ (58,607,213)   (10,728,020) $(348,902,559)
                            =======================================================

-----------------------------------------------------------------------------------
 Class C
 Sold                        1,015,523  $  33,157,102      1,009,406  $  34,298,800
 Dividends and/or
 distributions reinvested      805,511     25,703,865      1,400,221     47,663,530
 Redeemed                   (1,535,333)   (50,432,255)    (5,193,944)  (172,318,563)
                            -------------------------------------------------------
 Net increase (decrease)       285,701  $   8,428,712     (2,784,317) $ (90,356,233)
                            =======================================================

-----------------------------------------------------------------------------------
 Class N
 Sold                           75,082  $   2,472,335             --  $          --
 Dividends and/or
 distributions reinvested           --             --             --             --
 Redeemed                       (1,747)       (55,949)            --             --
                            -------------------------------------------------------
 Net increase (decrease)        73,335  $   2,416,386             --  $          --
                            =======================================================

-----------------------------------------------------------------------------------
 Class Y
 Sold                          663,752  $  22,478,978        351,312  $  12,049,286
 Dividends and/or
 distributions reinvested      138,666      4,509,433        196,523      6,811,498
 Redeemed                     (410,435)   (13,658,051)      (806,246)   (27,305,533)
                            -------------------------------------------------------
 Net increase (decrease)       391,983  $  13,330,360       (258,411) $  (8,444,749)
                            =======================================================

1. For the year ended October 31, 2001, for Class A, B, C and Y shares and for the period from March 1, 2001 (inception of offering) to October 31, 2001, for
Class N shares.

                 28 | OPPENHEIMER QUEST OPPORTUNITY VALUE FUND

================================================================================
3. Purchases and Sales of Securities
The aggregate cost of purchases and proceeds from sales of securities, other than short-term obligations, for the year ended October 31, 2001, were
$1,095,932,301 and $1,135,784,092, respectively.

As of October 31, 2001, unrealized appreciation (depreciation) based on cost of securities for federal income tax purposes of $2,442,195,740 was:

          Gross unrealized appreciation                $ 432,009,323
          Gross unrealized depreciation                 (125,099,978)
                                                       -------------
          Net unrealized appreciation (depreciation)   $ 306,909,345
                                                       =============

================================================================================
4. Fees and Other Transactions with Affiliates
Management Fees. Management fees paid to the Manager were in accordance with the investment advisory agreement with the Fund which provides for a fee of 1.00% of the first $400 million of average annual net assets of the Fund, 0.90% of the next $400 million, 0.85% of the next $3.2 billion, 0.80% of the next $4 billion and 0.75% of average annual net assets in excess of $8 billion. The Fund's management fee for the year ended October 31, 2001, was an annualized rate of
0.88%.
--------------------------------------------------------------------------------
Sub-Advisor Fees. The Manager pays OpCap Advisors (the Sub-Advisor) monthly an annual fee based on the fee schedule set forth in the Prospectus. For the year ended October 31, 2001, the Manager paid $8,576,663 to the Sub-Advisor.
--------------------------------------------------------------------------------
Transfer Agent Fees. OppenheimerFunds Services (OFS), a division of the Manager, acts as the transfer and shareholder servicing agent for the Fund. OFS is paid at an agreed-upon per account fee. OFS has voluntarily undertaken to waive a portion of its transfer agent fee for Classes A, B, C, N and Y shares. This voluntary waiver of expenses limits transfer agent fees to 0.35% of average net assets for Classes A, B, C and N shares effective October 1, 2001, and 0.25% of average net assets for Class Y shares effective January 1, 2001.

                 29 | OPPENHEIMER QUEST OPPORTUNITY VALUE FUND

NOTES TO FINANCIAL STATEMENTS  Continued

================================================================================
4. Fees and Other Transactions with Affiliates Continued
Distribution and Service Plan Fees. Under its General Distributor's Agreement
with the Manager, the Distributor acts as the Fund's principal underwriter in the continuous public offering of the different classes of shares of the Fund.

The compensation paid to (or retained by) the Distributor from the sale of shares or on the redemption of shares is shown in the table below for the period indicated.

                     Aggregate       Class A   Commissions      Commissions       Commissions    Commissions
                     Front-End     Front-End    on Class A       on Class B        on Class C     on Class N
                 Sales Charges Sales Charges        Shares           Shares            Shares         Shares
                    on Class A   Retained by   Advanced by      Advanced by       Advanced by    Advanced by
 Year Ended             Shares   Distributor   Distributor(1)   Distributor(1)    Distributor(1) Distributor(1)
---------------------------------------------------------------------------------------------------------------

 October 31, 2001   $2,118,916      $525,862      $580,857       $2,741,448          $245,023        $21,769

1. The Distributor advances commission payments to dealers for certain sales of
Class A shares and for sales of Class B, Class C and Class N shares from its own resources at the time of sale.

                       Class A           Class B            Class C            Class N
                    Contingent        Contingent         Contingent         Contingent
                      Deferred          Deferred           Deferred           Deferred
                 Sales Charges     Sales Charges      Sales Charges      Sales Charges
                   Retained by       Retained by        Retained by        Retained by
 Year Ended        Distributor       Distributor        Distributor        Distributor
--------------------------------------------------------------------------------------

 October 31, 2001      $52,176        $2,010,158            $22,499                $--

   The Fund has adopted Distribution and Service Plans for Class A, Class B,
Class C and Class N shares under Rule 12b-1 of the Investment Company Act. Under those plans the Fund pays the Distributor for all or a portion of its costs incurred in connection with the distribution and/or servicing of the shares of the particular class.
--------------------------------------------------------------------------------
Class A Distribution and Service Plan Fees. Under the plan the Fund pays an asset-based sales charge to the Distributor at an annual rate of 0.15% of average annual net assets of Class A shares of the Fund. (The Board of Trustees can set this rate up to 0.25%.) Effective January 1, 2001, the asset-based sales charge rate for Class A shares was reduced from 0.20% to 0.15% of average annual net assets representing Class A shares. Under the Class A service plan, the
Distributor currently uses the fees it receives from the Fund to pay brokers, dealers and other financial institutions. The Class A service plan permits compensation to the Distributor at a rate up to a specified percent of average annual net assets of Class A shares purchased. The Distributor makes payments to plan recipients quarterly at an annual rate not to exceed a specified percent of the average annual net assets consisting of Class A shares of the Fund. For the year ended October 31, 2001, payments under the Class A Plan totaled $5,505,159, all of which was paid by the Distributor to recipients. That included $288,454 paid to an affiliate of the Manager. Any unreimbursed expenses the Distributor incurs with respect to Class A shares in any fiscal year cannot be recovered in subsequent years.

                 30 | OPPENHEIMER QUEST OPPORTUNITY VALUE FUND

--------------------------------------------------------------------------------
Class B, Class C and Class N Distribution and Service Plan Fees. Under each plan, service fees and distribution fees are computed on the average of the net asset value of shares in the respective class, determined as of the close of each regular business day during the period. The Class B, Class C and Class N plans provide for the Distributor to be compensated at a flat rate, whether the
Distributor's distribution expenses are more or less than the amounts paid by the Fund under the plan during the period for which the fee is paid.
   The Distributor retains the asset-based sales charge on Class B shares. The
Distributor retains the asset-based sales charge on Class C shares during the first year the shares are outstanding. The Distributor retains the asset-based sales charge on Class N shares. The asset-based sales charges on Class B, Class
C and Class N shares allow investors to buy shares without a front-end sales charge while allowing the Distributor to compensate dealers that sell those shares.
   The Distributor's actual expenses in selling Class B, Class C and Class N shares may be more than the payments it receives from the contingent deferred sales charges collected on redeemed shares and asset-based sales charges from the Fund under the plans. If any plan is terminated by the Fund, the Board of
Trustees may allow the Fund to continue payments of the asset-based sales charge to the Distributor for distributing shares before the plan was terminated. The plans allow for the carryforward of distribution expenses, to be recovered from asset-based sales charges in subsequent fiscal periods.

Distribution fees paid to the Distributor for the year ended October 31, 2001, were as follows:

                                                                     Distributor's
                                                      Distributor's      Aggregate
                                                          Aggregate   Unreimbursed
                                                       Unreimbursed  Expenses as %
                 Total Payments      Amount Retained       Expenses  of Net Assets
                     Under Plan       by Distributor     Under Plan       of Class
-----------------------------------------------------------------------------------

 Class B Plan       $13,262,363          $10,121,335    $11,222,717           0.97%
 Class C Plan         2,802,785              217,460      4,231,717           1.64
 Class N Plan             2,136                1,934         32,224           1.41

================================================================================
5. Bank Borrowings
The Fund may borrow from a bank for temporary or emergency purposes including, without limitation, funding of shareholder redemptions provided asset coverage for borrowings exceeds 300%. The Fund has entered into an agreement which enables it to participate with other Oppenheimer funds in an unsecured line of credit with a bank, which permits borrowings up to $400 million, collectively.
Interest is charged to each fund, based on its borrowings, at a rate equal to the Federal Funds Rate plus 0.45%. Borrowings are payable 30 days after such loan is executed. The Fund also pays a commitment fee equal to its pro rata share of the average unutilized amount of the credit facility at a rate of 0.08%
per annum.
   The Fund had no borrowings outstanding during the year ended or at October
31, 2001.

                 31 | OPPENHEIMER QUEST OPPORTUNITY VALUE FUND

                                                      Appendix A

                                                 RATINGS DEFINITIONS

Below are summaries of the rating definitions used by the nationally-recognized rating agencies listed below. Those ratings represent the opinion of the agency as to the credit quality of issues that they rate. The summaries below are based upon publicly-available information provided by the rating organizations.

Moody's Investors Service, Inc.
----------------------------------------------------------------------------------------------------------------------

Long-Term (Taxable) Bond Ratings

Aaa: Bonds rated "Aaa" are judged to be the best quality. They carry the smallest degree of investment risk.
Interest payments are protected by a large or by an exceptionally stable margin and principal is secure.  While the various protective elements are likely to change, the changes that can be expected are most unlikely to impair the fundamentally strong position of such issues.

Aa: Bonds rated "Aa" are judged to be of high quality by all standards. Together with the "Aaa" group, they comprise what are generally known as high-grade bonds.  They are rated lower than the best bonds because margins of protection may not be as large as with "Aaa" securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risk appear somewhat larger than that of
"Aaa" securities.

A: Bonds rated "A" possess many favorable investment attributes and are to be considered as upper-medium grade obligations.  Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment some time in the future.

Baa: Bonds rated "Baa" are considered medium-grade obligations; that is, they are neither highly protected nor poorly secured.  Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and have speculative characteristics as well.

Ba: Bonds rated "Ba" are judged to have speculative elements. Their future cannot be considered well-assured.  Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future.  Uncertainty of position characterizes bonds in this class.

B: Bonds rated "B" generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa: Bonds rated "Caa" are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca: Bonds rated "Ca" represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

C:  Bonds rated "C" are the lowest class of rated bonds and can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Con. (...):  Bonds for which the security  depends on the  completion of some act or the  fulfillment  of some condition are rated  conditionally.  These bonds are secured by (a)  earnings of projects  under  construction,  (b) earnings of projects  unseasoned in operating  experience,  (c) rentals that begin when facilities are completed,  or (d) payments to which some other  limiting  condition  attaches.  The  parenthetical  rating denotes  probable  credit stature upon completion of construction or elimination of the basis of the condition.

Moody's applies numerical modifiers 1, 2, and 3 in each generic rating classification from "Aa" through "Caa." The modifier "1" indicates that the obligation ranks in the higher end of its generic rating category; the modifier "2"
indicates a mid-range ranking; and the modifier "3" indicates a ranking in the lower end of that generic rating category. Advanced refunded issues that are secured by certain assets are identified with a # symbol.

Short-Term Ratings - Taxable Debt

These ratings apply to the ability of issuers to honor senior debt obligations having an original maturity not exceeding one year:

Prime-1: Issuer has a superior ability for repayment of senior short-term debt obligations.

Prime-2: Issuer has a strong ability for repayment of senior short-term debt obligations. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

Prime-3: Issuer has an acceptable ability for repayment of senior short-term obligations. The effect of industry characteristics and market compositions may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

Not Prime: Issuer does not fall within any Prime rating category.

Standard & Poor's Rating Services
----------------------------------------------------------------------------------------------------------------------

Long-Term Credit Ratings

AAA:  Bonds rated "AAA" have the highest  rating  assigned by Standard & Poor's.  The  obligor's  capacity to meet its financial commitment on the obligation is extremely strong.

AA: Bonds rated "AA" differ from the highest rated  obligations only in small degree.  The obligor's  capacity to meet its financial commitment on the obligation is very strong.

A: Bonds rated "A" are somewhat  more  susceptible  to the adverse  effects of changes in  circumstances  and economic conditions  than  obligations  in  higher-rated  categories.  However,  the  obligor's  capacity to meet its financial commitment on the obligation is still strong.

BBB: Bonds rated "BBB" exhibit  adequate  protection  parameters.  However,  adverse  economic  conditions or changing circumstances  are more likely to lead to a weakened  capacity of the obligor to meet its financial  commitment on the obligation.

BB, B, CCC, CC, and C

Bonds rated "BB",  "B",  "CCC",  "CC" and "C" are regarded as having  significant  speculative  characteristics.  "BB"
indicates the least degree of speculation,  and "C" the highest.  While such obligations will likely have some quality and  protective  characteristics,  these may be  outweighed  by large  uncertainties  or major  exposures  to  adverse conditions.
BB: Bonds rated "BB" are less  vulnerable to  nonpayment  than other  speculative  issues.  However,  these face major ongoing  uncertainties  or exposure to adverse  business,  financial,  or economic  conditions which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

B: Bonds rated "B" are more vulnerable to nonpayment than  obligations  rated "BB", but the obligor  currently has the capacity to meet its financial  commitment on the obligation.  Adverse  business,  financial,  or economic  conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.

CCC: Bonds rated "CCC" are currently vulnerable to nonpayment,  and are dependent upon favorable business,  financial, and economic  conditions for the obligor to meet its financial  commitment on the obligation.  In the event of adverse business,  financial  or economic  conditions,  the obligor is not likely to have the  capacity to meet its  financial commitment on the obligation.

CC:  Bonds rated "CC" are currently highly vulnerable to nonpayment.

C: A subordinated debt or preferred stock obligation rated "C" is currently highly  vulnerable to nonpayment.  The "C"
rating may be used to cover a situation  where a bankruptcy  petition has been filed or similar action has been taken, but  payments on this  obligation  are being  continued.  A "C" also will be  assigned  to a preferred  stock issue in arrears on dividends or sinking fund payments, but that is currently paying.

D:  Bonds  rated  "D" are in  default.  Payments  on the  obligation  are not  being  made on the date due even if the applicable  grace period has not expired,  unless  Standard and Poor's believes that such payments will be made during such grace  period.  The "D"  rating  will also be used upon the filing of a  bankruptcy  petition  or the taking of a similar action if payments on an obligation are jeopardized.

The ratings from "AA" to "CCC" may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories. The "r" symbol is attached to the ratings of instruments with significant noncredit risks.

Short-Term Issue Credit Ratings

A-1: Obligation is rated in the highest category. The obligor's capacity to meet its financial commitment on the obligation is strong. Within this category, a plus (+) sign designation indicates the obligor's capacity to meet its financial obligation is extremely strong.

A-2:  Obligation is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor's capacity to meet its financial commitment on the obligation is satisfactory.

A-3: Obligation exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

B: Obligation is regarded as having significant speculative characteristics. The obligor currently has the capacity to meet its financial commitment on the obligation. However, it faces major ongoing uncertainties which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

C: Obligation is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.

D: Obligation is in payment default. Payments on the obligation have not been made on the due date even if the applicable grace period has not expired, unless Standard and Poor's believes that such payments will be made during such grace period. The "D" rating will also be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

Fitch, Inc.
----------------------------------------------------------------------------------------------------------------------

International Long-Term Credit Ratings

Investment Grade:
AAA: Highest Credit Quality. "AAA" ratings denote the lowest expectation of credit risk. They are assigned only in the case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA: Very High Credit Quality. "AA" ratings denote a very low expectation of credit risk. They indicate a very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A: High Credit Quality. "A" ratings denote a low expectation of credit risk. The capacity for timely payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

BBB: Good Credit Quality. "BBB" ratings indicate that there is currently a low expectation of credit risk. The capacity for timely payment of financial commitments is considered adequate, but adverse changes in circumstances and in economic conditions are more likely to impair this capacity. This is the lowest investment-grade category.

Speculative Grade:

BB: Speculative. "BB" ratings indicate that there is a possibility of credit risk developing, particularly as the result of adverse economic change over time. However, business or financial alternatives may be available to allow financial commitments to be met. Securities rated in this category are not investment grade.

B: Highly Speculative. "B" ratings indicate that significant credit risk is present, but a limited margin of safety remains. Financial commitments are currently being met. However, capacity for continued payment is contingent upon a sustained, favorable business and economic environment.

CCC, CC C: High Default Risk.  Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon sustained, favorable business or economic developments. A "CC" rating indicates that default of some kind appears probable. "C" ratings signal imminent default.

DDD, DD, and D: Default. The ratings of obligations in this category are based on their prospects for achieving partial or full recovery in a reorganization or liquidation of the obligor. While expected recovery values are highly speculative and cannot be estimated with any precision, the following serve as general guidelines. "DDD"
obligations have the highest potential for recovery, around 90%-100% of outstanding amounts and accrued interest.
"DD" indicates potential recoveries in the range of 50%-90%, and "D" the lowest recovery potential, i.e., below 50%.

Entities rated in this category have defaulted on some or all of their obligations. Entities rated "DDD" have the highest prospect for resumption of performance or continued operation with or without a formal reorganization process. Entities rated "DD" and "D" are generally undergoing a formal reorganization or liquidation process; those rated "DD" are likely to satisfy a higher portion of their outstanding obligations, while entities rated "D" have a poor prospect for repaying all obligations.
Plus (+) and minus (-) signs may be appended to a rating symbol to denote relative status within the major rating categories.  Plus and minus signs are not added to the "AAA" category or to categories below "CCC," nor to short-term ratings other than "F1" (see below).

International Short-Term Credit Ratings

F1:  Highest credit quality. Strongest capacity for timely payment of financial commitments. May have an added "+"
to denote any exceptionally strong credit feature.

F2:   Good credit quality. A satisfactory capacity for timely payment of financial commitments, but the margin of safety is not as great as in the case of higher ratings.

F3:   Fair credit quality. Capacity for timely payment of financial commitments is adequate. However, near-term adverse changes could result in a reduction to non-investment grade.

B:    Speculative. Minimal capacity for timely payment of financial commitments, plus vulnerability to near-term adverse changes in financial and economic conditions.

C:      High default risk. Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon a sustained, favorable business and economic environment.

D:     Default. Denotes actual or imminent payment default.

                                                      Appendix B

----------------------------------------------------------------------------------------------------------------------
                                              Industry Classifications
----------------------------------------------------------------------------------------------------------------------

Aerospace/Defense                                           Food and Drug Retailers
Air Transportation                                          Gas Utilities
Asset-Backed                                                Health Care/Drugs
Auto Parts and Equipment                                    Health Care/Supplies & Services
Automotive                                                  Homebuilders/Real Estate
Bank Holding Companies                                      Hotel/Gaming
Banks                                                       Industrial Services
Beverages                                                   Information Technology
Broadcasting                                                Insurance
Broker-Dealers                                              Leasing & Factoring
Building Materials                                          Leisure
Cable Television                                            Manufacturing
Chemicals                                                   Metals/Mining
Commercial Finance                                          Nondurable Household Goods
Communication Equipment                                     Office Equipment
Computer Hardware                                           Oil - Domestic
Computer Software                                           Oil - International
Conglomerates                                               Paper
Consumer Finance                                            Photography
Consumer Services                                           Publishing
Containers                                                  Railroads & Truckers
Convenience Stores                                          Restaurants
Department Stores                                           Savings & Loans
Diversified Financial                                       Shipping
Diversified Media                                           Special Purpose Financial
Drug Wholesalers                                            Specialty Printing
Durable Household Goods                                     Specialty Retailing
Education                                                   Steel
Electric Utilities                                          Telecommunications - Long Distance
Electrical Equipment                                        Telephone - Utility
Electronics                                                 Textile, Apparel & Home Furnishings
Energy Services                                             Tobacco
Entertainment/Film                                          Trucks and Parts
Environmental                                               Wireless Services
Food

                                                      Appendix C

                            OppenheimerFunds Special Sales Charge Arrangements and Waivers

In certain cases, the initial sales charge that applies to purchases of Class A shares5 of the Oppenheimer funds or the contingent deferred sales charge that may apply to Class A, Class B or Class C shares may be waived.6  That is because of the economies of sales efforts realized by OppenheimerFunds Distributor, Inc., (referred to in this document as the "Distributor"), or by dealers or other financial institutions that offer those shares to certain classes of investors.

Not all waivers apply to all funds. For example, waivers relating to Retirement Plans do not apply to Oppenheimer municipal funds, because shares of those funds are not available for purchase by or on behalf of retirement plans.
Other waivers apply only to shareholders of certain funds.

For the purposes of some of the waivers described below and in the Prospectus and Statement of Additional
Information of the applicable Oppenheimer funds, the term "Retirement Plan" refers to the following types of plans:
(1)      plans qualified under Sections 401(a) or 401(k) of the Internal Revenue Code,
(2)      non-qualified deferred compensation plans,
(3)      employee benefit plans7
(4)      Group Retirement Plans8
(5)      403(b)(7) custodial plan accounts
(6)      Individual Retirement Accounts ("IRAs"), including traditional IRAs, Roth IRAs, SEP-IRAs, SARSEPs or SIMPLE plans

The interpretation of these provisions as to the applicability of a special arrangement or waiver in a particular case is in the sole discretion of the Distributor or the transfer agent (referred to in this document as the
"Transfer Agent") of the particular Oppenheimer fund. These waivers and special arrangements may be amended or terminated at any time by a particular fund, the Distributor, and/or OppenheimerFunds, Inc. (referred to in this document as the "Manager").

Waivers that apply at the time shares are redeemed must be requested by the shareholder and/or dealer in the redemption request.
I.                        Applicability of Class A Contingent Deferred Sales Charges in Certain Cases

Purchases of Class A Shares of Oppenheimer Funds That Are Not Subject to Initial Sales Charge but May Be Subject to
the Class A Contingent Deferred Sales Charge (unless a waiver applies).

         There is no initial sales charge on purchases of Class A shares of any of the Oppenheimer funds in the cases listed below. However, these purchases may be subject to the Class A contingent deferred sales charge if redeemed within 18 months of the end of the calendar month of their purchase, as described in the Prospectus (unless a waiver described elsewhere in this Appendix applies to the redemption). Additionally, on shares purchased under these waivers that are subject to the Class A contingent deferred sales charge, the Distributor will pay the applicable concession described in the Prospectus under "Class A Contingent Deferred Sales Charge."9 This waiver provision applies to:
-        Purchases of Class A shares aggregating $1 million or more.
-        Purchases of Class A shares by a Retirement Plan that was permitted to purchase such shares at net asset value but subject to a contingent deferred sales charge prior to March 1, 2001.
-        Purchases by an OppenheimerFunds-sponsored Rollover IRA, if the purchases are made:
(1)      through a broker, dealer, bank or registered investment adviser that has made special arrangements with the
              Distributor for those purchases, or
(2)      by a direct rollover of a distribution from a qualified Retirement Plan if the administrator of that Plan has made special arrangements with the Distributor for those purchases.
      -           Purchases  of Class A shares  by  Retirement  Plans  that have any of the  following  record-keeping arrangements:
(1)      The record keeping is performed by Merrill Lynch Pierce Fenner & Smith, Inc. ("Merrill Lynch") on a daily valuation basis for the Retirement Plan. On the date the plan sponsor signs the record-keeping service agreement with Merrill Lynch, the Plan must have $3 million or more of its assets invested in (a)
              mutual funds, other than those advised or managed by Merrill Lynch Investment Management, L.P.
              ("MLIM"), that are made available under a Service Agreement between Merrill Lynch and the mutual fund's principal underwriter or distributor, and  (b)  funds advised or managed by MLIM (the funds described in (a) and (b) are referred to as "Applicable Investments").
(2)      The record keeping for the Retirement Plan is performed on a daily valuation basis by a record keeper whose services are provided under a contract or arrangement between the Retirement Plan and Merrill Lynch.
              On the date the plan sponsor signs the record keeping service agreement with Merrill Lynch, the Plan must have $3 million or more of its assets (excluding assets invested in money market funds) invested in Applicable Investments.
(3)      The record keeping for a Retirement Plan is handled under a service agreement with Merrill Lynch and on the date the plan sponsor signs that agreement, the Plan has 500 or more eligible employees (as determined by the Merrill Lynch plan conversion manager).
      -           Purchases  by a  Retirement  Plan whose  record  keeper  had a  cost-allocation  agreement  with the
      Transfer Agent on or before March 1, 2001.

II.                                  Waivers of Class A Sales Charges of Oppenheimer Funds

A.  Waivers of Initial and Contingent Deferred Sales Charges for Certain Purchasers.

Class A shares purchased by the following investors are not subject to any Class A sales charges (and no concessions are paid by the Distributor on such purchases):
-        The Manager or its affiliates.
-        Present or former officers, directors, trustees and employees (and their "immediate families") of the Fund, the Manager and its affiliates, and retirement plans established by them for their employees. The term
         "immediate family" refers to one's spouse, children, grandchildren, grandparents, parents, parents-in-law, brothers and sisters, sons- and daughters-in-law, a sibling's spouse, a spouse's siblings, aunts, uncles, nieces and nephews; relatives by virtue of a remarriage (step-children, step-parents, etc.) are included.
-        Registered management investment companies, or separate accounts of insurance companies having an agreement with the Manager or the Distributor for that purpose.
-        Dealers or brokers that have a sales agreement with the Distributor, if they purchase shares for their own accounts or for retirement plans for their employees.
-        Employees and registered representatives (and their spouses) of dealers or brokers described above or financial institutions that have entered into sales arrangements with such dealers or brokers (and which are identified as such to the Distributor) or with the Distributor. The purchaser must certify to the
         Distributor at the time of purchase that the purchase is for the purchaser's own account (or for the benefit of such employee's spouse or minor children).
-        Dealers, brokers, banks or registered investment advisors that have entered into an agreement with the
         Distributor providing specifically for the use of shares of the Fund in particular investment products made available to their clients. Those clients may be charged a transaction fee by their dealer, broker, bank or advisor for the purchase or sale of Fund shares.
-        Investment advisors and financial planners who have entered into an agreement for this purpose with the
         Distributor and who charge an advisory, consulting or other fee for their services and buy shares for their own accounts or the accounts of their clients.
-        "Rabbi trusts" that buy shares for their own accounts, if the purchases are made through a broker or agent or other financial intermediary that has made special arrangements with the Distributor for those purchases.
-        Clients of investment advisors or financial planners (that have entered into an agreement for this purpose with the Distributor) who buy shares for their own accounts may also purchase shares without sales charge but only if their accounts are linked to a master account of their investment advisor or financial planner on the books and records of the broker, agent or financial intermediary with which the Distributor has made such special arrangements . Each of these investors may be charged a fee by the broker, agent or financial intermediary for purchasing shares.
-        Directors, trustees, officers or full-time employees of OpCap Advisors or its affiliates, their relatives or any trust, pension, profit sharing or other benefit plan which beneficially owns shares for those persons.
-        Accounts for which Oppenheimer Capital (or its successor) is the investment advisor (the Distributor must be advised of this arrangement) and persons who are directors or trustees of the company or trust which is the beneficial owner of such accounts.
-        A unit investment trust that has entered into an appropriate agreement with the Distributor.
-        Dealers, brokers, banks, or registered investment advisers that have entered into an agreement with the
         Distributor to sell shares to defined contribution employee retirement plans for which the dealer, broker or investment adviser provides administration services.
-        Retirement Plans and deferred compensation plans and trusts used to fund those plans (including, for example, plans qualified or created under sections 401(a), 401(k), 403(b) or 457 of the Internal Revenue
         Code), in each case if those purchases are made through a broker, agent or other financial intermediary that has made special arrangements with the Distributor for those purchases.
-        A TRAC-2000 401(k) plan (sponsored by the former Quest for Value Advisors) whose Class B or Class C shares of a Former Quest for Value Fund were exchanged for Class A shares of that Fund due to the termination of the Class B and Class C TRAC-2000 program on November 24, 1995.
-        A qualified Retirement Plan that had agreed with the former Quest for Value Advisors to purchase shares of any of the Former Quest for Value Funds at net asset value, with such shares to be held through DCXchange, a sub-transfer agency mutual fund clearinghouse, if that arrangement was consummated and share purchases commenced by December 31, 1996.
B.  Waivers of Initial and Contingent Deferred Sales Charges in Certain Transactions.

Class A shares issued or purchased in the following transactions are not subject to sales charges (and no concessions are paid by the Distributor on such purchases):
      -           Shares issued in plans of reorganization,  such as mergers,  asset acquisitions and exchange offers, to which the Fund is a party.
-        Shares purchased by the reinvestment of dividends or other distributions reinvested from the Fund or other
         Oppenheimer funds (other than Oppenheimer Cash Reserves) or unit investment trusts for which reinvestment arrangements have been made with the Distributor.
-        Shares purchased through a broker-dealer that has entered into a special agreement with the Distributor to allow the broker's customers to purchase and pay for shares of Oppenheimer funds using the proceeds of shares redeemed in the prior 30 days from a mutual fund (other than a fund managed by the Manager or any of its subsidiaries) on which an initial sales charge or contingent deferred sales charge was paid. This waiver also applies to shares purchased by exchange of shares of Oppenheimer Money Market Fund, Inc. that were purchased and paid for in this manner. This waiver must be requested when the purchase order is placed for shares of the Fund, and the Distributor may require evidence of qualification for this waiver.
-        Shares purchased with the proceeds of maturing principal units of any Qualified Unit Investment Liquid
         Trust Series.
-        Shares purchased by the reinvestment of loan repayments by a participant in a Retirement Plan for which the
         Manager or an affiliate acts as sponsor.

C.  Waivers of the Class A Contingent Deferred Sales Charge for Certain Redemptions.

The Class A contingent deferred sales charge is also waived if shares that would otherwise be subject to the contingent deferred sales charge are redeemed in the following cases:
      -           To make  Automatic  Withdrawal  Plan payments  that are limited  annually to no more than 12% of the account value adjusted annually.
-        Involuntary redemptions of shares by operation of law or involuntary redemptions of small accounts (please refer to "Shareholder Account Rules and Policies," in the applicable fund Prospectus).
-        For distributions from Retirement Plans, deferred compensation plans or other employee benefit plans for any of the following purposes:
(1)      Following the death or disability (as defined in the Internal Revenue Code) of the participant or beneficiary. The death or disability must occur after the participant's account was established.
(2)      To return excess contributions.
(3)      To return contributions made due to a mistake of fact.
(4)      Hardship withdrawals, as defined in the plan.10
(5)      Under a Qualified Domestic Relations Order, as defined in the Internal Revenue Code, or, in the case of an
                IRA, a divorce or separation agreement described in Section 71(b) of the Internal Revenue Code.
(6)      To meet the minimum distribution requirements of the Internal Revenue Code.
(7)      To make "substantially equal periodic payments" as described in Section 72(t) of the Internal Revenue Code.
(8)      For loans to participants or beneficiaries.
(9)      Separation from service.11
(10)     Participant-directed redemptions to purchase shares of a mutual fund (other than a fund managed by the
                Manager or a subsidiary of the Manager) if the plan has made special arrangements with the
                Distributor.
(11)     Plan termination or "in-service distributions," if the redemption proceeds are rolled over directly to an
                OppenheimerFunds-sponsored IRA.
     -   For distributions from Retirement Plans having 500 or more eligible employees, except distributions due to termination of all of the Oppenheimer funds as an investment option under the Plan.
      -           For  distributions  from 401(k) plans sponsored by  broker-dealers  that have entered into a special agreement with the Distributor allowing this waiver.

                   III. Waivers of Class B, Class C and Class N Sales Charges of Oppenheimer Funds

The Class B, Class C and Class N contingent deferred sales charges will not be applied to shares purchased in certain types of transactions or redeemed in certain circumstances described below.

A.  Waivers for Redemptions in Certain Cases.

The Class B, Class C and Class N contingent deferred sales charges will be waived for redemptions of shares in the following cases:
-        Shares redeemed involuntarily, as described in "Shareholder Account Rules and Policies," in the applicable
         Prospectus.
-        Redemptions from accounts other than Retirement Plans following the death or disability of the last surviving shareholder, including a trustee of a grantor trust or revocable living trust for which the trustee is also the sole beneficiary. The death or disability must have occurred after the account was established, and for disability you must provide evidence of a determination of disability by the Social
         Security Administration.
-        Distributions from accounts for which the broker-dealer of record has entered into a special agreement with the Distributor allowing this waiver.
-        Redemptions of Class B shares held by Retirement Plans whose records are maintained on a daily valuation basis by Merrill Lynch or an independent record keeper under a contract with Merrill Lynch.
-        Redemptions of Class C shares of Oppenheimer U.S. Government Trust from accounts of clients of financial institutions that have entered into a special arrangement with the Distributor for this purpose.
-        Redemptions requested in writing by a Retirement Plan sponsor of Class C shares of an Oppenheimer fund in amounts of $1 million or more held by the Retirement Plan for more than one year, if the redemption proceeds are invested in Class A shares of one or more Oppenheimer funds.
-        Distributions12 from Retirement Plans or other employee benefit plans for any of the following purposes:
(1)      Following the death or disability (as defined in the Internal Revenue Code) of the participant or beneficiary. The death or disability must occur after the participant's account was established in an Oppenheimer fund.
(2)      To return excess contributions made to a participant's account.
(3)      To return contributions made due to a mistake of fact.
(4)      To make hardship withdrawals, as defined in the plan.13
(5)      To make distributions required under a Qualified Domestic Relations Order or, in the case of an IRA, a divorce or separation agreement described in Section 71(b) of the Internal Revenue Code.
(6)      To meet the minimum distribution requirements of the Internal Revenue Code.
(7)
         To make "substantially equal periodic payments" as described in Section 72(t) of the Internal Revenue Code.
(8)      For loans to participants or beneficiaries.14
(9)      On account of the participant's separation from service.15
(10)     Participant-directed redemptions to purchase shares of a mutual fund (other than a fund managed by the
                Manager or a subsidiary of the Manager) offered as an investment option in a Retirement Plan if the plan has made special arrangements with the Distributor.
(11)     Distributions made on account of a plan termination or "in-service" distributions, if the redemption proceeds are rolled over directly to an OppenheimerFunds-sponsored IRA.
(12)     Distributions from Retirement Plans having 500 or more eligible employees, except distributions made because of the elimination of all of the Oppenheimer funds as an investment option under the Plan.
(13)     For distributions from a participant's account under an Automatic Withdrawal Plan after the participant reaches age 59 1/2, as long as the aggregate value of the distributions does not exceed 10% of the account's value, adjusted annually.
         (14)   Redemptions of Class B shares under an Automatic Withdrawal Plan for an account other than a
                Retirement Plan, if the aggregate value of the redeemed shares does not exceed 10% of the account's value, adjusted annually.
         (15)   For distributions from 401(k) plans sponsored by broker-dealers that have entered into a special arrangement with the Distributor allowing this waiver.
         -    Redemptions  of Class B shares or Class C shares  under an  Automatic  Withdrawal  Plan from an  account other than a  Retirement  Plan if the  aggregate  value of the  redeemed  shares does not exceed 10% of the  account's value annually.

B.  Waivers for Shares Sold or Issued in Certain Transactions.

The contingent deferred sales charge is also waived on Class B and Class C shares sold or issued in the following cases:
-        Shares sold to the Manager or its affiliates.
-        Shares sold to registered management investment companies or separate accounts of insurance companies having an agreement with the Manager or the Distributor for that purpose.
-        Shares issued in plans of reorganization to which the Fund is a party.
-        Shares sold to present or former officers, directors, trustees or employees (and their "immediate families"
              as defined above in Section I.A.) of the Fund, the Manager and its affiliates and retirement plans established by them for their employees.

IV.        Special Sales Charge Arrangements for Shareholders of Certain Oppenheimer Funds Who Were Shareholders of
                                                 Former Quest for Value Funds

The initial and contingent deferred sales charge rates and waivers for Class A, Class B and Class C shares described in the Prospectus or Statement of Additional Information of the Oppenheimer funds are modified as described below for certain persons who were shareholders of the former Quest for Value Funds.  To be eligible, those persons must have been shareholders on November 24, 1995, when OppenheimerFunds, Inc. became the investment advisor to those former Quest for Value Funds.  Those funds include:

    Oppenheimer Quest Value Fund, Inc.                     Oppenheimer Small Cap Value Fund
    Oppenheimer Quest Balanced Value Fund                  Oppenheimer Quest Global Value Fund, Inc.
    Oppenheimer Quest Opportunity Value Fund

         These arrangements also apply to shareholders of the following funds when they merged (were reorganized)
into various Oppenheimer funds on November 24, 1995:

  Quest for Value U.S. Government Income Fund               Quest for Value New York Tax-Exempt Fund
  Quest for Value Investment Quality Income Fund            Quest for Value National Tax-Exempt Fund
  Quest for Value Global Income Fund                        Quest for Value California Tax-Exempt Fund

         All of the funds listed above are referred to in this Appendix as the "Former Quest for Value Funds."  The waivers of initial and contingent deferred sales charges described in this Appendix apply to shares of an
Oppenheimer fund that are either:
      -           acquired by such  shareholder  pursuant to an exchange of shares of an Oppenheimer fund that was one of the Former Quest for Value Funds, or
         -        purchased by such  shareholder by exchange of shares of another  Oppenheimer fund that were acquired pursuant to the merger of any of the Former  Quest for Value Funds into that other  Oppenheimer  fund on November  24,
1995.

A.  Reductions or Waivers of Class A Sales Charges.

         - -  Reduced Class A Initial Sales Charge Rates for Certain Former Quest for Value Funds Shareholders.

Purchases by Groups and Associations.  The following table sets forth the initial sales charge rates for Class A shares purchased by members of "Associations" formed for any purpose other than the purchase of securities. The rates in the table apply if that Association purchased shares of any of the Former Quest for Value Funds or received a proposal to purchase such shares from OCC Distributors prior to November 24, 1995.

------------------------------ ---------------------------- ---------------------------- ----------------------------
Number of Eligible Employees   Initial Sales Charge as a    Initial Sales Charge as a    Concession as % of
or Members                     % of Offering Price          % of Net Amount Invested     Offering Price
------------------------------ ---------------------------- ---------------------------- ----------------------------
------------------------------ ---------------------------- ---------------------------- ----------------------------
9 or Fewer                                2.50%                        2.56%                        2.00%
------------------------------ ---------------------------- ---------------------------- ----------------------------
------------------------------ ---------------------------- ---------------------------- ----------------------------
At  least  10  but  not  more             2.00%                        2.04%                        1.60%
than 49
------------------------------ ---------------------------- ---------------------------- ----------------------------

         For purchases by Associations having 50 or more eligible employees or members, there is no initial sales charge on purchases of Class A shares, but those shares are subject to the Class A contingent deferred sales charge described in the applicable fund's Prospectus.

         Purchases made under this arrangement qualify for the lower of either the sales charge rate in the table based on the number of members of an Association, or the sales charge rate that applies under the Right of
Accumulation described in the applicable fund's Prospectus and Statement of Additional Information. Individuals who
qualify under this arrangement for reduced sales charge rates as members of Associations also may purchase shares for their individual or custodial accounts at these reduced sales charge rates, upon request to the Distributor.

         - -  Waiver of Class A Sales Charges for Certain Shareholders.  Class A shares purchased by the following investors are not subject to any Class A initial or contingent deferred sales charges:
              -   Shareholders who were shareholders of the AMA Family of Funds on February 28, 1991 and who
                  acquired shares of any of the Former Quest for Value Funds by merger of a portfolio of the AMA
                  Family of Funds.
              -   Shareholders who acquired shares of any Former Quest for Value Fund by merger of any of the portfolios of the Unified Funds.
         - -  Waiver of Class A Contingent Deferred Sales Charge in Certain Transactions.  The Class A contingent deferred sales charge will not apply to redemptions of Class A shares purchased by the following investors who were shareholders of any Former Quest for Value Fund:

         Investors who purchased Class A shares from a dealer that is or was not permitted to receive a sales load or redemption fee imposed on a shareholder with whom that dealer has a fiduciary relationship, under the Employee
Retirement Income Security Act of 1974 and regulations adopted under that law.

B.  Class A, Class B and Class C Contingent Deferred Sales Charge Waivers.

         - -  Waivers for Redemptions of Shares Purchased Prior to March 6, 1995.  In the following cases, the contingent deferred sales charge will be waived for redemptions of Class A, Class B or Class C shares of an
Oppenheimer fund. The shares must have been acquired by the merger of a Former Quest for Value Fund into the fund or by exchange from an Oppenheimer fund that was a Former Quest for Value Fund or into which such fund merged. Those shares must have been purchased prior to March 6, 1995 in connection with:
                  -        withdrawals  under an  automatic  withdrawal  plan  holding  only either Class B or Class C shares if the annual  withdrawal  does not exceed 10% of the  initial  value of the  account  value, adjusted annually, and
                  -        liquidation of a  shareholder's  account if the aggregate net asset value of shares held in the account is less than the required minimum value of such accounts.

         - -  Waivers for Redemptions of Shares Purchased on or After March 6, 1995 but Prior to November 24, 1995.
In the following cases, the contingent deferred sales charge will be waived for redemptions of Class A, Class B or
Class C shares of an Oppenheimer fund. The shares must have been acquired by the merger of a Former Quest for Value
Fund into the fund or by exchange from an Oppenheimer fund that was a Former Quest For Value Fund or into which such
Former Quest for Value Fund merged. Those shares must have been purchased on or after March 6, 1995, but prior to
November 24, 1995:
-        redemptions  following the death or  disability of the  shareholder(s)  (as evidenced by a  determination  of total disability by the U.S. Social Security Administration);
-        withdrawals  under an  automatic  withdrawal  plan (but only for Class B or Class C shares)  where the annual withdrawals do not exceed 10% of the initial value of the account value; adjusted annually, and
                  -        liquidation of a  shareholder's  account if the aggregate net asset value of shares held in the account is less than the required minimum account value.

         A shareholder's account will be credited with the amount of any contingent deferred sales charge paid on the redemption of any Class A, Class B or Class C shares of the Oppenheimer fund described in this section if the proceeds are invested in the same Class of shares in that fund or another Oppenheimer fund within 90 days after redemption.

     V. Special Sales Charge Arrangements for Shareholders of Certain Oppenheimer Funds Who Were Shareholders of
                                     Connecticut Mutual Investment Accounts, Inc.

The initial and contingent deferred sale charge rates and waivers for Class A and Class B shares described in the respective Prospectus (or this Appendix) of the following Oppenheimer funds (each is referred to as a "Fund" in this section):
     Oppenheimer U. S. Government Trust,
     Oppenheimer Bond Fund,
     Oppenheimer Value Fund and
     Oppenheimer Disciplined Allocation Fund
are modified as described below for those Fund shareholders who were shareholders of the following funds (referred to as the "Former Connecticut Mutual Funds") on March 1, 1996, when OppenheimerFunds, Inc. became the investment adviser to the Former Connecticut Mutual Funds:

Connecticut Mutual Liquid Account                             Connecticut Mutual Total Return Account
Connecticut Mutual Government Securities Account              CMIA LifeSpan Capital Appreciation Account
Connecticut Mutual Income Account                             CMIA LifeSpan Balanced Account
Connecticut Mutual Growth Account                             CMIA Diversified Income Account

A.  Prior Class A CDSC and Class A Sales Charge Waivers.

         -    Class A Contingent Deferred Sales Charge. Certain shareholders of a Fund and the other Former
Connecticut Mutual Funds are entitled to continue to make additional purchases of Class A shares at net asset value without a Class A initial sales charge, but subject to the Class A contingent deferred sales charge that was in effect prior to March 18, 1996 (the "prior Class A CDSC"). Under the prior Class A CDSC, if any of those shares are redeemed within one year of purchase, they will be assessed a 1% contingent deferred sales charge on an amount equal to the current market value or the original purchase price of the shares sold, whichever is smaller (in such redemptions, any shares not subject to the prior Class A CDSC will be redeemed first).

         Those shareholders who are eligible for the prior Class A CDSC are:
(1)      persons whose purchases of Class A shares of a Fund and other Former Connecticut Mutual Funds were $500,000 prior to March 18, 1996, as a result of direct purchases or purchases pursuant to the Fund's policies on Combined Purchases or Rights of Accumulation, who still hold those shares in that Fund or other Former Connecticut Mutual Funds, and
(2)      persons whose intended purchases under a Statement of Intention entered into prior to March 18, 1996, with the former general distributor of the Former Connecticut Mutual Funds to purchase shares valued at
                $500,000 or more over a 13-month period entitled those persons to purchase shares at net asset value without being subject to the Class A initial sales charge.

         Any of the Class A shares of a Fund and the other Former Connecticut Mutual Funds that were purchased at net asset value prior to March 18, 1996, remain subject to the prior Class A CDSC, or if any additional shares are purchased by those shareholders at net asset value pursuant to this arrangement they will be subject to the prior
Class A CDSC.

         -    Class A Sales Charge Waivers. Additional Class A shares of a Fund may be purchased without a sales charge, by a person who was in one (or more) of the categories below and acquired Class A shares prior to March 18,
1996, and still holds Class A shares:
(1)      any purchaser, provided the total initial amount invested in the Fund or any one or more of the Former
                Connecticut Mutual Funds totaled $500,000 or more, including investments made pursuant to the
                Combined Purchases, Statement of Intention and Rights of Accumulation features available at the time of the initial purchase and such investment is still held in one or more of the Former Connecticut
                Mutual Funds or a Fund into which such Fund merged;
(2)      any participant in a qualified plan, provided that the total initial amount invested by the plan in the
                Fund or any one or more of the Former Connecticut Mutual Funds totaled $500,000 or more;
(3)      Directors of the Fund or any one or more of the Former Connecticut Mutual Funds and members of their immediate families;
(4)      employee benefit plans sponsored by Connecticut Mutual Financial Services, L.L.C. ("CMFS"), the prior distributor of the Former Connecticut Mutual Funds, and its affiliated companies;
(5)      one or more members of a group of at least 1,000 persons (and persons who are retirees from such group)
                engaged in a common business, profession, civic or charitable endeavor or other activity, and the spouses and minor dependent children of such persons, pursuant to a marketing program between CMFS and such group; and
(6)      an institution acting as a fiduciary on behalf of an individual or individuals, if such institution was directly compensated by the individual(s) for recommending the purchase of the shares of the Fund or any one or more of the Former Connecticut Mutual Funds, provided the institution had an agreement with CMFS.

         Purchases of Class A shares made pursuant to (1) and (2) above may be subject to the Class A CDSC of the
Former Connecticut Mutual Funds described above.

         Additionally, Class A shares of a Fund may be purchased without a sales charge by any holder of a variable annuity contract issued in New York State by Connecticut Mutual Life Insurance Company through the Panorama Separate
Account which is beyond the applicable surrender charge period and which was used to fund a qualified plan, if that holder exchanges the variable annuity contract proceeds to buy Class A shares of the Fund.

B.  Class A and Class B Contingent Deferred Sales Charge Waivers.

In addition to the waivers set forth in the Prospectus and in this Appendix, above, the contingent deferred sales charge will be waived for redemptions of Class A and Class B shares of a Fund and exchanges of Class A or Class B shares of a Fund into Class A or Class B shares of a Former Connecticut Mutual Fund provided that the Class A or
Class B shares of the Fund to be redeemed or exchanged were (i) acquired prior to March 18, 1996 or (ii) were acquired by exchange from an Oppenheimer fund that was a Former Connecticut Mutual Fund. Additionally, the shares of such Former Connecticut Mutual Fund must have been purchased prior to March 18, 1996:
(1)      by the estate of a deceased shareholder;
(2)      upon the disability of a shareholder, as defined in Section 72(m)(7) of the Internal Revenue Code;
(3)      for retirement distributions (or loans) to participants or beneficiaries from retirement plans qualified under Sections 401(a) or 403(b)(7)of the Code, or from IRAs, deferred compensation plans created under Section 457 of the Code, or other employee benefit plans;
(4)      as tax-free returns of excess contributions to such retirement or employee benefit plans;
(5)      in whole or in part, in connection with shares sold to any state, county, or city, or any instrumentality, department, authority, or agency thereof, that is prohibited by applicable investment laws from paying a sales charge or concession in connection with the purchase of shares of any registered investment management company;
(6)      in connection with the redemption of shares of the Fund due to a combination with another investment company by virtue of a merger, acquisition or similar reorganization transaction;
(7)      in connection with the Fund's right to involuntarily redeem or liquidate the Fund;
(8)      in connection with automatic redemptions of Class A shares and Class B shares in certain retirement plan accounts pursuant to an Automatic Withdrawal Plan but limited to no more than 12% of the original value annually; or
(9)      as involuntary redemptions of shares by operation of law, or under procedures set forth in the Fund's
                Articles of Incorporation, or as adopted by the Board of Directors of the Fund.

VI.                   Special Reduced Sales Charge for Former Shareholders of Advance America Funds, Inc.

Shareholders of Oppenheimer Municipal Bond Fund, Oppenheimer U.S. Government Trust, Oppenheimer Strategic Income
Fund and Oppenheimer Capital Income Fund who acquired (and still hold) shares of those funds as a result of the reorganization of series of Advance America Funds, Inc. into those Oppenheimer funds on October 18, 1991, and who held shares of Advance America Funds, Inc. on March 30, 1990, may purchase Class A shares of those four Oppenheimer funds at a maximum sales charge rate of 4.50%.

            VII. Sales Charge Waivers on Purchases of Class M Shares of Oppenheimer Convertible Securities
                                                         Fund

Oppenheimer Convertible Securities Fund (referred to as the "Fund" in this section) may sell Class M shares at net asset value without any initial sales charge to the classes of investors listed below who, prior to March 11, 1996, owned shares of the Fund's then-existing Class A and were permitted to purchase those shares at net asset value without sales charge:
-        the Manager and its affiliates,
-        present or former officers, directors, trustees and employees (and their "immediate families" as defined in the Fund's Statement of Additional Information) of the Fund, the Manager and its affiliates, and retirement plans established by them or the prior investment advisor of the Fund for their employees,
-        registered management investment companies or separate accounts of insurance companies that had an agreement with the Fund's prior investment advisor or distributor for that purpose,
-        dealers or brokers that have a sales agreement with the Distributor, if they purchase shares for their own accounts or for retirement plans for their employees,
-        employees and registered representatives (and their spouses) of dealers or brokers described in the preceding section or financial institutions that have entered into sales arrangements with those dealers or brokers (and whose identity is made known to the Distributor) or with the Distributor, but only if the purchaser certifies to the Distributor at the time of purchase that the purchaser meets these qualifications,
-        dealers, brokers, or registered investment advisors that had entered into an agreement with the Distributor or the prior distributor of the Fund specifically providing for the use of Class M shares of the Fund in specific investment products made available to their clients, and
-        dealers, brokers or registered investment advisors that had entered into an agreement with the Distributor or prior distributor of the Fund's shares to sell shares to defined contribution employee retirement plans for which the dealer, broker, or investment advisor provides administrative services.

----------------------------------------------------------------------------------------------------------------------
Oppenheimer Quest Opportunity Value Fund
----------------------------------------------------------------------------------------------------------------------

Internet Web Site:
         WWW.OPPENHEIMERFUNDS.COM
         ------------------------

Investment Adviser
         OppenheimerFunds, Inc.
         498 Seventh Avenue
         New York, New York 10018

Sub-Advisor
         OpCap Advisors
         1345 Avenue of the Americas, 49th Floor
         New York, New York 10105-4800

Distributor
         OppenheimerFunds Distributor, Inc.
         498 Seventh Avenue
         New York, New York 10018

Transfer Agent
         OppenheimerFunds Services
         P.O. Box 5270
         Denver, Colorado 80217
         1.800.525.7048

Custodian Bank
         Citibank, N.A.
         111 Wall Street
         New York, New York 10005

Independent Accountants
         KPMG LLP
         707 Seventeenth Street
         Denver, Colorado 80202

Legal Counsel
         Mayer, Brown, Rowe & Maw
         1675 Broadway
         New York, New York
         10019-5820

236SAI_0202.